UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒      Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CASEY'S GENERAL STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholders:
I am pleased to invite you to attend the annual meeting of shareholders of Casey’s General Stores, Inc., to be held at 8:30 a.m. Central Time on September 3, 2025. The annual meeting will be held online in virtual format only, via live audio webcast at:
www.virtualshareholdermeeting.com/CASY2025
The Notice of Annual Meeting and Proxy Statement describe the matters to be considered and voted upon. At the virtual annual meeting, you will have an opportunity to vote and submit your questions through the webcast site.
Whether or not you attend the virtual annual meeting, it is important that your shares are represented. If you request a paper copy of the proxy materials, please promptly complete and return the proxy card or voter instruction form. Alternatively, you may vote by telephone or through the Internet as described below in the Proxy Statement.
On behalf of the Board of Directors and Casey’s leadership team, thank you for your support.
Sincerely,

Darren M. Rebelez
Board Chair, President and Chief Executive Officer
July 23, 2025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 3, 2025
8:30 a.m. Central Time
www.virtualshareholdermeeting.com/CASY2025
The 2025 annual shareholders’ meeting (the “Annual Meeting”) of Casey’s General Stores, Inc. will be held as follows:

Date and Time	Location – Virtual Meeting Only	Record Date	Mailing Date
September 3, 2025 8:30 a.m. Central Time	www.virtualshareholdermeeting.com/CASY2025	June 30, 2025	On or around July 23, 2025
We encourage you to access the Annual Meeting webcast prior to the start time.	The Annual Meeting is virtual only via live audio webcast – there is no physical location for the meeting. You can ask questions and vote during the meeting.	Shareholders of record at the close of business on the record date are entitled to vote at the Annual Meeting.	Proxy materials are first being distributed or made available as of the mailing date.

At the meeting, the following items will be considered and acted upon, as described further in the Proxy Statement:

1	To elect eleven directors to serve until the next annual shareholders’ meeting and until their successors are elected and qualified
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2026
3	To hold an advisory vote on our named executive officer compensation
4	To approve the Casey’s General Stores, Inc. 2025 Stock Incentive Plan
5	Shareholder proposal regarding Scope 3 greenhouse gas reduction targets, if properly presented at the Annual Meeting
6	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof

Your vote is important. It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting. You can vote by any of the following methods:

Internet	Telephone	Mail	At the Annual Meeting
You may vote on the Internet at www.proxyvote.com.	You may vote by touch-tone telephone by calling 1-800-690-6903 or the number on your voter instruction form.	If you received/requested paper proxy materials, return your completed/signed proxy card or voter instruction form in the postage-paid envelope provided.	You may vote during the Annual Meeting on the virtual meeting website, listed above. See pages 5-8 for further details.
You will need the 16-digit control number included in your notice, proxy card or voter instruction form in order to vote.

By Order of the Board of Directors,

Scott Faber
Vice President, Deputy General Counsel and
Corporate Secretary
July 23, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 3, 2025
The Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report are available at http://materials.proxyvote.com/147528

SECTION	PG.

SECTION (cont.)	PG.

PROXY STATEMENT SUMMARY
2025 FISCAL YEAR FINANCIAL SUMMARY
Casey’s is the third largest convenience store retailer in the United States – highlights include:

Casey’s – At-a-Glance
2,904 Stores	19 U.S. States	49,000 Team Members	$15.9 billion FY25 Revenue	9 million Casey’s Rewards Members

Casey’s once again delivered exceptional performance for its shareholders during the 2025 fiscal year – highlights include (as compared to the 2024 fiscal year-end):

Net Income	EBITDA*	Share Price	Diluted EPS
$546.5 million ↑ $501.9 million (FY24)	$1.2 billion ↑ $1.06 billion (FY24)	$462.59 ↑ $319.58 (FY24)	$14.64 ↑ $13.43 (FY24)
8.8% increase	13.2% increase	30.9% increase	8.2% increase
*EBITDA is a non-GAAP measure defined as net income before net interest expense, income taxes, depreciation and amortization. See Appendix A for reconciliation of net income to EBITDA.

In addition, Casey’s built or acquired 270 stores during the 2025 fiscal year (the most in Company history), which included the acquisition of Fikes Wholesale and its 198 CEFCO convenience stores, expanding our footprint in Texas and including the new operating states of Florida and Alabama.
2025 ANNUAL MEETING DETAILS

September 3, 2025 8:30 a.m. CT	www.virtualshareholdermeeting.com/CASY2025 (virtual only – there is no physical meeting location)	Record Date: June 30, 2025
Proposals	Description	Board’s Voting Recommendation
1. Election of Directors	To elect eleven directors to serve until the next annual shareholders’ meeting and until their successors are elected and qualified	✔ FOR each nominee
2. Ratify Auditors	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2025	✔ FOR
3. Say on Pay	To hold an advisory vote on our named executive officer compensation	✔ FOR
4. 2025 Stock Incentive Plan	To approve the Casey’s General Stores, Inc. 2025 Stock Incentive Plan	✔ FOR
5. Shareholder Proposal	Shareholder proposal regarding Scope 3 greenhouse gas reduction targets, if properly presented at the Annual Meeting	☒ AGAINST

Notice & Proxy Statement	1

VOTING ROADMAP
Proposal 1 Summary: Election of Directors
**The Board recommends a vote FOR all director nominees**
Nominees	Div.	Age	Director Since	Current Committees			Nominee Composition* / Highlights
				A	NCG	C/HC
Darren M. Rebelez Board Chair President and CEO, Casey’s General Stores, Inc.	✔	59	2019				Demographics Average Age = 61.7 years Average Tenure = 5.8 years Gender Diversity = 5 of 11 female (45%) Racial/Ethnic Diversity = 4 of 11 diverse (36%)
Judy A. Schmeling (I) Lead Independent Director Former COO, HSN, Inc. and President, Cornerstone Brands	✔	65	2018		M
Sri Donthi (I) Chief Information Officer, Ralph Lauren Corporation	✔	58	2022	M
Governance Practices
✔ Annual election of directors
✔
Majority voting in uncontested elections
✔
Robust Lead Independent Director duties
✔
All directors independent other than CEO
✔
All committee members are independent
✔
Regular executive sessions
✔
Meaningful stock ownership requirements
✔
Proxy access (3/3/20/20)
✔
Single voting class of securities
✔
Robust code of conduct/ethics
✔
Regular board/committee self-assessments
✔
Director over-boarding limits
✔
Strong corporate governance guidelines
✔
ESG oversight by the Nom./Gov. Committee

Donald E. Frieson (I) Retired Executive VP, Supply Chain, Lowe’s Companies, Inc.	✔	67	2018			M
Cara K. Heiden (I) Retired Co-President, Wells Fargo Home Mortgage	✔	69	2017	C*
David K. Lenhardt (I) Former President and CEO, PetSmart, Inc.		56	2018		C
Maria Castañón Moats (I) Retired Partner, PricewaterhouseCoopers, LLP	✔	57	2024	M*
(I) = Independent
Div. = Diversity (gender, race, or ethnicity)
C = Chair
M = Member
A = Audit
* = Audit Committee Financial Expert
NCG = Nominating and Corporate Gov.
C/HC = Compensation and Human Capital

Larree M. Renda (I) Retired Executive VP, Safeway, Inc.	✔	67	2014		M
Michael Spanos (I) CEO, Bloomin’ Brands, Inc.		59	2022	M*
Gregory A. Trojan (I) Former CEO, BJ’s Restaurants, Inc.		66	2021			C
Allison M. Wing (I) CEO, Oobli, Inc.	✔	58	2018			M

Notice & Proxy Statement	2

Proposal 2 Summary: Ratify Independent Registered Public Accounting Firm
**The Board recommends a vote FOR ratification of KPMG**

Summary Information About KPMG

The Audit Committee has selected KPMG LLP to act as its independent registered public accounting firm for the fiscal year ending
April 30, 2026, and seeks ratification of the selection. KPMG has been the Company’s auditor since 1987.

Proposal 3 Summary: “Say on Pay”
**The Board recommends a vote FOR its NEO compensation**

FY25 Named Executive Officers	Compensation Governance
Darren M. Rebelez President and CEO
What We Do – Best Practices
✔ Strong pay for performance
✔
Incentive pay with multiple metrics tied to long-term shareholder value
✔
Meaningful stock ownership requirements for officers
✔
Double-trigger change of control provisions
✔
Independent compensation consultant
✔
Annual “say on pay” vote

What We Don’t Do
☒
No guaranteed incentive payments
☒
No uncapped incentive compensation opportunities
☒
No hedging or pledging of Company stock
☒
No tax gross-ups
☒
No excessive benefits or perquisites
☒
No single-trigger change of control provisions

“Say on Pay” Results: 2022: 97.0%, 2023: 97.6%, 2024: 97.9%
⯀
Pay program in FY25 was substantially the same as FY24, which as noted, our shareholders overwhelmingly supported

Stephen P. Bramlage, Jr. Chief Financial Officer
Ena Williams Chief Operating Officer
Thomas P. Brennan Chief Merchandising Officer
Chad M. Frazell Chief Human Resources Officer

FY25 Direct Compensation Elements
Element	Purpose	FY25 Metrics
Base Salary	Attracts and retains executives by providing competitive fixed annual cash compensation	Evaluated annually based on market and peer group data and individual and Company performance
Annual Incentive Program (“AIP”)	Performance based pay that delivers annual cash incentives when key financial/operating targets are met or exceeded	⯀ 60% - EBITDA ⯀ 40% - same store sales growth (inside sales)
Long-Term Incentive Program (“LTIP”)	Performance and time-based equity compensation to attract, retain and reward executives when key financial/operating targets are met or exceeded over a three-year performance period	⯀ 75% PSUs (1/2 ROIC, 1/2 EBITDA) (+/- 25% rTSR modifier based on top/bottom quartile TSR) ⯀ 25% time-based RSUs

Notice & Proxy Statement	3

FY25 Overall Pay Mix				Incentive Highlights
Target Direct Comp. Mix (CEO):				FY25 AIP Payout: Due to the exceptional financial performance of the Company during the 2025 fiscal year, including record EBITDA of $1.2 billion, the 2025 AIP achieved a payout of 109% of target.

Sal.	AIP	LTIP	= 89% at-risk
11%	17%	72%

Target Direct Comp. Mix (other NEO avg.):
FY23-FY25 LTIP Payout: Due to the continued long-term financial success of the Company, the LTIP PSU awards granted during the 2023 fiscal year vested at 200% of target for the ROIC PSUs and 200% of target for the EBITDA PSUs. In addition, due to the Company’s outstanding total shareholder return (TSR) at the 94th percentile relative to the S&P 500 over such period (with actual TSR of 120%), the rTSR PSU modifier was achieved, resulting in a 25% increase in PSUs actually awarded, for a total LTIP payout at 250% of target.

Sal.	AIP	LTIP	= 76% at-risk
24%	21%	55%

Proposal 4 Summary: 2025 Stock Incentive Plan
**The Board recommends a vote FOR the 2025 Stock Incentive Plan**

2025 Stock Incentive Plan

In June 2025, the Board approved the Casey’s General Stores, Inc. 2025 Stock Incentive Plan (the “2025 Plan”), subject to approval by our shareholders at the Annual Meeting. The Plan is intended to replace and supersede the Casey’s General Stores, Inc. 2018 Stock Incentive Plan, under which no new awards will be allowed to be granted as of the 2025 Plan’s effective date. If approved by our shareholders at the Annual Meeting, the 2025 Plan will have a 10-year term with 1,650,000 shares of common stock available for issuance under the 2025 Plan pursuant to any form of equity awards permitted thereunder.

Proposal 5 Summary: Shareholder Proposal
**The Board recommends a vote AGAINST the shareholder proposal**

Shareholder Proposal Regarding Scope 3 Greenhouse Gas Reduction Targets
The Board recommends a vote against the shareholder proposal.

Notice & Proxy Statement	4

ANNUAL MEETING FAQs
Why am I receiving these materials?
The Company’s Board of Directors, through the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Shareholders, this Proxy Statement and the proxy card, is soliciting your vote on matters being submitted for shareholder approval at the Company’s 2025 annual shareholders’ meeting (the “Annual Meeting”) and any adjournments or postponements thereof.
When is the Annual Meeting?
The 2025 Annual Meeting will be held at 8:30 a.m. Central Time on September 3, 2025.
Is the Annual Meeting being held in a virtual only format?
Yes. Due to strong virtual shareholder participation, and to provide the opportunity for shareholders in a broader geography to attend, the Annual Meeting will be virtual only, via live audio webcast at www.virtualshareholdermeeting.com/CASY2025. There is no in-person option to attend the Annual Meeting. We encourage you to access the webcast prior to the start time of 8:30 am Central Time. If you encounter any difficulties accessing the virtual meeting, please call: (844) 976-0738 (toll-free), or (303) 562-9301 (international).
Do I need anything to attend the Annual Meeting?
Yes. To participate in the Annual Meeting, you will need Internet access and the 16-digit control number included on your Notice, proxy card or voting instruction form. When accessing the meeting website, insert the control number where indicated.
Can I vote my shares at the virtual Annual Meeting format?
Yes. You will be able to vote your shares electronically during the Annual Meeting by following the voting prompts at www.virtualshareholdermeeting.com/CASY2025.
Can I ask questions through the virtual Annual Meeting format, and are there any rules for questions?
We are committed to ensuring that shareholders be afforded the same rights and opportunities to participate as they would at an in-person meeting, which includes the ability to ask questions of our Board, senior leadership team and a representative from our independent registered public accounting firm, KPMG LLP, during the allotted question and answer session that follows adjournment of the formal business of the Annual Meeting. The Board Chair (or designee) may exercise discretion as to the order in which questions are asked and the amount of time devoted to any one question, and we reserve the right to edit or reject questions we deem profane or otherwise inappropriate. In addition, we will not entertain questions that are (i) not pertinent to meeting matters or the business of the Company, (ii) related to material non-public information of the Company, (iii) related to personal grievances, (iv) derogatory references to individuals or that are otherwise in bad taste, (v) repetitious of statements made by another shareholder, or (vi) related to pending or threatened litigation (see the Annual Meeting rules and procedures on the meeting website).
To submit your question the day of the Annual Meeting, beginning at 8:15 a.m. Central Time, log into www.virtualshareholdermeeting.com/CASY2025, click on the Q&A button, type your question into the “Submit a Question” field, and click “Submit”. If time does not allow for all questions, or a shareholder has a question after the annual meeting, please direct those questions to Brian J. Johnson, Senior VP – Investor Relations and Business Development, Casey’s General Stores, Inc., One SE Convenience Blvd., Ankeny, Iowa 50021.
Do I need to be a shareholder to attend the Annual Meeting?
No. The Annual Meeting will be accessible to anyone who is interested by visiting www.virtualshareholdermeeting.com/CASY2025; however, non-shareholders will not be permitted to vote or submit questions through the meeting website.
What is the record date for the Annual Meeting?
The record date for the Annual Meeting is June 30, 2025 (the “Record Date”).
What is the mailing date for the Annual Meeting?
This Proxy Statement and the proxy card are first being provided and/or made available on or about July 23, 2025, to each holder of record of common stock, no par value per share (“Common Stock”), of the Company at the close of business on the Record Date.

Notice & Proxy Statement	5

How many shares of Common Stock were issued and outstanding on the Record Date?
There were 37,180,985 shares of Common Stock issued and outstanding on the Record Date. Each share of Common Stock will be entitled to one vote on all matters.
What are the agenda items for the Annual Meeting?
At the Annual Meeting, shareholders will vote on the following matters (i) to elect eleven directors to serve until the next annual shareholders’ meeting and until their successors are elected and qualified; (ii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2026; (iii) to hold an advisory vote on our named executive officer compensation; (iv) to approve the Casey’s General Stores, Inc. 2025 Stock incentive Plan; (v) to vote on one shareholder proposal, if properly presented at the Annual Meeting, and (vi) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
Are there any other items of business to be conducted at the Annual Meeting?
The Board is not aware as of this date of any other matters proposed to be presented at the Annual Meeting other than those set forth herein. However, the persons named on the proxy card will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment.
Who is entitled to vote at the Annual Meeting?
The only securities eligible to vote at the Annual Meeting are shares of Common Stock. Only holders at the close of business on the Record Date of June 30, 2025, are entitled to vote. Each share represents one vote, and all shares vote together as a single class. A list of shareholders entitled to notice of the Annual Meeting is on file at the Company’s office located at One SE Convenience Blvd., Ankeny, Iowa 50021, and will be available electronically to shareholders on the virtual meeting website during the Annual Meeting.
How many shares are required for a quorum?
The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Shareholders are entitled to one vote per share. Shares held by shareholders abstaining from voting but otherwise present at the meeting in person or by proxy (“abstentions”), and broker shares that are not voted on a particular proposal because the broker does not have discretionary voting power for that proposal and have not received voting instructions from the beneficial owner (“broker non-votes”), are included in determining whether a quorum is present.
What vote is required for Proposal 1 – election of directors?
For Proposal 1, every shareholder has the right to vote each share of Common Stock owned by such shareholder on the Record Date for as many persons as there are directors to be elected. Cumulative voting is not permitted. The Company’s Articles of Incorporation provide for a majority voting standard in uncontested elections, meaning that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee (a “Majority Vote”). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for Proposal 1.
What if a director nominee does not receive a Majority Vote?
The Company’s Corporate Governance Guidelines provide that any director in an uncontested election who does not receive a Majority Vote is expected to tender his or her resignation as a director. All of the current directors have tendered irrevocable resignations to the Company that will be effective if that director does not receive a Majority Vote and the Board accepts such resignation.
What vote is required for Proposal 2 – ratification of independent registered public accounting firm?
Proposal 2 requires the affirmative vote of the majority of the votes cast on the proposal, meaning that the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal. Abstentions will not be counted as votes cast and will have no effect on the results of the vote for Proposal 2. Broker non-votes are not expected for Proposal 2.
What vote is required for Proposal 3 – advisory vote on named executive officer compensation (“say-on-pay”)?
Proposal 3 requires the affirmative vote of the majority of the votes cast on the proposal, meaning that the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for Proposal 3.

Notice & Proxy Statement	6

What vote is required for Proposal 4 – approval of 2025 Stock Incentive Plan?
Proposal 4 requires the affirmative vote of the majority of the votes cast on the proposal, meaning that the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for Proposal 4.
What vote is required for Proposal 5 – shareholder proposal?
Proposal 5 requires the affirmative vote of the majority of the votes cast on the proposal, meaning that the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for Proposal 5.
How do I vote my shares?
You may vote at the Annual Meeting through the virtual meeting website at www.virtualshareholdermeeting.com/CASY2025 or by submitting a completed proxy.
What is a proxy?
By submitting a proxy, you are legally authorizing another person to vote your shares. The proxy card designates Darren M. Rebelez and Judy A. Schmeling to vote your shares in accordance with the voting instructions you indicate on your proxy card. If you submit your proxy card designating Mr. Rebelez and Ms. Schmeling as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement. If any matters, other than those in this Proxy Statement, are properly raised at the Annual Meeting, these individuals will have the authority to vote your shares on those matters in accordance with their discretion and judgment.
How do I vote by submitting a completed proxy?
Mail: You can vote your shares by mail by requesting a paper copy of the proxy materials by following the instructions on the Notice and promptly returning your completed proxy card in the envelope provided. For your proxy to be validly submitted and your shares to be voted in accordance with your instructions, mail your proxy card in time for it to be received by the morning of September 3, 2025.
Telephone: You can vote your shares by calling the toll-free number indicated on your proxy card at any time on a touch-tone telephone and following the recorded instructions. If you vote by telephone, you may submit your voting instructions until 11:59 pm Eastern Time on September 2, 2025. If you are a beneficial owner, or you hold your shares in “street name,” contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.
Internet (prior to the Annual Meeting): You can vote your shares on the Internet by going to the website indicated on your proxy card and following the steps outlined. If you vote on the Internet, you may submit your voting instructions until 11:59 pm Eastern Time on September 2, 2025. If you are a beneficial owner, or you hold your shares in “street name,” contact your bank, broker or other holder of record to determine whether you will be able to vote on the Internet.
What if I hold shares through the Company’s 401(k) Plan?
If you hold shares through the Company’s 401(k) Plan (the “401K Plan”), the shares are not registered in your name, and your name will not appear in the Company’s register of shareholders. Instead, your shares are registered in the name of a trust, administered by Principal Trust Company (the “Trustee”). Only the Trustee will be able to vote your shares, even if you attend the Annual Meeting. You can direct the voting of the shares allocated to your account—including changing or revoking a previously submitted vote—on the Internet, by telephone or by mail on a proxy instruction card, but cannot direct the voting of your 401K Plan shares at the meeting. If voting instructions for shares in the 401K Plan are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other 401K Plan participants. To allow time for the Trustee to tabulate the vote of the 401K Plan shares, participant instructions must be received before 11:59 pm Eastern Time on August 28, 2025.
Can I change my vote?
Yes. If you have previously submitted a proxy card, you may change any vote you may have cast by following the instructions on the proxy card to vote by telephone or on the Internet, or by completing, signing, dating and returning a new proxy card, or by attending the Annual Meeting and voting your shares. If your shares are registered in the “street name” of a bank, broker or other holder of record, please contact the applicable bank, broker or record holder for instructions on how to change or revoke your vote.

Notice & Proxy Statement	7

Is my proxy revocable?
Yes. Your proxy is revocable. If you are a shareholder of record, you may revoke it by mail before the Annual Meeting by sending a written notice to Scott Faber, Corporate Secretary, Casey’s General Stores, Inc., One SE Convenience Blvd., Ankeny, Iowa 50021. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions. Please mail any new proxy card in time for it to be received by the morning of September 2, 2025. If you are a shareholder of record and you voted your proxy card by telephone or on the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 pm Eastern Time on September 2, 2025. You also may revoke your proxy card by attending the Annual Meeting and voting your shares. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.
What if I hold my shares in “street name” through a bank or broker?
If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “Nominee”), your name will not appear in the Company’s register of shareholders. Your Nominee, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your Nominee, your Nominee will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items—those shares are treated as broker non-votes. Proposal 1—election of directors, Proposal 3—executive officer compensation, Proposal 4—2025 Stock Incentive Plan, and Proposal 5—shareholder proposal, are “non-discretionary” items for any Nominee holding shares on your behalf. As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted, your Nominee will not be able to vote your shares on these proposals. Note that even if you attend the virtual Annual Meeting, you cannot vote the shares that are held by your Nominee unless you have a proxy from your Nominee. If you do not provide instructions to your Nominee and your Nominee does not vote your shares on your behalf with respect to Proposal 2—ratification of the selection of the independent registered public accounting firm, which is a “discretionary” item, your shares will not be counted in determining whether a quorum is present for the Annual Meeting. If your Nominee exercises its “discretionary” authority to vote your shares on Proposal 2, your shares will be counted in determining whether a quorum is present for all matters presented at the Annual Meeting. We urge you to provide instructions to your Nominee so that your votes may be counted on these important matters. Please contact your Nominee for the deadlines for submission of your vote and for instructions on how to change or revoke your vote.
What is the Company’s mailing address?
The Company’s principal executive office mailing address is One SE Convenience Blvd., Ankeny, Iowa 50021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 3, 2025

To attend the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/CASY2025. Information on how to vote at the virtual Annual Meeting is available by contacting Scott Faber, Corporate Secretary at (515) 963-3802, or by writing to us at: Casey’s General Stores, Inc., Corporate Secretary, One SE Convenience Blvd., Ankeny, Iowa 50021.

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2025, are available at http://materials.proxyvote.com/147528. The Company also makes available, free of charge through its website—www.caseys.com, under the “Investor Relations” link at the bottom of each page—this Proxy Statement, the Annual Report to Shareholders, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”).

Notice & Proxy Statement	8

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nominee Selection Process
To ensure the Board is comprised of highly-talented and experienced individuals, the Nominating and Corporate Governance Committee (the “NCG Committee”) annually assesses the competencies and skills possessed by each director. The NCG Committee also considers the skills and competencies the Board, as a whole, should possess to provide effective oversight of the Company’s business. Based on that assessment and as otherwise deemed appropriate, the NCG Committee may establish search criteria for Board candidates, select suitable candidates for interviews and recommend appropriate candidates to the Board for consideration. Board candidates are considered based on various criteria, including relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of shareholders and relevant regulatory guidelines. These considerations are made in light of the needs of the Board at the particular point in time.
The director nominees have a broad skillset and diverse backgrounds across areas that are directly relevant to the long-term success of the Company:

Notice & Proxy Statement	9

Board Structure
The Board may consist of between seven and twelve persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships. The person filling a vacancy or a newly-created directorship serves until the next annual shareholders’ meeting following their election and until their successor is elected and qualified. All director nominees stand for annual election.
On June 5, 2024, the Board, based on a recommendation of the NCG Committee, increased the number of directors from ten to eleven, and appointed Ms. Castañón Moats to the Board effective July 1, 2024, during the 2025 fiscal year. At last year’s shareholders’ meeting, she was re-elected for an annual term, receiving over 99% support from our shareholders.
Board Leadership
The Board has no fixed policy with respect to the combination of the positions of Board Chair and CEO, as the Board believes that it is in the best interests of the Company and its shareholders for the Board to assess the Board leadership structure in light of the circumstances then existing. If the Board Chair is not an independent director, the independent directors will designate a lead independent director, selected from the independent directors, who will carry out those duties as set forth in the Company’s Corporate Governance Guidelines (the “Guidelines”).
Since June of 2023, Mr. Rebelez, our President and CEO, has also been the Board Chair. The Board believes that Mr. Rebelez’s inclusive leadership style, exceptional track record of success since his appointment as President and CEO in 2019, and deep understanding of the Company’s business, growth opportunities and challenges, makes him uniquely qualified to provide strong and effective leadership to the Board, foster a collaborative relationship between the Board and management, and promote alignment of the Company’s long-term strategic plan with its operational and financial execution. Since that time, Ms. Schmeling has been the Lead Independent Director (“LID”). The Board determined that her exceptional mix of strategic management skills and executive and outside board leadership experience (including outside board chair experience) was ideal for the role and responsibilities of LID and to serve as the primary liaison between the Board and management going forward.
The position of LID at Casey’s will be evaluated by the NCG Committee, and elected by the independent directors, on an annual basis, taking into consideration the needs of the Board and the Company at such time. The role itself has a clear mandate, significant authority and well-defined and robust responsibilities/duties under the Guidelines, which were significantly enhanced as part of Mr. Rebelez’s and Ms. Schmeling’s respective appointments to Board Chair and LID. The LID responsibilities/duties, as set forth in the Guidelines, include the following:
Board Leadership
•	Preside at all executive sessions of the independent directors and at any other meetings of the Board at which the Board Chair is not present, or otherwise at the Board Chair’s request
•	Serve as interim Board Chair if the Board Chair is unable to perform his or her duties
•
Participate in establishing, soliciting input from the independent directors for, and approving Board meeting agendas and the Board meeting calendar and schedule, and establish agendas for the executive sessions of the independent directors

•	Call meetings of the independent directors, if and as appropriate
•	Provide feedback regarding the quality, quantity, appropriateness and timeliness of information provided to the Board
•	Advise and recommend outside advisors and consultants who report to the Board, and authorize the retention of those who report directly to the independent directors
•	Where appropriate, consult with the Chief Legal Officer for advice and counsel in the course of fulfilling the LID’s duties
•	Serve as an independent contact for independent directors on matters deemed to be best discussed initially with the LID or in other situations where the Board Chair is unavailable
•	Collaborate with the Board Chair and the NCG Committee, and as appropriate, the Board, to develop and implement the procedures governing the Board’s work

Notice & Proxy Statement	10

Board Culture
•	Facilitate the efficient and effective functioning and performance of the Board and its committees, as appropriate
•
Along with the Board Chair, encourage and facilitate active and candid participation of all directors, including by fostering an environment of open dialogue and constructive feedback among the independent directors that ensures diverse viewpoints of all directors are heard

•	Facilitate discussion among the independent directors on key issues and concerns outside of Board meetings, in an effort to develop consensus between the independent directors
Internal Communication
•	Serve as the principal liaison between the independent directors and the Board Chair/CEO to facilitate clear communication, respect, and trust
•	Ensure smooth information flow by providing feedback to the Board Chair regarding issues discussed, views expressed, decisions made, etc. during executive sessions of the independent directors
•	Participate in discussions with the Board Chair regarding the results of the annual CEO, Board and committee performance evaluations
•	Meet regularly with the Board Chair outside of Board meetings
•	Review with the Corporate Secretary the LID responsibilities on an annual basis, and recommend to the Board for approval of any modifications or changes
Stakeholder Engagement
•
As deemed appropriate by the Board, be available for consultation and serve as a point of contact for direct communication with shareholders and other key constituents who request communication with independent directors

•	Act as a spokesperson on behalf of the Board in circumstances where it is appropriate for the Board to have a voice independent of management
Succession Planning, Performance Evaluations, Compensation and Development
•
Help facilitate, and participate in discussions with, the Compensation and Human Capital Committee, and as appropriate the independent directors and the Board, regarding: (i) CEO succession planning, (ii) the annual performance evaluation of the CEO, and (iii) CEO compensation

•
Help facilitate, and participate in discussions with, the NCG Committee, and as appropriate the independent directors and the Board, regarding: (i) recommendations for Board and committee composition, leadership and development, and Board succession, including the interview and selection process for Board candidates and the chair position for each Board committee; conduct interviews, along with the NCG Chair, of candidates for such positions, and (ii) the Board, committee and director self-assessment process

Nominees for Election at the Annual Meeting
The NCG Committee has recommended, and the Board has nominated, each of the eleven director nominees below to stand for election at the Annual Meeting, each for an annual term expiring in 2026. The Board believes that each nominee has demonstrated outstanding achievement in their careers, possesses personal and professional integrity and independent judgment, and has the necessary skills and qualifications to provide effective oversight, strategic guidance and contribute to the future success and growth of the Company.
It is intended that all proxies, unless contrary instructions are given thereon, will be voted FOR the election of the eleven director nominees. In the event of death or disqualification of any nominee, or the refusal or inability of any nominees to serve as a director, the proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board.
*THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
EACH OF THE ELEVEN DIRECTOR NOMINEES*

Notice & Proxy Statement	11

Information About the Director Nominees
I = Independent, A = Audit Committee, * = Audit Committee Financial Expert, NCG = Nominating and Corporate Governance Committee, C/HC = Compensation and Human Capital Committee

Nominee	Career Highlights	Relevant Board Skills
Darren M. Rebelez, 59 Board Chair President and CEO, Casey’s General Stores, Inc.	Casey’s General Stores, Inc. President/CEO (2019-Present) IHOP Restaurants (unit of Dine Brands Global) President (2015-2019) 7-Eleven, Inc. EVP/COO (2007-2014)
⯀
Public Company CEO Experience
⯀
Senior Business Operations Leadership
⯀
Consumer Products, Retail
⯀
Real Estate, Development, Construction
⯀
Marketing, Brand Management
⯀
M&A
⯀
Restaurant and Food Service
⯀
Corporate Strategy

Mr. Rebelez, the Company’s President, CEO and Board Chair, brings a wealth of experience as an executive in the convenience store and restaurant industries, most recently as the President of IHOP Restaurants, a unit of Dine Brands Global, Inc., which franchises and operates restaurants under the Applebee’s and IHOP brands. Prior to joining Dine Brands, Mr. Rebelez was employed by 7-Eleven, Inc., a convenience store chain, as Executive VP and COO. Before 7-Eleven, Mr. Rebelez held numerous management roles within ExxonMobil. In 2024, Mr. Rebelez was named by CSP as its “Retailer Leader of the Year.” His wide-ranging experience enables Mr. Rebelez to provide important insights to the Board regarding operations, marketing, digital engagement, product development, management and strategic planning.

Director since: 2019, Committees: None, Other public boards: Genuine Parts Company (since 2023), Globe Life (2010-2023)

Nominee	Career Highlights	Relevant Board Skills
Judy A. Schmeling, 65 (I) Lead Independent Director Former COO, HSN, Inc. and Former President, Cornerstone Brands	HSN, Inc. COO (2013-2017) EVP/CFO (2008-2017) EVP/CFO (2002-2008; when known as IAC Retailing) Financial/leadership positions (1994-2002) Cornerstone Brands (a division of HSN) President (2016-2017)
⯀
Senior Business Operations Leadership
⯀
Consumer Products, Retail
⯀
Digital Marketing, E-Commerce
⯀
Capital Markets, Investment Banking, Asset Management, IR
⯀
M&A
⯀
Finance, Accounting, Financial Reporting
⯀
Risk Management
⯀
Corporate Strategy

Ms. Schmeling, the Company’s Lead Independent Director, is a seasoned executive, bringing over 20 years of financial, operational and leadership experience with her from HSN, a leading interactive multichannel retailer and the first television shopping network. She has also served in various roles through multiple corporate transitions, including the spin-off of HSN from IAC and HSN’s integration of additional businesses. Throughout her career as an executive and a director at other public companies, Ms. Schmeling has been at the forefront of new and emerging industries and has developed extensive expertise in accounting/finance, and has significant experience with operations, treasury functions, tax, investor relations and corporate strategy. Ms. Schmeling was also named to the 2020 NACD Directorship 100, a list of directors who promote exemplary board leadership and oversight.

Director since: 2018, Committees: NCG, Other public boards: Constellation Brands, Inc. (2013-2024), Canopy Growth Corp. (2018-2024)

Notice & Proxy Statement	12

Nominee	Career Highlights	Relevant Board Skills
Sri Donthi, 58 (I) Chief Information Officer, Ralph Lauren Corporation
Ralph Lauren Corporation
CIO (2025-Present)

Advance Auto Parts, Inc.
EVP, CTO (2018-2025)

PepsiCo, Inc.
SVP/CIO, Frito-Lay, Global e-Commerce (2017-2018), AMENA, Global e-Commerce (2014-2017), Corporate Functions, Global Groups and Technology Services (2011-2014)
CIO, PepsiCo Int’l Transformation (2008-2011)
Global CTO (2006-2008)
VP, Global Infrastructure Management (2004-2006)

Motorola Information Technology
Management/leadership positions (1994-2004)
⯀ Senior Business Operations Leadership ⯀ Consumer Products, Retail ⯀ Digital Marketing, E-Commerce ⯀ IT, Security ⯀ Corporate Strategy

Mr. Donthi is a seasoned technology executive, bringing more than 23 years of experience leading and developing technology functions and IT infrastructure, and overseeing cybersecurity programs, in the retail and consumer products industries. He is currently serving as CIO for Ralph Lauren Corporation, a global leader in the design, marketing and distribution of luxury lifestyle products, where he is responsible for its overall technology strategy and transformation. Prior to joining Ralph Lauren Corporation, Mr. Donthi served as Executive VP, Chief Technology Officer of Advance Auto Parts, Inc. a leading automotive aftermarket parts provider, since 2018, where he was responsible for its overall IT organization, technology platforms and related strategic initiatives. Previously, he worked at PepsiCo, Inc. for 14 years in a number of leadership roles, most recently as SVP, CIO – Frito-Lay where his team led a comprehensive effort to digitize their core business, and SVP, CIO – PepsiCo Asia, Middle East and North Africa, where he was responsible for all IT-related services. Before PepsiCo, Mr. Donthi spent 10 years at Motorola in various IT leadership and operational roles.

Director since: 2022, Committees: Audit, Other public boards: None

Nominee	Career Highlights	Relevant Board Skills
Donald E. Frieson, 67 (I) Retired Executive Vice President, Supply Chain, Lowe’s Companies, Inc.
Lowe’s Companies, Inc.
EVP, Supply Chain (2018-2024)

Sam’s Club (division of Walmart)
EVP, Operations (2014-2017)
SVP, Replenishment, Planning & Real Estate (2012-2014)

Massmart Holdings (subsidiary of Walmart)
Chief Integration Officer (2011-2012)

Walmart, Inc.
SVP, Supply Chain Eastern U.S. (2010)
President, Central Division (2007-2010)
Operational/management positions (1999-2007)
⯀ Senior Business Operations Leadership ⯀ Consumer Products, Retail ⯀ Real Estate, Development, Construction ⯀ Supply Chain, Logistics, Distribution ⯀ Corporate Strategy

Mr. Frieson has over 30 years of sophisticated operations, logistics and supply chain experience, most recently as Executive VP, Supply Chain, of Lowe’s Companies, Inc., the world’s second largest home improvement retailer, where, prior to his retirement in 2024, he was responsible for its distribution centers, logistics, replenishment and planning, transportation and delivery services. Previously, he spent 19 years within the Walmart organization where he was Executive VP of Operations at Sam’s Club, responsible for all club operations, including supply chain, for more than 650 locations in the U.S. and Puerto Rico, and Senior VP of Supply Chain, where he led more than 30 distribution centers that supplied nearly 1,600 stores, supercenters and neighborhood markets.

Director since: 2018, Committees: C/HC, Other public boards: None

Notice & Proxy Statement	13

Nominee	Career Highlights	Relevant Board Skills
Cara K. Heiden, 69 (I) Retired Co-President, Wells Fargo Home Mortgage
Wells Fargo Home Mortgage
Co-President (2004-2011)
Head of National Consumer Lending (1998-2004)
Head of Loan Administration (1994-1997)
VP/CFO (1992-1994)

Wells Fargo Bank Iowa
SVP/CFO (1988-1992)
Financial leadership positions (1981-1988)

⯀
Senior Business Operations Leadership
⯀
Consumer Products, Retail
⯀
Marketing and Brand Management
⯀
M&A
⯀
Public Policy, Government Affairs, Regulatory, Compliance, Legal
⯀
Finance, Accounting, Financial Reporting
⯀
Risk Management
⯀
Corporate Strategy

Ms. Heiden has over 20 years of executive leadership experience in the financial services industry, serving in both regional and national roles in the Wells Fargo organization. Her successful financial services career led to her being named multiple times to U.S. Banker magazine’s list of “25 Most Powerful Women in Banking,” and she was elected to the Iowa Business Hall of Fame in 2019. Ms. Heiden’s extensive financial, strategy, marketing, operational, and consumer policy expertise will provide the Board with valuable insight in those key areas.

Director since: 2017, Committees: A* (Chair), Other public boards: None

Nominee	Career Highlights	Relevant Board Skills
David K. Lenhardt, 56 (I) Former President and Chief Executive Officer, PetSmart, Inc.	PetSmart, Inc. President/CEO (2013-2015) President/COO (2012-2013) Management/leadership positions (2000-2012) Bain & Company, Inc. Manager (1996-2000)
⯀
Public Company CEO Experience
⯀
Senior Business Operations Leadership
⯀
Consumer Products, Retail
⯀
Real Estate, Development, Construction
⯀
Capital Markets, Investment Banking, Asset Management, IR
⯀
M&A
⯀
Finance, Accounting, Financial Reporting
⯀
Risk Management
⯀
Corporate Strategy

Mr. Lenhardt is a seasoned executive, bringing over 15 years of operations, services and leadership experience with him from PetSmart, a leading specialty retailer of pet products and services, where he served three years as President and two years as President and CEO. During that time, Mr. Lenhardt successfully completed PetSmart’s strategic review process in 2014, which resulted in the sale of PetSmart to BC Partners for $8.7 billion in 2015, representing the highest equity valuation in its history. Prior to PetSmart, Mr. Lenhardt served as manager of Bain & Company, Inc., where he led consulting teams for retail, technology and e-commerce clients.

Director since: 2018, Committees: NCG (Chair), Other public boards: None

Nominee	Career Highlights	Relevant Board Skills
Maria Castañón Moats, 57 (I) Retired Partner, PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLC
Partner (2004-2024)
Leader, Governance Insights Center (2021-2024)
Vice-Chair, Mexico & US Assurance Leader (2016-2019)
Chief Diversity Officer (2011-2016)
Associate/Manager positions (1994-2004)
⯀ Senior Business Operations Leadership ⯀ Consumer Products, Retail ⯀ M&A ⯀ Finance, Accounting, Financial Reporting ⯀ Corporate Strategy

Ms. Castañón Moats is a seasoned public accounting and governance leader, bringing over 30 years of experience from PricewaterhouseCoopers, LLP (PwC), an international accounting and professional services firm. As a partner in the firm for over 20 years, Ms. Castañón Moats led PwC’s Governance Insights Center from 2021 to 2024, and held previous leadership roles as its Vice-Chair, Mexico & US Assurance Leader from 2016 to 2019, where she oversaw PwC’s national assurance practice and served on its US and Global Assurance Executive leadership teams, and was PwC’s Chief Diversity Officer from 2011 to 2016. Throughout her career, Ms. Castañón Moats regularly provided accounting, financial reporting, investigations and M&A services to both private and public clients across the retail, consumer and industrial products industries, and was named as number two on Fortune magazine’s inaugural “50 Most Powerful Latina’s List.”

Director since: 2024, Committees: A*, Other public boards: None

Notice & Proxy Statement	14

Nominee	Career Highlights	Relevant Board Skills
Larree M. Renda, 67 (I) Retired Executive VP, Safeway, Inc.	Safeway, Inc. EVP (1999-2015) SVP (1994-1999) Management/leadership positions (1974-1994)
⯀
Senior Business Operations Leadership
⯀
Consumer Products, Retail
⯀
Real Estate, Development, Construction
⯀
Digital Marketing, E-Commerce
⯀
Marketing, Brand Management
⯀
Public Policy, Government Affairs, Regulatory, Compliance, Legal
⯀
Risk Management
⯀
Corporate Strategy

Ms. Renda is a distinguished, 40-year veteran of the retail grocery industry, including over two decades in senior and executive leadership positions at Safeway, a U.S. supermarket chain. Her diverse responsibilities included retail strategy, labor relations, public affairs, communications, government relations, health initiatives, human resources, corporate social responsibility and sustainability, philanthropy, IT, construction and real estate. In her early career at Safeway, Ms. Renda earned the distinction of being the youngest store manager, district manager and retail operations manager in Safeway’s history. She was also the first female and youngest person promoted to Senior VP, and subsequently became Safeway’s first female Executive VP. Ms. Renda was twice voted as one of the “50 Most Influential Women in Business” by Fortune magazine.

Director since: 2014, Committees: NCG , Other public boards: Ross Stores, Inc. (2020-2024)

Nominee	Career Highlights	Relevant Board Skills
Michael Spanos, 60 (I) CEO, Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc.
CEO (2024-Present)

Delta Air Lines, Inc.
COO (2023-2024)

Six Flags Entertainment, Inc.
President/CEO (2019-2021)

PepsiCo, Inc.
CEO, Asia, Middle East and North Africa (2018-2019)
President/CEO, Greater China Region (2014-2018)
SVP/CCO, North America Beverages (2011-2014)
Management/leadership positions (1993-2011)

⯀
Public Company CEO Experience
⯀
Senior Business Operations Leadership
⯀
Consumer Products, Retail
⯀
Digital Marketing, E-Commerce
⯀
Marketing, Brand Management
⯀
Supply Chain, Logistics, Distribution
⯀
Capital Markets, Investment Banking, Asset Management, IR
⯀
Public Policy, Government Affairs, Regulatory, Compliance, Legal
⯀
Finance, Accounting, Financial Reporting
⯀
Risk Management
⯀
Corporate Strategy

Mr. Spanos, currently CEO of Bloomin’ Brands, Inc., one of the world’s largest casual dining companies, is a seasoned global executive, bringing over 25 years of frontline leadership, strategy, operations, and retail consumer products experience to the Board. Previously, he was COO of Delta Air Lines, Inc., one of the world’s largest airlines, from 2023-2024. From 2019-2021, Mr. Spanos was the President and CEO of Six Flags Entertainment, Inc., a leading entertainment provider, where he guided the company through the pandemic and a digital and customer-focused transformation. Prior to Six Flags, Mr. Spanos served as the Chief Executive Officer, Asia, Middle East and North Africa, of PepsiCo, Inc., a leading global food and beverage company, from January 2018 to November 2019. Mr. Spanos previously served as interim head of PepsiCo, Inc.’s Asia, Middle East and North Africa division from October 2017 to January 2018 and as President and Chief Executive Officer, PepsiCo Greater China Region, from September 2014 to January 2018. Prior to that, Mr. Spanos served as Senior Vice President and Chief Customer Officer, PepsiCo North America Beverages from October 2011 to September 2014. Mr. Spanos previously held management roles of increasing responsibility at PepsiCo, Inc. since 1993 in North America, Europe, Asia, and the Middle East.

Director since: 2022, Committees: A*, Other public boards: Six Flags Entertainment (2019-2021), Bloomin’ Brands, Inc. (2024-Present)

Notice & Proxy Statement	15

Nominee	Career Highlights	Relevant Board Skills
Gregory A. Trojan, 66 (I) Former CEO, BJ’s Restaurants, Inc.	BJ’s Restaurants, Inc. CEO (2013-2022) President (2012-2018) Guitar Center, Inc. President/CEO (2010-2012) President/COO (2007-2010) House of Blues Entertainment, Inc. CEO (1998-2006) President (1996-1998)
⯀
Public Company CEO Experience
⯀
Senior Business Operations Leadership
⯀
Consumer Products, Retail
⯀
Restaurant and Food Service
Real Estate, Development, Construction
⯀
Marketing, Brand Management
⯀
M&A
⯀
Finance, Accounting, Financial Reporting
⯀
Corporate Strategy

Mr. Trojan has over 25 years of experience leading national restaurant, retail and consumer products companies. He most recently served as CEO, and is currently a director of, BJ’s Restaurants, Inc., the owner and operator of over 200 casual dining restaurants throughout the U.S., where he also served as President from 2012 through 2018. Mr. Trojan was previously employed by Guitar Center, Inc., a leading retailer of musical instrument products, where he served as President, CEO and director from 2010 to 2012 and as President, COO and director from 2007 to 2010. From 1998 to 2006, Mr. Trojan served as CEO of House of Blues Entertainment, Inc., an operator of restaurant and music venues, concerts and media properties, having served as President from 1996 to 1998. Prior to that, he held various positions with PepsiCo, Inc. from 1990 to 1996, including service as CEO of California Pizza Kitchen, Inc. when it was owned by PepsiCo. Earlier in his career, Mr. Trojan was a consultant at Bain & Company, the Wharton Small Business Development Center and Arthur Andersen & Company.

Director since: 2021, Committees: C/HC (Chair), Other public boards: BJ’s Restaurants, Inc. (Since 2012)

Nominee	Career Highlights	Relevant Board Skills
Allison M. Wing, 58 (I) CEO, Oobli, Inc.
Oobli, Inc.
CEO (2021-Present)

Bright Health
Chief Consumer Officer (2019-2021)
Chief Marketing/Digital Officer (2018-2019)

Ascena Retail Group, Inc.
CMO and EVP, Digital (2014-2017)

giggle, Inc.
Founder, CEO and Chairperson (2004-2014)
⯀ Senior Business Operations Leadership ⯀ Consumer Products, Retail ⯀ Digital Marketing, E-Commerce ⯀ Marketing, Brand Management ⯀ M&A ⯀ IT, Security ⯀ Corporate Strategy

Ms. Wing has over 25 years of experience leading growth, brand and strategy across consumer, retail and technology companies. Ms. Wing is currently CEO of Oobli, Inc., a venture-backed food biotechnology and consumer products company. Prior to Oobli, Ms. Wing was Chief Consumer Officer for Bright Health, a venture-backed health technology services company as the company grew from $200m to over $3B in revenues. Previously, at Ascena Retail Group, Ms. Wing was a Chief Marketing Officer & EVP of Digital for a public portfolio of retail brands with more than 5,000 stores. Ms. Wing founded & led giggle, Inc. an omni-channel retailer & manufacturer of consumer products with more than 750 retail locations. Early in her career, Ms. Wing worked for Nike progressing through marketing & corporate development roles followed by several years in Silicon Valley leading growth, brand & product across a variety of technology companies. Ms. Wing practiced law as a corporate securities attorney, has her JD & MBA from Northwestern University & has been recognized by Women’s, Inc. among its Top 100 Corporate Board of Directors.

Director since: 2018, Committees: C/HC, Other public boards: Christopher & Banks Corporation (2019-2021)

*THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
EACH OF THE ELEVEN DIRECTOR NOMINEES*

Notice & Proxy Statement	16

GOVERNANCE OF THE COMPANY
The Company is committed to strong corporate governance, which we believe promotes the long-term interests of our shareholders, strengthens Board and management accountability and fosters strong Company performance.
To help ensure the Company meets this commitment, the Board has approved the Guidelines, which are reviewed on an annual basis, to address key governance practices and identify the framework for the operations of the Board and its committees. A copy of the Guidelines is posted on the Company’s website (www.caseys.com) under the “Investor Relations” link.
The NCG Committee monitors developments in law and governance practices and recommends to the Board appropriate changes to the Guidelines and other governance practices. The NCG Committee also maintains Board-level oversight of sustainability-related issues as they relate to the Company’s business and industry.
Certain highlights of our corporate governance practices include the following:

BOARD COMPOSITION – DIRECTOR NOMINEES
10 of 11 Director Nominees Independent	45% Female Director Nominees	36% Racial/Ethnic Diversity of Nominees	Comprehensive Board Enhancements	Robust Lead Independent Director Duties
Only non-independent director is Darren M. Rebelez, Board Chair and President/CEO	5 of 11 director nominees female, including Audit Chair and Lead Independent Director	4 of 11 director nominees with racial/ethnic diversity, including Board Chair	9 new directors since 2018, including Ms. Castañón Moats in July of 2024	Significantly enhanced LID responsibilities/duties, as set forth in the Guidelines
Additional Information

Board Enhancements: In July 2024, the Board added Ms. Castañón Moats as an independent director.

Board Chair/Lead Independent Director: The Board has no fixed policy with respect to the combination of the positions of Board Chair and CEO, as the Board believes that it is in the best interests of the Company and its shareholders for the Board to assess the Board leadership structure in light of the circumstances then existing. If the Board Chair is not an independent director, the independent directors will designate a lead independent director (“LID”), selected from the independent directors, who will carry out those duties as set forth in the Guidelines.

Since June of 2023, Mr. Rebelez, our President and CEO, has also been the Board Chair. The Board believes that Mr. Rebelez’s inclusive leadership style, exceptional track record of success since his appointment as President and CEO in 2019, and deep understanding of the Company’s business, growth opportunities and challenges, makes him uniquely qualified to provide strong and effective leadership to the Board, foster a collaborative relationship between the Board and management, and promote alignment of the Company’s long-term strategic plan with its operational and financial execution. Since that time, Ms. Schmeling has been the LID. The Board determined that her exceptional mix of strategic management skills and executive and outside board leadership experience (including outside board chair experience) was ideal for the role and responsibilities of LID and to serve as the primary liaison between the Board and management going forward.

The position of LID will be evaluated by the NCG Committee, and elected by the independent directors, on an annual basis, taking into consideration the needs of the Board and the Company at such time. The role itself has a clear mandate, significant authority and well-defined and robust responsibilities/duties under the Guidelines, which were significantly enhanced as part of Mr. Rebelez’s and Ms. Schmeling’s respective appointments to Board Chair and LID, and which are set forth above in the section entitled “Proposal 1: Election of Directors–Board Leadership.”

Notice & Proxy Statement	17

SHAREHOLDER RIGHTS
Annual Elections	Majority Voting in Uncontested Elections	Proxy Access	Annual Say-On-Pay Advisory Vote	Single Voting Class of Securities
All nominees stand for annual election	Nominees are subject to a majority voting standard	3/3/20/20 proxy access structure	Last year’s say-on-pay received 97.9% approval	No dual class or other preferred voting
Additional Information

Mandatory Resignation Policy/Contested Elections: The Guidelines provide that any nominee in an uncontested election who does not receive more votes cast “for” than “against” election/re-election (a “Majority Vote”) is expected to tender his or her resignation as a director. In order to be nominated, candidates must agree to tender irrevocable resignations that will be effective upon (i) the failure to receive a Majority Vote at the next annual meeting at which they face re-election, and (ii) Board acceptance of such resignation. If an incumbent director fails to receive a Majority Vote, the NCG Committee will act on an expedited basis to determine whether to accept the resignation and will submit such recommendation for prompt consideration by the Board. Each of the NCG Committee and the Board may consider any factors they deem relevant. Thereafter, the Board will promptly disclose its decision-making process and decision regarding the resignation offer on a Form 8-K furnished to the SEC.

In a contested election (i.e. the Company receives a notice that a shareholder has nominated a person for election to the Board in compliance with the requirements set forth in the Company’s Bylaws (the “Bylaws”), and such nomination has not been withdrawn on or prior to the day next preceding the date the Company first mails its notice for such meeting to the shareholders) directors will be elected by a plurality of the votes cast.

Proxy Access: A shareholder or a group of up to 20 eligible shareholders owning 3% or more of the Company’s outstanding shares of Common Stock continuously for at least three years may nominate and include in the Company’s annual meeting proxy materials, for any annual meeting of shareholders at which directors are to be elected, director nominees constituting up to the greater of (i) 20% of the total number of directors of the Company, or (ii) two individuals; provided that the nominating shareholder(s) and nominee(s) satisfy the requirements described in the Bylaws.

ACCOUNTABILITY
Strong Anti-Hedging and Pledging Policy	Compensation Recovery Policy	Meaningful Stock Ownership Requirements	Robust Code of Conduct/Ethics	Insider Trading Policy
Hedging and pledging of Company stock is prohibited	Shall seek reimbursement of incentive payments in the case of certain financial restatements	Director: 5x cash retainer CEO: 5x base salary Chief/SVP: 3x base salary VP: 2x base salary	All directors and officers bound by a robust Code of Business Conduct and Ethics	Promotes compliance with insider trading laws, rules and regulations
Additional Information

Hedging/Pledging: Directors, officers, designated key employees and those designated as “insiders” (including their spouses or other family members residing in their households) may not engage in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. Further, such persons may not engage in short-term or speculative transactions in the Company’s securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct, including short-term trading, short sales, and publicly traded options. In addition, the Company prohibits all pledging of Company stock or holding it in a margin account.

Compensation Recovery (“Clawback”) Policy: In addition to any other remedies available under law, the Company shall recoup, in all appropriate circumstances and in accordance with applicable law, any incentive payment made to an executive officer or former executive officer whenever (i) the payment was based upon achieving certain financial results that were subsequently the subject of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (other than changes to historical financial statements that do not represent error corrections including a restatement caused by a change in applicable accounting rules or interpretations), and (ii) a lower payment would have been made to the executive officer or former executive officer based on the restated financial results. The Company will, to the extent practicable, recoup from the executive officer the amount by which the incentive payments for the recoverable period exceeded the lower payment that would have been made based on the restated financial results.

Stock Ownership: Within five years of joining the Board, directors must accumulate share holdings of at least five times the annual cash retainer for non-Board Chair directors (excluding committee retainers) (the cash retainer as of September 2024 was $100,000, for a total ownership requirement of $500,000). Within five years of hire or promotion to their respective positions, the CEO and other all other officers must accumulate share holdings of a multiple of their base salary, as follows: CEO, 5x base salary; Chief/SVP, 3x base salary; and VP, 2x base salary. Restricted stock, unvested service-based restricted stock units (RSUs) and vested 401K Plan shares count towards the requirement, however unvested performance-based restricted stock units (PSUs) and stock options do not count. All of the NEOs have met their respective ownership requirements.

Insider Trading Policy: The Company has adopted insider trading policies and procedures applicable to its directors, officers, and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standard. The Company's Insider Trading Policy and Procedures was filed as Exhibit 19.1 to our annual report on Form 10-K. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in the Company's securities.

Notice & Proxy Statement	18

BOARD PRACTICES
Regular Board and Committee Self-Assessments	Director Over-Boarding Limits	Strong Corporate Governance Guidelines	Regular Executive Sessions	Meaningful Director Age/Tenure Limits
Comprehensive self-assessments during the 2025 fiscal year	May not serve on more than two other public company boards	Key governance practices/framework for the Board and committees	The Board held four executive sessions during the 2025 fiscal year	Absent good reason, tenure limit of 15 years and/or age limit of 75 years
Additional Information

Over-Boarding: Under the Guidelines, directors may not serve on more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment must be disclosed and be acceptable to the Board. In addition, outside board service is required to be disclosed to the Board Chair and NCG Committee Chair prior to acceptance in order to comply with these limits and avoid any conflicts of interest.

Executive Sessions: The Guidelines require a minimum of two executive sessions, led by the LID, in which only the independent directors are present, to be held each year in conjunction with regularly scheduled Board meetings. It is the Board’s current practice to hold at least one executive session in conjunction with every regularly scheduled Board meeting.

Age/Tenure Limits: Individual directors will generally not stand for re-election after completing 15 years of service on the Board or after reaching 75 years of age, subject to extension at the discretion of the Board.

SHAREHOLDER ENGAGEMENT
Regular and Direct Shareholder Engagement	Regular Investor Conference Attendee and Participant	Director Attendance at the Annual Meeting
During the 2025 fiscal year, the Company directly engaged with shareholders representing over 60% of outstanding shares	Participation and presentations are made available to the public via live webcast	All directors are required to attend the annual shareholders’ meeting and be available to answer questions
Additional Information

Engagement: The Company embraces shareholder engagement as an important tenet of good corporate governance, which promotes the long-term interests of our shareholders. As part of this commitment, the Company regularly and actively engages with shareholders and other investors and stakeholders to solicit input, better understand their viewpoints, answer questions and discuss our performance and strategic plan.

Director Attendance at Annual Meetings: The Company is committed to ensuring that shareholders be afforded the same rights and opportunities to participate at the virtual Annual Meeting as they would at an in-person meeting. As such, shareholders are able to submit questions to the Board during the Annual Meeting by following the question prompts on the meeting website and typing the question into the space provided therefor.

Notice & Proxy Statement	19

SUSTAINABILITY
Fifth Annual Sustainability Report Published in July 2025	Board-Level Oversight of Sustainability	Sustainability Committee
The Company published its fifth annual sustainability report in July 2025 which outlines our current sustainability initiatives, practices and objectives	Under its written charter, the NCG Committee has Board-level oversight responsibilities for the Company’s sustainability-related efforts and reporting	Cross-functional sustainability committee that meets on a quarterly basis to discuss and strategize the Company’s sustainability-related efforts and disclosures
Additional Information

FY25 Report: The Company published our fifth annual sustainability report in July 2025 – available on the Company’s website (www.caseys.com) under the “Investor Relations” link – prepared in accordance with the standards published by the Sustainability Accounting Standards Board (SASB), which also identified the United Nations Sustainable Development Goals (SDGs) that we believe best align with our business activities and key priority areas. The report incorporates five areas related to our business, as follow:

Responsible Business Practices	Our Team	Our Guest Experience	Our Communities	Our Environmental Commitment
We are committed to sound corporate governance and ethical practices, building long-term value for our shareholders and trust with all stakeholders	We strive to provide an environment where our team members are treated with respect, dignity and integrity, supporting growth and development in their individual roles and as a team	We are passionate about providing an excellent guest experience	Casey’s strives to make life better for communities and guests every day	We are committed to advance environmental practices that reduce the impact of our operations

Notice & Proxy Statement	20

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Members of the Board are kept informed of the Company’s business through discussions with the Board Chair/CEO, the Company’s senior leadership team and other executives and key employees, by reviewing comprehensive materials provided to them, and by participating in regular Board and committee meetings, including closed and executive sessions. Between meetings, directors are provided with information regarding the Company’s strategy, operations and performance, and are frequently consulted on an informal basis by the Board Chair/CEO and the Company’s senior leadership team with respect to ongoing matters.
Directors are expected to attend all Board meetings, meetings of the committees on which they serve, and each annual shareholders’ meeting. The Board held five meetings during the 2025 fiscal year. Each director attended 100% of the Board and applicable committee meetings during their service throughout the 2025 fiscal year and all directors attended last year’s annual shareholders’ meeting.
Director Independence
In making independence determinations, the Board observes the independence criteria in the Nasdaq Listing Standards. Consistent with these criteria, the Board considers all relationships and material transactions between the Company and the director-nominees (and any affiliated companies), and has affirmatively determined that all current directors, other than Mr. Rebelez as the President/CEO, and all committee members, are “independent”. As such, a substantial majority of the Board is independent, as so defined.
Board Committees
The Bylaws provide for three standing committees of the Board: Audit, Compensation and Human Capital Committee, and Nominating and Corporate Governance. In addition, the Bylaws authorize the Board to establish other committees for selected purposes, none of which were in existence during the 2025 fiscal year.

Information About the Board Committees
(I) = Independent under Nasdaq Listing Standards, ACFE = Audit Committee Financial Expert under Item 407(d)(5) of Reg. S-K

AUDIT COMMITTEE
Committee Members ✔ 100% Independent	Cara K. Heiden – Chair (I), ACFE	Sri Donthi (I)	Maria Castañón Moats (I), ACFE	Michael Spanos (I), ACFE

The Audit Committee is directly responsible for the appointment, termination, compensation, evaluation and oversight of the independent registered public accounting firm it retains to audit the Company’s books and records. Under its written Charter, the Audit Committee also regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees, pre-approves any non-audit engagement and compensation of the independent registered public accounting firm, discusses with management major financial risk exposures, correspondence with regulators or government agencies and material legal matters, and performs other duties as set forth in its Charter. In addition, the Committee takes a primary role in the Board’s oversight of the Company’s cybersecurity and food safety programs.

The Audit Committee meets regularly each year with financial management personnel, internal accounting and auditing staff and the independent registered public accounting firm. The agenda for each regularly scheduled meeting has separate executive sessions for the Audit Committee and each of the CFO, the Director of Internal Audit and the independent registered public accounting firm.

FY25 Meetings – 5	Audit Committee Charter at www.caseys.com (Investor Relations link)	Audit Committee Report – p. 63

Notice & Proxy Statement	21

COMPENSATION AND HUMAN CAPITAL COMMITTEE
Committee Members ✔ 100% Independent	Gregory A. Trojan – Chair (I)	Donald E. Frieson (I)	Allison M. Wing (I)

The Compensation and Human Capital Committee (“C/HC Committee”) oversees our executive and director compensation program, engages in succession planning for the CEO and other executive officer positions and takes a primary role in the Board’s oversight of certain of the Company’s human resources efforts.

The C/HC Committee annually reviews the performance of the CEO and makes recommendations to the Board concerning the compensation of the CEO and determines the compensation of the Company’s other executive officers. Its determinations and deliberations of the CEO’s compensation are done in executive session, without the presence of management, including the CEO. The CEO makes recommendations regarding the compensation of the other executive officers, and participates in such deliberations, but shall not vote to approve any compensation for such executive officers. The C/HC Committee also administers the 2018 Stock Incentive Plan and may authorize awards of stock options, restricted stock units, performance-based restricted stock units, restricted stock and other awards to the executive officers and other key employees under that plan. The C/HC Committee recommended that the Board approve, and the Board did approve, the 2025 Stock Incentive Plan, which is intended to replace the 2018 Stock Incentive Plan. The terms of the 2025 Stock Incentive Plan are generally consistent with the terms of the 2018 Stock Incentive Plan. For more information on the proposed 2025 Stock Incentive Plan, see “Proposal 4.”. In addition, the C/HC Committee engages in succession planning for the CEO and other executive officers and makes recommendations to the Board with respect to such matters. The C/HC Committee also periodically reviews the compensation of directors.

Under its written Charter, the C/HC Committee has authority to retain and terminate executive compensation consulting firms to advise the C/HC Committee and, from time to time, retain compensation consultants and outside counsel to assist with the C/HC Committee’s review and development of its compensation recommendations.

FY25 Meetings – 5	C/HC Committee Charter at www.caseys.com (Investor Relations link)	C/HC Committee Report – p. 44

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members ✔ 100% Independent	David K. Lenhardt – Chair (I)	Larree M. Renda (I)	Judy A. Schmeling (I)

The NCG Committee generally reviews and makes recommendations to the Board regarding its composition and structure, establishes criteria for Board membership and evaluates policies relating to the recruitment of Board members, recommends to the Board the corporate governance policies or guidelines, leads the Board in a periodic review of the Board’s performance, provides Board-level oversight of the Company’s sustainability efforts and reporting, and performs other duties set forth in its written Charter.

The Charter sets forth, among other things, the minimum qualifications that the NCG Committee has determined must be met by a Committee-recommended nominee, and the specific qualities or skills that the NCG Committee believes are necessary for one or more of the Company’s directors to possess. In particular, the NCG Committee Charter provides that, because the Board depends both on (i) the character, judgment, objectivity and diverse experience of its individual directors and (ii) their collective strengths, the Board should be composed of directors with the following characteristics:

Director Characteristics
A variety of experience and backgrounds	Independent under the applicable SEC and listing standards
Represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies, while taking into consideration the overall composition/needs of the Board	The highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and a reputation for working constructively with others
Free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director	Sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director
High level managerial experience in a relatively complex organization or are accustomed to dealing with complex problems
The NCG Committee considers a number of factors in making nominee recommendations to the Board, including, among other things:

Other Factors of Consideration
Employment and other professional experience, including other board experience	Past expertise and involvement in areas which are relevant to the Company	Business ethics and professional reputation

The Company does not have a formal diversity policy for director nominees, but the NCG Committee considers traditional diversity and diversity of viewpoint, experience, background and other qualities in its overall consideration of nominees qualified for election to the Board

Notice & Proxy Statement	22

Although the Board evaluates a wide range of qualifications and experience, certain areas are of particular relevance to the Company, including, among other things:

Skills and Qualifications
Senior business operations leadership	Consumer products and retail	Real estate, development and construction
Digital marketing and e-commerce	Marketing and brand management	Supply chain, logistics and distribution
Capital markets, investment banking, asset management and investor relations	Public policy and governmental affairs, regulatory compliance and legal	Information technology and cybersecurity
Mergers and acquisitions	Finance, accounting and financial reporting	Risk management
Public company CEO experience	Restaurant and food service	Corporate strategy

In considering individuals for nomination as directors, the NCG Committee typically solicits recommendations from the current directors and their professional networks and is authorized to, and regularly does, engage search firms to assist in the process.

The NCG Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws, which contain specific advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual or special meeting of shareholders other than by or at the direction of the Board.

Under the Bylaws, a shareholder may nominate a director candidate for election at an annual shareholders’ meeting by (i) complying with the Company’s proxy access provision, described above in the section entitled “Governance of the Company–Shareholder Rights,” and as set forth in the Bylaws, or (ii) delivering written notice to the Corporate Secretary not less than 90 days, nor more than 120 days, prior to the first anniversary date of the date of the immediately preceding annual shareholders’ meeting. For shareholder nominations to be considered at the 2026 annual meeting under method (ii) (including nominations for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act), notice must be received by the Corporate Secretary no earlier than May 6, 2026, and no later than June 5, 2026. In addition, the notice must set forth certain information concerning such shareholder and the nominee(s), including but not limited to the information required under Article III of the Bylaws, and if applicable, Rule 14a-19. The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the Bylaws.

A copy of the Bylaws may be obtained by request addressed to Scott Faber, Corporate Secretary, Casey’s General Stores, Inc., One SE Convenience Blvd., Ankeny, Iowa 50021.

FY25 Meetings – 4	NCG Committee Charter at www.caseys.com (Investor Relations link)	Governance of the Company – p. 17

Notice & Proxy Statement	23

The Board’s Role in Risk Oversight
Risk assessment and risk management are primarily the responsibility of the CEO and the Company’s management. The Board retains oversight responsibility over the Company’s key strategic risks, information security risks, food safety risks, and regulatory compliance risks. The Board meets regularly with the Company’s senior leadership to discuss strategy and risks facing the Company and regularly receives detailed presentations and other information from the senior leadership team and other key leaders and employees on business operations, financial results and strategic issues, including the identification, assessment and management of critical risks and management’s risk mitigation strategies. In addition, the Company’s extended leadership team holds strategic planning sessions to discuss strategies, key challenges and risks and opportunities for the Company.

Board of Directors

↑	↑	↑	↑

Director of Enterprise Risk Management (Internal/management)	← →	CISO and Sr. Director of Food Safety (Internal/management)	← →	CEO/Senior Leadership Team (Internal/management)	← →	Board Committees (Board of Directors)

Additional Information

Management: The Director of Enterprise Risk Management (“ERM Director”), who reports to the Chief Legal Officer, monitors ongoing enterprise risks and evaluates emerging risks to the Company. As part of their risk oversight responsibilities, the ERM Director regularly presents to the Company’s senior leadership team, the Audit Committee and/or the Board. The Chair of the Audit Committee is invited to these ERM Director presentations, regardless of the audience. Areas of focus for risk include, but are not limited to, cybersecurity, food safety, economic, supply chain, operational, financial, personnel, legal, regulatory, compliance, health and safety, environmental, political, reputational, and other emerging risks.

Cybersecurity: The Chief Information Security Officer (“CISO”), who reports to the Chief Information Officer, provides strategic leadership and direction for the Company’s information security function and leads a cybersecurity team dedicated to safeguard IT and related operations across the Company and its operations. In addition to overseeing security operations, incident management and security engineering, the CISO and security team are also responsible for certain areas of Sarbanes-Oxley (SOX) and Payment Card Industry (PCI) compliance, and the CISO, along with the VP, Deputy General Counsel, leads the Company’s cyber incident response governance team, a cross-functional group dedicated to rapid and coordinated recovery and response in the event of a material cyber incident. As part of their risk oversight responsibilities, the CISO regularly presents to the Company’s senior leadership team, the Audit Committee and/or the Board.

Food Safety: The Sr. Director of Food Safety (“DFS”), who reports to the Chief Legal Officer, leads a team responsible for enterprise food safety risks, including those related to food suppliers, our transportation, storage and handling of food and the safe preparation of prepared food items at our stores. In addition, they are involved with the development of related training for distribution and store Team Members and working with the Company’s third-party food safety audits, which occur regularly at our stores. As part of their risk oversight responsibilities, the DFS regularly presents to the Company’s senior leadership team, the Audit Committee and/or the Board.

Board Committees: The Board committees also provide assistance to the Board in fulfilling its oversight responsibilities in certain areas of risk, each of which has the responsibility to provide oversight and to engage management and the Board with regard to the Company’s principal operating and business risks. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to financial reporting, internal controls, and financial risks, and in addition, takes a leading role in the oversight of cybersecurity and food safety risks. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and practices (including an annual risk assessment thereof), the annual incentive compensation program and clawback policies, CEO and executive officer succession planning risks and certain human resources matters. The NCG Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board and committee membership, structure and succession, and the monitoring of corporate governance issues, including oversight of sustainability matters, and the development of recommendations to address evolving best practices in those areas. All committees report to the full Board as to each committee’s activities and matters discussed and reviewed at the committee meetings. In addition, all directors are encouraged to participate in external education courses to keep apprised of current issues, including evolving areas of risk.

Shareholder Communications
It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting Brian J. Johnson, Senior VP – Investor Relations and Business Development, Casey’s General Stores, Inc., One SE Convenience Blvd., Ankeny, Iowa 50021, (515) 446-6587.
Any shareholder wishing to communicate with one or more Board members should address a written communication to Darren M. Rebelez, Board Chair, or Judy A. Schmeling, Lead Independent Director, at One SE Convenience Blvd., Ankeny, Iowa 50021. Mr. Rebelez or Ms. Schmeling, as applicable, will forward such communication to all members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

Notice & Proxy Statement	24

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The Company currently has six executive officers:

Executive Officers
Name and Current Office Held	Recent Employment History	Became Executive Officer	Age
Darren M. Rebelez President and CEO	Mr. Rebelez served as President of IHOP Restaurants (a unit of Dine Brands Global, Inc.) from 2015-2019, where he developed and implemented digital strategies to connect guests via mobile platforms and online channels and grew the brand to become the largest full-service restaurant concept in the United States by unit count. He previously was employed by 7-Eleven as Executive VP and COO from 2007-2014. Mr. Rebelez is also a veteran of the United States Army.	2019	59
Stephen P. Bramlage, Jr. Chief Financial Officer	Mr. Bramlage served as Executive VP and CFO at Aramark from 2015-2020, where he directed finance, M&A, procurement, IT and risk management and safety. He previously was employed by Owens-Illinois, Inc. from 2006-2015, serving as Senior VP and CFO from 2012-2015.	2020	54
Ena Williams Chief Operating Officer	Ms. Williams served as CEO at National HME, Inc. from 2019-2020, and Senior VP and Head of International and other senior management roles at 7-Eleven, Inc., from 2008-2018, where she directed global functions, including merchandising, marketing, logistics, human resources and financial analysis, in addition to global operations, licensing and expansion.	2020	56
Thomas P. Brennan Chief Merchandising Officer	Mr. Brennan served as COO at CKE Restaurants Holdings, Inc. (the parent of Carl’s Jr. and Hardee’s) from 2017-2019, where he was responsible for the operations and support of over 3,000 restaurants across the United States, and a number of VP roles at 7-Eleven, Inc. from 2012-2017. Mr. Brennan is also a veteran of the United States Army.	2019	50
Chad M. Frazell Chief Human Resources Officer	Mr. Frazell served as Senior VP-Human Resources at Tractor Supply Co. from 2014-2020, where he was responsible for all of the organization’s Human Resources functions, including benefits, compensation, employee relations, HR compliance, HRIS, organization development and design, payroll, relocation, talent acquisition, and talent development.	2020	53
Katrina S. Lindsey Chief Legal Officer	Ms. Lindsey served as SVP-Deputy General Counsel, Chief Compliance Officer and Assistant Corporate Secretary at Office Depot Inc. (a subsidiary of the ODP Corporation) from 2017-2021, where she directed North American legal operations, global ethics and compliance, government relations and information governance. She previously was employed by Darden Restaurants from 2011-2017, most recently serving as SVP-Division General Counsel.	2022	53

Notice & Proxy Statement	25

PRINCIPAL SHAREHOLDERS
The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock as of June 30, 2025 (based on 37,180,985 shares of Common Stock outstanding as of such date). Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,829,519(1)	10.3%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,315,439(2)	8.9%

T. Rowe Price Investment Management, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,829,820(3)	4.9%

(1)
Based on Schedule 13G/A (Amendment No. 15) filed by The Vanguard Group—23-1945930 (“Vanguard”) with the SEC dated February 13, 2024. Such information indicates that Vanguard and certain subsidiaries of Vanguard have sole dispositive power over 3,780,900 shares, shared dispositive power over 48,619 shares, and shared voting power over 13,374 shares.

(2)
Based on Schedule 13G/A (Amendment No. 14) filed by BlackRock, Inc. (“BlackRock”) with the SEC dated January 25, 2024. Such information indicates that BlackRock and certain subsidiaries have sole voting power over 3,186,677 shares and sole dispositive power over 3,315,439 shares.

(3)
Based on Schedule 13G/A (Amendment No. 2) filed by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”) with the SEC dated February 16, 2024. Such information indicates that T. Rowe Price has sole voting power over 747,400 shares and sole dispositive power over 1,829,820 shares.

Notice & Proxy Statement	26

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
BY DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth, as of July 1, 2025 (other than with respect to the 401K Plan shares, which are as of April 30, 2025, as discussed in Footnote 2 below), the beneficial ownership of shares of Common Stock, the only class of capital stock outstanding, by the current directors (including the Board’s nominees for election to the Board of Directors), the executive officers named in the Summary Compensation Table, and all current directors, director-nominees, and executive officers as a group (based on 37,180,985 shares of Common Stock outstanding as of such date). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership	Shares Subject to Vested Options and RSUs that Vest Within 60 Days(1)	401K Plan Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
Sri Donthi	1,253	—	—	1,253	*
Donald E. Frieson	3,612	—	—	3,612	*
Cara K. Heiden(4)	9,101	—	—	9,101	*
David K. Lenhardt	4,612	—	—	4,612	*
Maria Castañón Moats	61	—	—	61	*
Larree M. Renda	6,977	—	—	6,977	*
Judy A. Schmeling	4,546	—	—	4,546	*
Michael Spanos	3,356	—	—	3,356	*
Gregory A. Trojan	1,817	—	—	1,817	*
Allison M. Wing	4,058	—	—	4,058	*
Darren M. Rebelez	89,840	—	499	90,339	*
Stephen P. Bramlage, Jr.	26,754	—	369	27,123	*
Ena Williams	18,059	—	381	18,440	*
Thomas P. Brennan	8,512	—	364	8,876	*
Chad M. Frazell	11,480	—	362	11,842	*
All executive officers, directors and director-nominees as a group (16 persons)	198,277	—	2,143	200,420	*

*	Less than 1%
(1)	Each non-employee director holds 442 RSUs that will cliff-vest on September 3, 2025, subject to continued service as a director through the vesting date.
(2)
Consisting of shares allocated to the 401K Plan account of the respective individual as of April 30, 2025, over which the individual exercises voting power. Under the trust agreement creating the 401K Plan, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individual’s direct ownership of shares and 401K Plan shares.
(4)	Includes 4,000 shares owned jointly by Ms. Heiden and her spouse, under shared voting and dispositive power.

Notice & Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) provides a detailed overview of the Company’s compensation philosophy, objectives and programs for its named executive officers (“NEOs”) for the 2025 fiscal year:

2025 Fiscal Year NEOs
Darren M. Rebelez President and Chief Executive Officer (“CEO”)	Stephen P. Bramlage, Jr. Chief Financial Officer (“CFO”)	Ena Williams Chief Operating Officer (“COO”)	Thomas P. Brennan Chief Merchandising Officer (“CMO”)	Chad M. Frazell Chief Human Resources Officer (“CHRO”)

EXECUTIVE SUMMARY
2025 Fiscal Year Business and Financial Highlights
Casey’s 2025 fiscal year was its fifth record-breaking year in a row, delivering outstanding results to its shareholders on the second year of its three-year strategic plan, headlined by $1.2 billion in EBITDA and by building or acquiring 270 stores, including the acquisition of Fikes Wholesale and its 198 CEFCO convenience stores. The Company’s relative total shareholder return (“TSR”) over the last three fiscal years, as compared to its peer group of the S&P 500, was at the 94th percentile, with actual TSR of 120%. As described throughout the CD&A, these results are reflected in the compensation earned by, and awarded to, the NEOs.
Financial and operating highlights from the 2025 fiscal year that are linked to NEO compensation include (as compared to the 2024 fiscal year and its year-end, as applicable, unless otherwise noted):

Net Income	EBITDA*	SSS Growth – Inside	3-Year ROIC*	3-Year rTSR
$546.5 million ↑ $501.9 million (FY24)	$1.2 billion ↑ $1.06 billion (FY24)	2.6% ↑ 4.4% (FY24)	11.8% ↑ 11.5% (FY24)	94th percentile (against peer group of S&P 500)
8.8% increase	13.2% increase	13.6% over 3 years	30 bp increase	Actual TSR of 120%
*EBITDA and ROIC are non-GAAP financial measures. See Appendix A for reconciliations/calculations for the applicable periods.

Highlighting the significant long-term value created by the Company during the three-year performance period covering the Company’s Long-Term Incentive Program ending at fiscal 2025 year-end (discussed in detail below), the following are the exceptional results delivered to our shareholders (as compared to the 2022 fiscal year-end):

Net Income	EBITDA*	Diluted EPS	Stores	Share Price
$546.5 million ↑ $339.7 million (FY22)	$1.2 billion ↑ $801.2 million (FY22)	$14.64 ↑ $9.10 (FY22)	2,904 ↑ 2,452 (FY22)	$462.59 ↑ $201.30 (FY22)
60.9% increase	49.7% increase	60.9% increase	18.4% increase	129.8% increase

Notice & Proxy Statement	28

2025 Fiscal Year Compensation Highlights and Alignment of Pay with Performance
As discussed below, these outstanding performance results in general, and with respect to EBITDA (both for the AIP and LTIP), yielded above target payouts on the AIP (109% of target) and the LTIP for fiscal years 2023-25 (200%, and with the application of the relative TSR modifier, as discussed below, 250%). As demonstrated, both our AIP and LTIP are strongly aligned with meaningful operating and strategic metrics, including those outlined in the Company’s long-term strategic plan, and place the majority of NEO compensation at-risk and dependent upon the Company’s performance. In fact, Mr. Rebelez has 89% of his target compensation at-risk, with the other NEOs averaging 76%. We believe this structure and these payout results are highly motivational and strongly aligned with creating shareholder value, as our stock price increased over 30% during the 2025 fiscal year (which followed a nearly 40% increase during the 2024 fiscal year).

Annual Incentive Compensation Program (“AIP”)	Long-Term Incentive Compensation Program (“LTIP”)

AIP Summary: At-risk performance-based pay, ranging from 0% to 200% of target, that delivers annual cash incentives when key financial/operating goals are met or exceeded.
FY25 Changes: No material changes for the FY25 AIP.
FY25 Metrics:
⯀
60% - EBITDA
⯀
40% - same store sales growth (inside sales)
FY25 Payout: Due to the Company’s strong performance during the 2025 fiscal year, including delivering record EBITDA of $1.2 billion, and an inside sales increase of 2.6%, the NEOs achieved an annual incentive payout equal to 109% of their respective AIP target (for reference, the FY24 AIP payout was 157% of target).

LTIP Summary: At-risk equity-based awards (RSUs and PSUs), the latter of which deliver long-term incentives when key financial/operating goals are met or exceeded over a three-year performance period; range from 0% to 200% of target, with a 25% rTSR modifier based on top/bottom quartile of S&P 500.
FY25 Changes: No material changes for the FY25 LTIP.
FY25 Metrics (FY25-FY27 performance period): The LTIP value is delivered 75% as PSUs and 25% as RSUs. The metrics for the PSUs are split 50% on 3-year cumulative EBITDA and 50% on 3-year average ROIC performance.
FY23-FY25 Payout: Due to the continued long-term success of the Company, the LTIP PSU awards granted during the 2023 fiscal year (i.e., June 2022) vested at 200% of target (i.e., max) for the EBITDA PSUs and 200% of target (i.e., max) for the relative ROIC PSUs, resulting in the value of earned PSUs being above target value but appropriately aligned with strong Company results. In addition, due to the Company’s outstanding rTSR at the 94th percentile relative to the S&P 500 over such period (with actual TSR of 120%), the rTSR PSU modifier was achieved, resulting in a 25% increase in PSUs actually awarded, for a total LTIP payout at 250% of target.

The Compensation and Human Capital Committee (in the CD&A, the “Committee”), with the support of its independent compensation consultant, completes an annual analysis of the alignment between the realizable pay for our CEO and CFO and our TSR performance relative to the results of our peers. Realizable pay differs from target pay opportunities used to make pay decisions, and results required to be reported in the proxy’s compensation tables, in that it focuses on the compensation actually earned, or which could be earned, by our executives. For the five-year period from fiscal years 2020 to 2024 (latest data available), this analysis indicated the CEO’s realizable pay equaled the 67th percentile of our peer group (using the compensation peer group prior to the changes, detailed below), which was highly aligned with our TSR results versus the group over the same period (63rd percentile).
Our “say-on-pay” vote at the 2024 annual shareholders’ meeting received 97.9% support, which the Committee views as evidence of shareholder support of our executive compensation decisions and policies. The Committee firmly believes the program was designed well and that the Company performed exceptionally well and delivered outstanding returns to shareholders, and the NEOs were rewarded accordingly.

Notice & Proxy Statement	29

EXECUTIVE COMPENSATION PHILOSOPHY AND BEST PRACTICES
In designing the executive compensation program, the Committee’s philosophy is straightforward – attract, motivate and retain talented and diverse executives, emphasize pay-for-performance, and focus on long-term success and shareholder alignment:

Executive Compensation Philosophy
Motivates/Rewards Performance	Aligns with Shareholders	Attracts and Retains Top Talent	Reinforces Risk Management	Clear and Transparent	Strengthens Governance
Create rewards in the short-term and longer-term	Ensure alignment of interests with shareholders	Attract/retain diverse talent to achieve objectives	Ensure programs are appropriately risk balanced	Programs are understandable and simple	Satisfy the spirit of the law and the letter of the law

As noted, the Committee’s philosophy supports good governance and discourages excessive risk-taking:

What We Do	What We Don’t Do

✔ Pay for performance: A significant portion of NEO compensation is tied to financial performance and is “at-risk”.
✔ Reasonable balance between short-term and long-term incentives: A reasonable balance between cash and stock, fixed and variable compensation, short- and long-term compensation, and performance- and service-based awards, discourages short-term risk taking at the expense of long-term results.
✔ Share ownership requirements: Meaningful requirements are in place for executives based on multiples of base salary.
✔ Multiple performance metrics: Both the annual and long-term incentive programs use multiple performance metrics measuring results over different timeframes. This approach discourages excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.
✔ Clawback policy: Requires the Company to recoup certain compensation payments or equity awards in the event of a certain restatements of the Company’s financials.
✔ Double-trigger protection: Change of control agreements provide benefits only in the event that the NEO is terminated without cause or resigns for good reason. Under the 2018 and proposed 2025 Stock Incentive Plan, all unvested awards provide for “double-trigger” protection. There are no equity awards with single-trigger provisions.
✔ Independent advisor: The Committee retains an independent consultant to advise on the compensation program and practices.

☒ No guaranteed incentive payments: We do not provide guaranteed incentive payments to our NEOs. Other than base salaries, none of our NEOs’ compensation is guaranteed.
☒ No uncapped incentive compensation opportunities: All incentive plans have maximum levels of payout, even if the Company exceeds our maximum performance objectives.
☒ No tax gross-ups: No tax gross-ups are paid to cover personal income taxes or excise taxes that pertain to executive or severance benefits, including perquisites.
☒ No excessive benefits or perquisites: The Company does not maintain enhanced health or retirement benefits for its executives and does not permit excessive perquisites.
☒ No hedging or pledging of Company stock: The Company prohibits the hedging of Company stock and other short-term or speculative transactions as well as the pledging of Company stock.
☒ No payment of dividends on unvested stock awards: Unvested stock awards earn dividend equivalents, which are paid in cash upon vesting only if, and to the extent that, the underlying awards vest.
☒ No practices that encourage excessive risk-taking: The Company provides balanced compensation, a significant portion of which is long-term, at-risk and subject to multiple performance metrics.

Notice & Proxy Statement	30

EXECUTIVE COMPENSATION PROCESS

Roles in Determining Executive Compensation
Committee and the Board

The Committee oversees our executive compensation program and is charged with the following:
⯀ Approves the structure and performance goals of the AIP and LTIP
⯀
Approves base salary changes and target incentive opportunities for executive officers (and recommends to the Board for the CEO)
⯀ Approves equity-based awards
⯀ Evaluates CEO performance
The Board is responsible for the following:
⯀ Approves base salary increases and other compensation elements for the CEO
⯀
Approves the Company’s Operating Plan, prepared and recommended by management, which contains strategic business and financial objectives used to inform the incentive plan performance goals

↑	↑

Independent Compensation Consultant	CEO/Management

For 2025 fiscal year compensation decisions and activities, the Committee engaged Pay Governance, LLC as its independent compensation consultant (as of March 2025, and for 2026 fiscal year compensation decisions, the Committee engaged Pearl Meyer & Partners, LLC as its new compensation consultant).

Each consultant attended all Committee meetings during their respective engagements and advised it on, among other things, the following:
⯀
Incentive compensation practices, including the Company’s incentive plan structure and performance metrics
⯀
CEO competitive pay analysis and analysis of the alignment of the Company’s realizable pay with its performance
⯀
Review of compensation for non-employee directors, including the Lead Independent Director
⯀
Proxy advisor updates and pay-performance test estimates
⯀
Executive pay risk assessment
⯀
ESG metrics in incentive designs
⯀
Review of Compensation Peer Group
⯀
Review of the FY24 proxy statement CD&A
⯀
Fair value calculations of the relative-TSR modifier/results
⯀
Design of the proposed 2025 Stock Incentive Plan (as described in “Proposal 4”)

The Committee assessed the independence of Pay Governance, LLC and Pearl Meyer & Partners, LLC and did not identify any conflict of interest that would prevent it from independently advising the Committee.

The CEO evaluates the performance of the executive officers (other than himself) and makes specific recommendations to the Committee with respect to the following:
⯀
Base salary increases
⯀
Changes to incentive plan structures, target percentages and goals under the incentive plans
⯀
Pay packages, including salary and incentives, for executive officer candidates and new hires
The CEO is assisted in these matters by the CHRO and his team, who also receive input and analysis from the independent compensation consultant (who provides market data, benchmarking and other compensation information and analyses). The CFO and his team are also integrally involved with setting the Company’s Operating Plan, which informs the incentive plan performance goals. The CEO is not involved with recommendations as to his own compensation, which is determined by the Committee and the Board

Notice & Proxy Statement	31

In addition to performance results, management recommendations, input from Pay Governance, and when applicable, its own judgment and experience, the Committee used the following when setting compensation and designing incentive plans for the 2025 fiscal year:
Use of Peer Groups
Compensation: The following 19-company peer group was used to inform certain 2025 fiscal year compensation decisions, including those related to base salaries, annual and long-term incentive structure and metrics and other market-based comparisons (the “Compensation Peer Group”):

Compensation Peer Group
Advance Auto Parts, Inc. Arko Corp. AutoZone, Inc. BJ’s Wholesale Club Holdings, Inc. Darden Restaurants, Inc. Dollar Tree, Inc.	Domino’s Pizza Genuine Parts Co. Murphy USA, Inc. O’Reilly Automotive, Inc. Papa John’s International, Inc. Restaurants Brands International SpartanNash Co.	Sprouts Farmers Market, Inc. Sunoco LP Tractor Supply Co. United National Foods, Inc. US Foods Holding Corp. Yum! Brands, Inc.

Factors used in establishing the Compensation Peer Group, which was done during the 2023 fiscal year, and reviewed by the Committee again during the 2025 fiscal year, each with recommendations from Pay Governance, included evaluating companies that operate in a similar business (retail, convenience, multi-outlet) or provide similar products (fuel, prepared foods, alcohol, groceries and other merchandise) and those that reflect the Company’s size and scale, including with respect to revenue (the 50th percentile in revenue at the time of the 2024 fiscal year review was approximately $14.8 billion), market cap, assets, invested capital, employees, and the Company’s performance including EBITDA and EBITDA margins, market cap to revenue, and market cap to EBITDA.
In August 2024, as part of the Committee’s regular review of its peer groups, which included recommendations from Pay Governance, the Committee made the following changes: removed two companies: Papa John’s International, Inc. and Arko Corp., and added two companies in their place: Chipotle Mexican Grill, Inc. and Dollar General Corp. The factors used to establish the updated peer group were generally the same as noted above; however, the revenue of the median company at the time of the review was $16.8 billion.
TSR Performance: The Committee also includes relative TSR as a PSU payout modifier (i.e. if the Company ranks in the bottom quartile of the performance-related peer group, the number of PSUs actually awarded will be reduced by 25%; if the Company ranks in the top quartile, the number of PSUs actually awarded will be increased by 25%). In conjunction therewith, the Committee utilizes a performance-related peer group for the TSR modifier that consists of the companies in the S&P 500 (excluding the Company) at the end of each three-year performance period (the “TSR Modifier Peer Group”).
Competitive Compensation Analysis
To attract and retain talented executives, the Committee believes it is important to provide market competitive compensation, and as a result, annually reviews the competitiveness of the executive compensation program. As part of the review, the Committee, with the assistance of its compensation consultant, considers a variety of information including the Compensation Peer Group and related survey data, industry benchmark data and recommendations from management and its compensation consultant. From the review, the Committee generally seeks to set target total direct compensation that approximates, or is within a reasonable range of, the market median at the time compensation is set.
While the Committee relies on such review and data to inform its determinations with respect to each element of compensation, it does not consider such data sufficient for a full evaluation of appropriate compensation for any individual executive. Accordingly, the Committee has not set a formal “benchmark” to such data for any executive officer, other than as a general goal set forth above, and considers several other factors when setting compensation, including the executive’s individual performance and responsibilities, skill sets and experience, length of service, location, retention and the overall performance of the Company.

Notice & Proxy Statement	32

Consideration of Say-on-Pay Vote
In evaluating the Company’s executive compensation program, the Committee also considered the results of the advisory vote on the say-on-pay proposal presented at the 2024 annual shareholders’ meeting, which, as noted below, received the support of 97.9% of the votes cast. The Committee views the outcome as evidence of shareholder support of our executive compensation decisions and policies. The Committee will continue to review say-on-pay votes and consider whether any additional changes to the program are warranted in light of the voting results, which for the past three years have been the following:

Say-on-Pay Vote Results
2022 Annual Meeting	2023 Annual Meeting	2024 Annual Meeting
97.0%	97.6%	97.9%

Notice & Proxy Statement	33

COMPENSATION PROGRAM ELEMENTS
Our compensation program for the 2025 fiscal year had four primary components:

Executive Compensation Elements
Base Salary	Annual Incentive Compensation Program	Long-Term Incentive Compensation Program	Benefits and Perquisites

Overall Pay Mix for NEOs
A significant portion of each NEO’s compensation is performance-based and at-risk, with the only fixed compensation during the 2025 fiscal year being base salary (excluding benefits). The following illustrates the current mix of incentive-based/at-risk compensation, at target, compared to base salary, for the 2025 fiscal year for our CEO and the average of the other NEOs:
FY25 Target Direct Comp. Mix (CEO) – 89% at-risk:

Sal.	AIP	LTIP
11%	17%	72%

FY25 Target Direct Comp. Mix (average of other NEOs) – 76% at-risk:

Sal.	AIP	LTIP
24%	21%	55%

While the Company does not have a prescribed pay mix that it attempts to achieve for each NEO, the Committee believes that the current mix, which is derived from our compensation philosophy and market data, appropriately balances short-term and long-term business goals and aligns the interests of our NEOs with our shareholders.
Base Salary
The Company provides competitive base salaries to the NEOs, which provides a fixed level of annual compensation commensurate with their roles and responsibilities. Base salaries are reviewed by the Committee, and as applicable the Board, on an annual basis, typically in June or in conjunction with the hiring of an executive officer. While not guaranteed, NEOs are generally eligible for an annual adjustment depending on individual and Company performance and market competitiveness.
Consistent with the executive compensation process discussed above, the following base salaries were provided to the NEOs for the 2025 fiscal year (annualized in the event a NEO was not employed for the entire fiscal year):

	2024 Fiscal Year Base Salary	2025 Fiscal Year Base Salary	% Increase from 2024 to 2025
Darren M. Rebelez, CEO	$1,200,000	$1,200,000	0%
Stephen P. Bramlage, Jr., CFO	$750,000	$780,000	4.0%
Ena Williams, COO	$750,000	$780,000	4.0%
Thomas P. Brennan, CMO	$570,000	$595,000	4.4%
Chad M. Frazell, CHRO	$545,000	$560,000	2.8%

The base salary for Mr. Rebelez was approximately at the market median and the base salary of the other NEOs, on average, was approximately at 105% of the market median.
Annual Incentive Compensation Program
The NEOs participate in the AIP, which is at-risk performance-based pay that delivers annual cash incentives when key financial/operating goals are met or exceeded. The Committee made no material changes to the structure of the AIP during its annual review. Therefore, the AIP metrics for the 2025 fiscal year are as follows:

2025 AIP Metrics	Weight
EBITDA	60%
Same-Store Sales Growth (Inside Sales) (%)	40%

Notice & Proxy Statement	34

The payout at target for each NEO, which was based in-part on market and survey data reviewed by the Committee, consists of an overall payout range from 0% to 200% of target depending on performance. Below the threshold level, there is no payout. Achievement of threshold levels results in payouts of 25% of target, and achievement of maximum levels results in payouts of 200% of target:

	Target AIP Payout as a % of Base Salary	Payout Range as a % of Target
		Thresh.	Target	Max
Darren M. Rebelez, CEO	150%	25%	100%	200%
Stephen P. Bramlage, Jr., CFO	100%	25%	100%	200%
Ena Williams, COO	100%	25%	100%	200%
Thomas P. Brennan, CMO	75%	25%	100%	200%
Chad M. Frazell, CHRO	75%	25%	100%	200%

The target total cash for Mr. Rebelez was approximately 103% of the market median and the average target payout of the other NEOs approximated 104% of the market median.
Annual Incentive Metrics
The following is a detailed description of the AIP metrics for the 2025 fiscal year:

2025 AIP Metrics
Metrics	Weight	Description
EBITDA	60%
EBITDA: We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization, which is a critical financial measure in our business because it:
⯀
Measures overall financial performance and value created by the Company
⯀
Provides a focus on core operating results and represents a key basis for stock valuation
⯀
Is useful to investors in evaluating our operating performance because analysts and other parties use it as a measure of financial performance and debt service capabilities
⯀
Aligns with the Company’s long-term strategic plan (i.e., its commitments to investors)
⯀
Is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets and assessing performance
⯀
Is a common incentive and performance metric used by our peers and others in the convenience store industry

Same-Store Sales Growth (Inside) (%)	40%
Same-Store Sales: Same-store sales includes aggregated individual store results for all stores open throughout a particular period. When comparing annual data, the store must be open for each entire fiscal year being compared. Remodeled stores that remained open or were closed for just a very brief period of time (i.e., less than a week) during the period being compared remain in the same-store sales comparison. If a store is replaced, either at the same location (i.e., razed and rebuilt) or relocated to a new location, it is removed from the comparison until the new store has been open for each entire period being compared. Newly constructed and acquired stores do not enter the calculation until they are open for each entire period being compared.
Growth: In the case of inside, the same-store sales growth metric is equal to the percentage increase in same-store sales from the prior fiscal year (i.e., the 2024 fiscal year), which is calculated based on each year’s revenue (i.e., dollars).
Inside: Inside includes a combination of the Company’s “prepared food and dispensed beverage” and “grocery and general merchandise” categories, which historically have consisted of the Company’s highest margin products. Over the past three fiscal years, on average, these categories have accounted for approximately 34% of the Company’s total revenue but have resulted in approximately 63% of total gross profit.

Notice & Proxy Statement	35

Annual Incentive Goal Setting
Each fiscal year, our CEO, CFO and other members of the management team prepare comprehensive strategic business goals and objectives in the form of an annual operating/financial plan (the “Operating Plan”), which is designed to ensure that short-term objectives are met or exceeded in a manner consistent with long-term shareholder value creation and our long-term strategic plan. The Committee, and ultimately the Board, reviews and approves the Operating Plan, typically in June of each year, and its pro forma results generally become the target performance levels for each AIP metric. The Committee then sets threshold and maximum performance goals, with the intent of providing reasonable upside opportunity and downside risk.
The chart below summarizes the 2025 AIP performance goals that were established, which consisted of meaningful increases at target over the prior year’s goals (i.e., EBITDA, a 21.9% increased target goal, which was also 7.8% above 2024 fiscal year actual EBITDA performance, which was the highest in Company history), which the Committee believed were fair, yet challenging, to the NEOs and fair to the Company’s shareholders:

2025 AIP Metrics	Threshold	Target	Maximum
EBITDA	$971 million	$1,142 million	$1,313 million
Same-Store Sales Growth (Inside) (%)	1%	4%	7%

The Board, in approving the Operating Plan, and the Committee, in setting these goals, considered a number of factors, including the Company’s record financial results from the prior fiscal year, the lingering uncertainty and volatility created in the fuel market by geopolitical uncertainty, inflation, rising interest rates and their effect on the overall economy and consumer spending as a whole, consumer sentiment and behavior generally, and the other detailed information as presented in the Operating Plan, which included forecasts and best-estimates at the time related to the general economic outlook, consumer trends, guest mobility, macroeconomic factors and other related information.
Annual Incentive Payout Levels
As noted above, the potential payout under the AIP is represented as a percentage of base salary. The potential payout at target for the 2025 AIP for each NEO was as follows:

	Target AIP Payout as a % of Base Salary	Target AIP Payout
Darren M. Rebelez, CEO	150%	$1,800,000
Stephen P. Bramlage, Jr., CFO	100%	$780,000
Ena Williams, COO	100%	$780,000
Thomas P. Brennan, CMO	75%	$446,250
Chad M. Frazell, CHRO	75%	$420,000

The target is then applied against each of the following individual percentages, which correspond to the achievement of the 2025 AIP performance goals, set forth above. The following table reflects the weighting of each performance metric:

Payout Formula (as a % of target payout)
2025 AIP Metrics	Threshold	Target	Maximum
EBITDA	15%	60%	120%
Same-Store Sales Growth (Inside Sales) (%)	10%	40%	80%
	25%	100%	200%

Notice & Proxy Statement	36

2025 Fiscal Year AIP Results
As highlighted above, the Company achieved record financial performance during its 2025 fiscal year, including record EBITDA of $1.2 billion (up 13.2% for the year) and a same-store inside sales increase of 2.6%, each notable achievements considering the Company’s record performance the prior three years and the other significant factors mentioned above that were considered when setting the 2025 AIP performance goals. As a result, the NEOs achieved an AIP payout equal to 109% of their respective target.
The chart below summarizes the 2025 AIP performance goals compared to the actual results in each respective category and the corresponding payout as a percentage of the target base salary:

AIP Performance Goals v. 2025 Fiscal Year Actual Results
2025 AIP Metrics	Threshold	Target	Maximum	FY25 Actual Results	FY25 Weighted Payout
EBITDA	$971 million	$1,142 million	$1,313 million	$1,208 million	83%
Same-Store Sales Growth (Inside) (%)	1%	4%	7%	2.6%	26%
					109%

As such, the aggregate payout under the 2025 AIP for each NEO is equal to 109% of their respective target payout, resulting in the following payments:

	2025 AIP Target Payout	Payout %	2025 AIP Actual Payout
Darren M. Rebelez, CEO	$1,800,000	109%	$1,962,000
Stephen P. Bramlage, Jr., CFO	$780,000	109%	$850,200
Ena Williams, COO	$780,000	109%	$850,200
Thomas P. Brennan, CMO	$446,250	109%	$486,413
Chad M. Frazell, CHRO	$420,000	109%	$457,800

Five-Year AIP Payout History (as a percentage of target)
The AIP, over the past five fiscal years, has resulted in the following payments to the respective NEOs as a percentage of their target for that particular fiscal year, resulting in a five-year average payout of 166% of target: 2021 (200%), 2022 (188%), 2023 (178%), 2024 (157%), and 2025 (109%).
Long-Term Incentive Compensation Program
A significant portion of NEO compensation is delivered through equity awards, in the form of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), granted annually under the Company’s long-term incentive compensation program (the “LTIP”). The Committee did not make any changes to the structure or the metrics included in the LTIP for the 2025 fiscal year, and believes this consistency is an important factor in motivating the NEOs to deliver long-term financial performance under the LTIP’s key financial and operational metrics.
Long-Term Incentive Structure
For the 2025 fiscal year, and which has been the Company’s recent practice, 75% of the LTIP was granted in the form of PSUs, with half subject to performance goals based on EBITDA and half subject to performance goals based on return on invested capital (“ROIC”), and 25% of the LTIP was granted in the form of time-based RSUs.
The PSUs result in zero payout if the Company does not achieve its threshold EBITDA and ROIC performance goals over the three-year performance period (i.e., 2025-2027 fiscal years) (the “Performance Period”) and 200% payout if the Company achieves applicable performance goals at maximum levels.

Notice & Proxy Statement	37

Following the determination of EBITDA and ROIC goals for the Performance Period, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group (i.e., S&P 500). If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%, and if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on maximum performance goals achieved, could result in a payment of up to 250% of target for PSUs) (the “TSR Modifier”).

2025 LTIP Metrics	Award Type	% of LTIP	Payout Range				Vesting
			Thresh.	Target	Max	TSR Modifier
EBITDA	PSUs	37.5%	50%	100%	200%	+/- 25%	Vests in full on June 15, 2027, generally subject to continued employment and the Company’s achievement of applicable performance goals over the three-year Performance Period
ROIC	PSUs	37.5%	50%	100%	200%
Time-Based	RSUs	25%	Time-based only and not subject to adjustment based on performance				Vests in three equal installments on June 15, 2025-2027, generally subject to continued employment

The combination of PSUs and RSUs serves the Company’s long-term objectives because PSUs reward NEOs for meeting key financial goals that are important to the long-term performance of the Company, and RSUs support talent attraction and retention and balances the inherent challenges associated with PSUs, as non-controllable and highly variable external factors may affect the achievement of the Company’s performance metrics. The target, threshold and maximum performance levels are set to present our NEOs with reasonable upside and downside reward opportunities which align with typical market practices.
The value of the LTIP awards at target for each NEO, which was based in-part on market and survey data reviewed by the Committee, is set forth in the table below:

	Target LTIP as a % of Base Salary	Target LTIP Value on Award Date
Darren M. Rebelez, CEO	$7,500,000*	$7,500,000
Stephen P. Bramlage, Jr., CFO	250%	$1,950,000
Ena Williams, COO	275%	$2,145,000
Thomas P. Brennan, CMO	200%	$1,190,000
Chad M. Frazell, CHRO	175%	$980,000

*Mr. Rebelez’s 2025 fiscal year LTIP target was set as a dollar amount, as opposed to a percentage of salary.
The increase to the target LTIP award for Mr. Rebelez (from $6,700,000) and Ms. Williams (from 250%) from the 2024 fiscal year reflected the results of the Committee’s competitive compensation analysis, a desire to move the elements of their compensation to a higher mix of long-term, at-risk performance-based compensation, as well as reflecting their experience in role. As a result, Mr. Rebelez’s target LTIP award value for the 2025 fiscal year was approximately 111% of the market median, with his total target direct compensation at 106% of the market median. Ms. Williams’s LTIP target award values brought her total target direct compensation to 96% of the market median, with total target direct compensation for all NEOs at 103% of market median.

Notice & Proxy Statement	38

Long-Term Incentive Performance Metrics

2025 LTIP Performance Metrics
Metrics	Weight	Description
EBITDA	37.5%
EBITDA: We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization, which is a critical financial measure in our business because it:
⯀
Measures overall financial performance and value created by the Company
⯀
Provides a focus on core operating results and represents a key basis for stock valuation
⯀
Is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities
⯀
Aligns with the Company’s strategic plan (i.e. its commitments to investors)
⯀
Is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets and assessing performance
⯀
Is a common incentive and performance metric used by our peers and others in the convenience store industry

ROIC	37.5%
ROIC: ROIC for each fiscal year is calculated as operating income after depreciation and tax, divided by average invested capital for that fiscal year. All of the following ROIC inputs come directly from the audited financial statements: “operating income” equals total revenue less cost of goods sold (exclusive of depreciation and amortization) less operating expenses; “depreciation” equals depreciation and amortization; “tax” equals operating income less depreciation multiplied by the effective tax rate where “effective tax rate” equals federal and state income taxes divided by income before income taxes; “average invested capital” equals the summation of notes, lines of credit, current maturities of long-term debt and finance lease obligations, long-term debt and finance lease obligations, net of current maturities, and total shareholders’ equity for the current fiscal year and the previous fiscal year divided by two.
In addition to being a common incentive metric among the Compensation Peer Group, because the Company seeks to enlarge its operating footprint, the Committee believes that ROIC is a particularly useful measure of management’s effectiveness in creating value for our shareholders by measuring the Company’s returns on capital expenditures.

TSR	PSU Modifier
TSR: TSR means the change in the value, expressed as a percentage of a given dollar amount invested in an applicable peer company’s most widely publicly traded stock over the three-year performance period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in additional stock of the company. The Company’s TSR is then compared to the TSR of the TSR Peer Group.
The Committee believes that relative TSR is an effective measure of the long-term success of the Company while normalizing external, macroeconomic factors that fall outside of the Company’s control, and aligns performance with the shareholder experience, and as such, includes the metric in the role of a PSU modifier as opposed to a primary performance metric.

Long-Term Incentive Goal Setting
As with the AIP, the performance goals under the LTIP are generally derived from the Operating Plan (see above under the section entitled “Compensation Program Elements–Annual Incentive Goal Setting”), in combination with the objectives of the Company’s long-term strategic plan at that time and are approved by the Committee. As noted above, this review and approval occurred during June of the 2025 fiscal year.

Notice & Proxy Statement	39

2025 Fiscal Year LTIP Awards
The target value of the LTIP award for each NEO is represented as a percentage of base salary (or for Mr. Rebelez, a dollar amount), resulting in the following number of units awarded, at target:

	RSUs Subject to Time-Based Goals(1)(2)(6) (# of units)	PSUs Subject to EBITDA Goals (at target)(1)(3)(5)(6) (# of units)	PSUs Subject to ROIC Goals (at target)(1)(4)(5)(6) (# of units)
Darren M. Rebelez, CEO	5,620	8,429	8,429
Stephen P. Bramlage, Jr., CFO	1,461	2,192	2,192
Ena Williams, COO	1,607	2,411	2,411
Thomas P. Brennan, CMO	892	1,338	1,338
Chad M. Frazell, CHRO	735	1,102	1,102
Additional Information

(1)
The number of RSUs and the target number of PSUs were determined by dividing the value of the award approved by the Committee by the 20-day average closing price of a share of Common Stock on the applicable award date (i.e., $326.88 on June 6, 2024 for Mr. Rebelez, $326.12 on June 5, 2024 for the other NEOs).
(2)
RSUs Subject to Time-Based Goals: These units represent 25% of the overall value of each NEO’s target LTIP award. The units vest in three equal installments on June 15, 2025-2027, subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement, and are not subject to the achievement of performance goals.
(3)
PSUs Subject to EBITDA Goals: These units represent 37.5% of the overall value of each NEO’s target LTIP award, vest in full on June 15, 2027, subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement, and are subject to adjustment based on the Company’s performance. The final number of units earned will be based on the Company’s cumulative EBITDA achievement over the Performance Period. The number of units awarded to each NEO is based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) EBITDA goals over the Performance Period.
(4)
PSUs Subject to ROIC Goals: These units represent 37.5% of the overall value of each NEO’s target LTIP award, vest in full on June 15, 2027, subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement, and are subject to adjustment based on the Company’s performance. The final number of units earned will be based on the Company’s three-year average ROIC achievement over the Performance Period. The number of units awarded to each NEO is based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) ROIC goals over the Performance Period.
(5)
TSR Modifier: Following the determination of EBITDA and ROIC goals for the Performance Period, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group (i.e., S&P 500), where by the members of the members of the TSR Peer Group at the end of the Performance Period (other than the Company) will be ranked highest to lowest according to each member’s TSR over the Performance Period, with the Company’s percentile rank to be determined based on linear interpolation by reference to the two members whose TSRs are immediately above and below the Company’s TSR. If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%, and if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on maximum performance goals achieved, could result in a payment of up to 250% of target for PSUs).
(6)
Dividend Equivalents: The LTIP awards will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable vesting requirements and performance goals have been met (i.e., no payment will be made for RSUs and PSUs that do not vest).

Payout of 2023-2025 Fiscal Year PSU Awards (Granted in FY23)
On April 30, 2025, the Company completed the three-year performance period for the performance-based awards granted for the 2023 fiscal year (granted in June 2022), which LTIP awards consisted of PSUs subject to EBITDA metrics and PSUs subject to ROIC metrics, representing 37.5% and 37.5%, respectively, of the total value of all such awards (with the other 25% of the LTIP as time-based awards).

Notice & Proxy Statement	40

In June 2025, the Committee evaluated performance against the goals and certified the performance and corresponding payout levels to the NEOs as follows, which awards vested on June 15, 2025:

2023 PSU Payout
2023 PSU Metrics	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	TSR Modifier (+ 25%)?	% of Target Earned
EBITDA (3-Year Cumulative)	$2,500M	$2,651M	$2,808M	$3,212M	Yes - 94th percentile	250%
ROIC (3-Year Average) (%)	7.5%	9.5%	10.5%	11.8%	Yes - 94th percentile	250%

As noted, the Company’s Relative TSR for the applicable performance period was outstanding – at the 94th percentile of the TSR Peer Group (actual TSR for the period was 120%) – and as such, was in the top quartile of the group, resulting in a 25% increase to the number of PSUs actually awarded, for a total LTIP payout at 250% of target.
Other Provisions for Equity Awards
Retirement: The equity award agreements contain retirement provisions which provide for a “rule of 65” (55 years of age + 10 full years of service) and “rule of 75” (age + full years of service), whereby if either rule is satisfied, a participant who separates by reason of normal retirement will retain all of his or her unvested RSUs and PSUs, which will vest as originally scheduled, subject to the achievement of applicable performance goals in the case of PSUs. As of April 30, 2025, none of the NEOs had satisfied the retirement conditions. The Committee presently intends to continue this practice and believes it rewards long-term, successful service to the Company while encouraging natural turnover at appropriate times.
“Double-Trigger” Change of Control: As set forth in the 2018 Stock Incentive Plan (the “2018 Plan”) (and as also set forth in the proposed 2025 Stock Incentive Plan) and applicable equity award agreements, vesting of equity awards will not accelerate upon a change of control unless (i) the awards are not assumed by the acquirer or (ii) a participant is terminated without cause or resigns for good reason within 24 months following the change of control. As such, the Company does not have any “single-trigger” change of control provisions in any of its equity award agreements.
Benefits and Perquisites
We provide our NEOs’ with benefits and perquisites that the Committee believes are important components of each NEOs’ compensation and benefits package (for additional details for the applicable NEOs, see Footnote 3 to the Summary Compensation Table):

Benefits and Perquisites
Benefits: Our NEOs are eligible to participate in health, life insurance and retirement benefits that are the same as those offered to the Company’s other team members.

Perquisites: We provide our named executive officers with perquisites and other personal benefits that we believe to be reasonable and competitive with those offered by our peers. These limited perquisites include (i) financial planning and tax services, (ii) an executive physical, (iii) identity theft monitoring/protection; (iv) supplemental disability insurance; (v) a $1,500 per month auto allowance; and (vi) for Mr. Rebelez, an additional 10-year level premium term life insurance policy with a death benefit of $1,000,000. Only business-related travel is permitted on Company aircraft, except that spouses of NEOs may travel on Company aircraft if accompanying the NEO to, and participating in, a business function. In addition, pursuant to the terms of his amended employment agreement (which, as discussed below, was amended during the 2025 fiscal year), Mr. Rebelez is entitled to up to 50 hours per fiscal year of personal flight time on Company aircraft, subject to the Company’s policies regarding aircraft usage. We also provided a limited personal security assessment for our NEOs during the 2025 fiscal year as part of a broader executive risk mitigation strategy developed by our Asset Protection team. The Company does not provide our NEOs with any gross-ups to reimburse for tax obligations in connection with the personal use of Company-owned vehicles or aircraft or their receipt of any other benefits or perquisites.

Officer Severance Plan: Mr. Brennan and Mr. Frazell are eligible executives under the Casey’s General Stores, Inc. Officer Severance Plan (the “Officer Severance Plan”). The Officer Severance Plan provides that if their employment is terminated by the Company without cause or by them for good reason (each as defined in the Officer Severance Plan), other than within 24 months following a change of control, they would be entitled to cash severance payments equal to 18 months’ base salary and 18 months of COBRA premiums, payable in equal installments over 18 months, subject to the execution of and compliance with a separation agreement and general release in favor of the Company, including confidentiality and non-solicitation covenants. In the event of a termination that entitles Mr. Brennan or Mr. Frazell to severance under any change of control or similar agreement, they would instead become eligible for the benefits set forth in such change of control agreement (i.e., no duplicative payments between severance and change of control benefits).

Mr. Rebelez, Mr. Bramlage and Ms. Williams are provided severance benefits under their employment agreements that mirror the Officer Severance Plan, described immediately above, except that Mr. Rebelez’s severance payments would be equal to 24 months’ base salary, paid in a lump-sum, and 24 months of COBRA premiums, payable in equal installments over 24 months.

Notice & Proxy Statement	41

OTHER COMPENSATION PROGRAMS AND POLICIES
The Company maintains the following additional compensation programs or plans that supplement the primary executive compensation elements described above:

Additional Programs

Employment Agreements: During the 2025 fiscal year, we were party to employment agreements with Mr. Rebelez, Mr. Bramlage and Ms. Williams; none exist with any other officers. For a further description of the agreements, including amendments made to Mr. Rebelez’s agreement during the 2025 fiscal year, see below in the section entitled “Executive Compensation–Employment Agreements.”

Change of Control Agreements: We maintain “double-trigger” change of control agreements with our NEOs and 29 other officers. The purpose of the agreements is to encourage these individuals to continue to carry out their duties in the event of a possible change of control of the Company. For a further description of the agreements for the NEOs, see below in the section entitled “Executive Compensation–Change of Control Severance Agreements.”

401K Plan: All NEOs are eligible to participate in the 401K Plan on the same terms and conditions as other eligible, full-time employees, under which the Company makes matching contributions up to a certain percentage of the participant’s salary.

Deferred Compensation Plan: The Company maintains the Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that allows the participants, including our NEOs, to defer a portion of their income without the limits imposed by the Internal Revenue Code on 401K deferrals. The Company does not make matching or other contributions to the Deferred Compensation Plan and there are no guaranteed or premium returns for participants. For a further description of the plan, see below in the section entitled “Executive Compensation–Nonqualified Deferred Compensation.”

The Company also has the following conservative compensation policies that discourage excessive risk-taking and focus on long-term success:

Other Compensation Policies

Stock Ownership Policy: The Company has robust stock ownership requirements for its officers, including our NEOs. The policy requires each officer to own a number of shares of Common Stock within a five-year period equal to a multiple of base salary, as follows: CEO—5x, Chief/SVPs—3x, VPs—2x. For this purpose, restricted stock, unvested RSUs and vested 401K Plan shares may be counted towards the ownership requirement, but PSUs and stock options are not counted. As of the Record Date, all of the NEOs had met their respective ownership requirement, as follows: Mr. Rebelez (required: $6,750,000; owned: $51,904,154), Mr. Bramlage (required: $2,430,000; owned: $15,435,157), Ms. Williams (required: $2,430,000; owned: $11,112,149), Mr. Brennan (required: $1,860,000; owned: $5,529,285) and Mr. Frazell (required: $1,740,000; owned: $6,924,363). These ownership levels coupled with the focus of our pay program on incentive-based compensation further illustrates the strong ties between our NEOs’ and shareholders' interests.

Compensation Recovery (“Clawback”) Policy: The Company shall recoup, in all appropriate circumstances and in accordance with applicable law, any incentive payment made to an executive officer or former executive officer whenever (i) the payment was based upon achieving certain financial results that were subsequently the subject of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (other than changes to historical financial statements that do not represent error corrections including a restatement caused by a change in applicable accounting rules or interpretations), and (ii) a lower payment would have been made to the executive officer or former executive officer based on the restated financial results. The Company will, to the extent practicable, recoup from the executive officer the amount by which the incentive payments for the recoverable period exceeded the lower payment that would have been made based on the restated financial results.

Hedging and Pledging: The Company prohibits hedging of Company stock and other short-term speculative transactions, as well as the pledging of Company stock. For a further description, see above in the section entitled “Governance of the Company–Accountability.”

No Tax Gross-Ups: The NEOs are not entitled to any excise tax gross-up payments with respect to Section 280G. Instead, their change of control agreements provide for a “best net” approach, whereby change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to the NEO on a net after-tax basis than receiving the full payments and paying the excise taxes. In addition, neither the 2018 nor proposed 2025 Stock Incentive Plan provide for tax gross-ups for any participant.

Timing of Equity Awards: The Committee (or the Board, for the CEO’s awards) generally approves equity awards during its regularly scheduled meeting in the first quarter of the fiscal year (or, for eligible participants hired thereafter, during its next regularly scheduled quarterly meeting; and, for director awards, on the date of the annual shareholders’ meeting). These awards are not granted in anticipation of the release of material non-public information, nor is the timing of disclosures of material non-public information based on award grant dates. The Committee has not awarded any stock options or similar awards since 2011. However, if it chooses to do so, options can only be awarded by the Committee at an in-person meeting and not by written consent. In addition, options can be granted only within a two-week period following the release of the Company’s annual financial results in June and only if directors are not at that time in possession of material non-public information about the Company. Under this policy, the grant date of options is the date of the meeting when the grant is approved, and all options must be granted with an exercise price equal to the closing price of Common Stock on the grant date.

Notice & Proxy Statement	42

TAX TREATMENT OF CERTAIN COMPENSATION
The Tax Reform Act, which was signed into law on December 22, 2017, eliminated the exception for “performance-based compensation” under Section 162(m) of the Code with respect to the Company’s 2019 fiscal year and thereafter. As a result, the Company expects that compensation over $1,000,000 per year paid to any NEO (and any person who was a named executive officer for any year beginning with the Company’s 2018 fiscal year) will be nondeductible under Section 162(m).
RECENT EXECUTIVE COMPENSATION DECISIONS FOR THE 2026 FISCAL YEAR
Since the end of the 2025 fiscal year, the following decisions have been made by the Committee and the Board, as applicable, with respect to compensation matters for the 2026 fiscal year for the Company’s NEOs:
Base Salaries: Base salary increases for the following NEOs for the 2026 fiscal year are as follows: Mr. Bramlage, $30,000 increase to $810,000; Ms. Williams, $30,000 increase to $810,000; Mr. Brennan, $25,000 increase to $620,000; and Mr. Frazell, $20,000 increase to $580,000. In addition, Mr. Rebelez’s base salary was increased by $150,000 to $1,350,000, effective for the 2026 fiscal year, through the amendment to his employment contract executed in December 2024, as further discussed below in the narrative discussion to the summary compensation table.
AIP: The AIP structure, metrics and goals for the 2026 fiscal year was approved, which, consistent with the 2025 fiscal year, will be based 60% on EBITDA, with the remaining 40% based on same-store sales growth in the inside category. The payout at target is based on a percentage of 2026 fiscal year base salary (and were unchanged from fiscal year 2025 levels): Mr. Rebelez, 150%; Mr. Bramlage, 100%; Ms. Williams, 100%; Mr. Brennan, 75%; and Mr. Frazell, 75%, each with an overall payout range from 0% to 200% of target depending on performance. All bonuses earned under the plan will be paid in cash.
LTIP: The LTIP structure, metrics and goals for the 2026 fiscal year were approved which, consistent with the 2025 fiscal year, will be based on a percentage of 2026 fiscal year base salary, or for Mr. Rebelez, a target dollar amount instead of a percentage: Mr. Rebelez, $9,275,000; Mr. Bramlage, 325%; Ms. Williams, 350%; Mr. Brennan, 275%; and Mr. Frazell, 275%, and will again consist of time-based RSUs comprising 25% of the award amount, PSUs subject to EBITDA performance goals comprising 37.5% of the award amount and PSUs subject to ROIC performance goals comprising 37.5% of the award amount. The PSUs granted represent a target amount, with the number of shares awarded based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) performance goals over a three-year performance period (fiscal years 2026-2028). In addition, the awards will accrue dividend equivalents (which are paid in cash upon vesting only if, and to the extent that, the underlying awards vest) and the PSUs will be subject to the TSR Modifier. The RSUs will vest in equal installments on June 15, 2026-2028 and the PSUs will vest in full on June 15, 2028, subject to satisfaction of the applicable performance goals and application of the TSR Modifier, with each generally subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement.
The base salary increases noted above, along with the increases to NEO LTIP target percentages or amounts, reflect market adjustments and the Committee’s desire to increase the mix of long-term, at-risk performance-based compensation, and is reflective of the Company’s strong financial/operating results, the NEOs’ tenure, and their individual performance and contributions during the 2025 fiscal year.
The Board also approved the adoption of the proposed 2025 Stock Incentive Plan, which has been submitted to shareholders for their approval under this proxy statement. The proposed 2025 Stock Incentive Plan is intended to replace the 2018 Stock Incentive Plan, under which no new awards will be allowed to be granted as of the date the proposed 2025 Stock Incentive Plan is approved by our shareholders. The terms of the proposed 2025 Stock Incentive Plan are generally consistent with the terms of the 2018 Stock Incentive Plan. For more information on the proposed 2025 Stock Incentive Plan, see “Proposal 4.”

Notice & Proxy Statement	43

COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 28. Based on the Committee’s review and the discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Gregory A. Trojan, Chair
Donald E. Frieson
Allison M. Wing
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION
The members of the C/HC Committee are Mr. Trojan, Mr. Frieson, and Ms. Wing, none of whom has ever been an officer or employee of the Company or any its subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. During the 2025 fiscal year, there were no executive officer-director interlocks where an executive officer of the Company served on the compensation committee or board of another corporation that had an executive officer serving on the Company’s Board or C/HC Committee.
COMPENSATION PROGRAMS AND RISK MANAGEMENT
The C/HC Committee has considered whether any of its compensation programs and policies are reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual incentive payments and the equity compensation programs, maximum potential incentive payments, multi-year vesting schedules for RSUs and PSUs as well as the performance goals for PSUs, encourage employees to maintain both a short- and a long-term view with respect to Company performance. For these reasons, the C/HC Committee has determined that its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.

Notice & Proxy Statement	44

EXECUTIVE COMPENSATION
The table below summarizes the total compensation paid or earned by our CEO, CFO and each of our three other most highly compensated executive officers (our “named executive officers” or “NEOs”), for services rendered during the 2025 fiscal year:
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Darren M. Rebelez President and Chief Executive	2025	$1,200,000	$7,347,609	$1,962,000	$170,581	$10,680,190
	2024	$1,200,000	$6,542,924	$2,826,000	$57,332	$10,626,257
	2023	$1,150,000	$6,336,938	$3,070,500	$49,941	$10,607,379

Stephen P. Bramlage, Jr. Chief Financial Officer	2025	$780,000	$1,906,171	$850,200	$115,168	$3,651,539
	2024	$750,000	$1,829,796	$1,177,500	$75,319	$3,832,615
	2023	$720,000	$1,648,674	$961,200	$65,908	$3,395,782

Ena Williams Chief Operating Officer	2025	$780,000	$2,096,625	$850,200	$90,044	$3,816,869
	2024	$750,000	$1,829,796	$1,177,500	$63,175	$3,820,471
	2023	$720,000	$1,831,468	$1,281,600	$60,050	$3,893,118

Thomas P. Brennan Chief Merchandising Officer	2025	$595,000	$1,163,596	$486,413	$100,790	$2,345,799
	2024	$570,000	$1,112,680	$671,175	$73,030	$2,426,885
	2023	$550,000	$1,119,150	$734,250	$64,123	$2,467,523

Chad M. Frazell Chief Human Resources Officer	2025	$560,000	$958,467	$457,800	$95,677	$2,071,944
	2024	$545,000	$930,806	$641,738	$68,789	$2,186,332
	2023	$520,000	$793,763	$601,640	$54,307	$1,969,715

(1)
The amounts in the Stock Awards column represent the aggregate grant date fair value of RSUs and PSUs awarded to the applicable NEO under the applicable LTIP. For the 2023-2025 fiscal years, the LTIP awards include time-based RSUs and PSUs subject to ROIC and EBITDA metrics, in each case representing 25%, 37.5% and 37.5%, respectively, of the total value of each NEO’s LTIP awards. The PSUs awarded for 2023-2025 vest in full on June 15, 2025-2027, respectively, and the RSUs for 2023-2025 vested, or vest, as applicable, in equal installments on the first three anniversaries of their respective grant dates, generally subject to continued employment and, in the case of PSUs, to the Company’s achievement of applicable performance goals.

The grant date values of the PSUs granted in each of the 2023-2025 fiscal years, based on maximum achievement of performance conditions, are detailed below:

	Maximum Grant Date Value of All 2023 PSUs	Maximum Grant Date Value of All 2024 PSUs	Maximum Grant Date Value of All 2025 PSUs
Darren M. Rebelez	$9,505,407	$9,814,274	$11,021,086
Stephen P. Bramlage, Jr.	$2,472,907	$2,744,807	$2,859,420
Ena Williams	$2,747,306	$2,744,807	$3,145,101
Thomas P. Brennan	$1,678,725	$1,668,907	$1,745,394
Chad M. Frazell	$1,190,444	$1,396,322	$1,437,537

Additionally, the 2023-2025 PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group (i.e., S&P 500) for the respective performance period (i.e., 2023-2025 fiscal years for the 2023 awards, 2024-2026 fiscal years for the 2024 awards, and 2025-2027 for the 2025 awards). As discussed further in the Long-Term Incentive Compensation section of the CD&A, if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs) (the “TSR Modifier”). With the application of the TSR Modifier, the total maximum grant date value of all 2023-2025 fiscal year PSUs is as follows: Mr. Rebelez, $11,881,760 (2023), $12,267,842 (2024), and $13,776,357 (2025); Mr. Bramlage, $3,091,134 (2023), $3,431,008 (2024), and $3,574,275 (2025); Ms. Williams, $3,434,133 (2023), $3,431,008 (2024), and $3,931,376 (2025); Mr. Brennan, $2,098,406 (2023), $2,086,134 (2024), and $2,181,742 (2025); Mr. Frazell, $1,488,055 (2023), $1,745,402 (2024), and $1,796,921 (2025).
See the Long-Term Incentive Compensation Program section of the CD&A for information regarding the performance criteria for the 2025 PSUs and their relative weight.
For information about the financial reporting of RSUs and PSUs, see Footnote 4 to the Company’s consolidated financial statements included in its Form 10-K for the 2025 fiscal year. The actual value, if any, realized by a NEO from PSUs will depend on the actual performance level achieved by the Company for the applicable performance period.
(2)
The amounts set forth in the Non-Equity Incentive Plan Compensation column represent cash incentives paid to each NEO for the applicable fiscal year under the AIP. See the Annual Incentive Compensation Program section of the CD&A for additional information regarding the 2025 AIP.

Notice & Proxy Statement	45

(3)	The amounts comprising All Other Compensation for the 2025 fiscal year are detailed below:

	401K Plan Matching Contribution	Life Insurance Premiums	Perquisites	Total
Darren M. Rebelez	$20,700	$1,999	$147,882	$170,581
Stephen P. Bramlage, Jr.	$20,700	$—	$94,468	$115,168
Ena Williams	$20,700	$—	$69,344	$90,044
Thomas P. Brennan	$20,700	$—	$80,090	$100,790
Chad M. Frazell	$20,700	$—	$74,977	$95,677

Perquisites include (i) a personal automobile allowance, (ii) identity theft protection, (iii) an executive physical, (iv) personal executive security assessment costs, (v) supplemental disability insurance benefits, (vi) for Mr. Bramlage, Ms. Williams, Mr. Brennan and Mr. Frazell, financial planning services, and (vii) for Mr. Rebelez, Ms. Williams, Mr. Brennan, and Mr. Frazell, the aggregate incremental costs of their spouse traveling on Company aircraft to accompany them to, and to participate in, a business function (as calculated below). None of these individually exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each NEO. Mr. Rebelez’s perquisites also include $85,735 in aggregate incremental costs for personal use of Company aircraft, which (i) for Company-owned aircraft include, for each personal flight, the estimated hourly operating cost of the aircraft (including maintenance repairs) multiplied by the number of flight hours, plus actual fuel costs, airport fees (parking, landing, service, and security), catering, and crew expenses, and (ii) for hours available to the Company on third-party aircraft, the full, invoiced cost and expenses for each flight. NEOs were also provided with group life insurance and group medical coverage that are not included because, with the exception of Mr. Rebelez’s supplemental life insurance under his employment agreement (reflected above), they are provided under broad-based, non-discriminatory benefit plans.

Notice & Proxy Statement	46

Grants of Plan-Based Awards in Fiscal 2025
The following table provides information regarding grants of equity and non-equity incentive awards under Company plans for each NEO during the 2025 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type	Grant Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Darren M. Rebelez	Annual Incentive	—	$450,000	$1,800,000	$3,600,000	—	—	—	—	$—
	LTIP RSU	6/6/2024	$—	$—	$—	—	—	—	5,620	$1,837,066
	LTIP PSU (ROIC)	6/6/2024	$—	$—	$—	4,215	8,429	16,858	—	$2,755,272
	LTIP PSU (EBITDA)	6/6/2024	$—	$—	$—	4,215	8,429	16,858	—	$2,755,272

Stephen P. Bramlage, Jr.	Annual Incentive	—	$195,000	$780,000	$1,560,000	—	—	—	—	$—
	LTIP RSU	6/5/2024	$—	$—	$—	—	—	—	1,461	$476,461
	LTIP PSU (ROIC)	6/5/2024	$—	$—	$—	1,096	2,192	4,384	—	$714,855
	LTIP PSU (EBITDA)	6/5/2024	$—	$—	$—	1,096	2,192	4,384	—	$714,855

Ena Williams	Annual Incentive	—	$195,000	$780,000	$1,560,000	—	—	—	—	$—
	LTIP RSU	6/5/2024	$—	$—	$—	—	—	—	1,607	$524,075
	LTIP PSU (ROIC)	6/5/2024	$—	$—	$—	1,206	2,411	4,822	—	$786,275
	LTIP PSU (EBITDA)	6/5/2024	$—	$—	$—	1,206	2,411	4,822	—	$786,275

Thomas P. Brennan	Annual Incentive	—	$111,563	$446,250	$982,500	—	—	—	—	$—
	LTIP RSU	6/5/2024	$—	$—	$—	—	—	—	892	$290,899
	LTIP PSU (ROIC)	6/5/2024	$—	$—	$—	669	1,338	2,676	—	$436,349
	LTIP PSU (EBITDA)	6/5/2024	$—	$—	$—	669	1,338	2,676	—	$436,349

Chad M. Frazell	Annual Incentive	—	$105,000	$420,000	$840,000	—	—	—	—	$—
	LTIP RSU	6/5/2024	$—	$—	$—	—	—	—	735	$239,698
	LTIP PSU (ROIC)	6/5/2024	$—	$—	$—	551	1,102	2,204	—	$359,384
	LTIP PSU (EBITDA)	6/5/2024	$—	$—	$—	551	1,102	2,204	—	$359,384

(1)
Represents the potential cash incentive amounts payable to each NEO under the AIP. The total value at target is represented as a percentage of base salary. Below the threshold level, there is no payout. Achievement of the threshold level results in payout of 25% of target, and achievement of the maximum level results in payout of 200% of target. Each NEO’s annual incentive opportunity was based on (i) EBITDA (60%), and (ii) same-store sales growth for the inside sales categories (40%). See the Annual Incentive Compensation Program section of the CD&A for additional information. The payments earned for the 2025 fiscal year, as set forth in the Summary Compensation Table, represent a payment equal to 109% of each NEOs’ target payout, resulting in the following payments: (i) Mr. Rebelez, $1,962,000; (ii) Mr. Bramlage, $850,200; (iii) Ms. Williams, $850,200; (iv) Mr. Brennan, $486,413; and (v) Mr. Frazell, $457,800.

(2)
Represents PSUs subject to the Company’s achievement of ROIC and EBITDA performance goals over the Performance Period, representing 37.5% and 37.5%, respectively, of the total value of each NEO’s award under the 2025 LTIP. The total value of each award at target is represented as a percentage of base salary, with the actual number of target PSUs awarded based on the 20-day average closing price of Common Stock as of the award date. Below the threshold level, there is no payout. Achievement of the threshold level results in payout of 50% of target, and achievement of the maximum level results in payout of 200% of target. Additionally, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group for the Performance Period. If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%. If the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs). The various potential adjustments to the PSUs actually awarded as a result of the TSR modifier are not reflected in the table above. The PSUs vest in full on June 15, 2027, generally subject to continued employment and the Company’s achievement of the applicable performance goals.

(3)	The grant date for each applicable award is the date on which the Compensation Committee authorized/approved the award.
(4)
For the 2025 LTIP, represents time-based RSUs that vest in three equal installments on June 15, 2025-2027, generally subject to continued employment, and represents 25% of the total value of each NEO’s award under the 2025 LTIP. The total value of each award at target is represented as a percentage of base salary (or for Mr. Rebelez, a dollar amount), with the actual number of RSUs awarded based on the 20-day average closing price of Common Stock as of the award date.

(5)	For a description of how the grant date fair value with respect to RSUs and PSUs was determined, see Footnotes 2-4, above.

Notice & Proxy Statement	47

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table
Material Terms of Annual Incentive Program for Fiscal 2025
For a description of the Company’s 2025 fiscal year AIP, see the Annual Incentive Compensation Program section of the CD&A.
Material Terms of Equity Awards Granted to the NEOs in Fiscal 2025
The RSUs and PSUs granted to the NEOs in the 2025 fiscal year were awarded under the 2018 Plan. For additional information, see the Long-Term Incentive Compensation section of the CD&A. In addition:
LTIP – RSUs
The RSUs, which are time-based, vest in three equal installments on June 15, 2025-2027, generally subject to continued employment through the applicable vesting date, and represent 25% of the overall value of the 2025 LTIP. The RSUs will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable vesting requirements have been met (no payment will be made for RSUs that do not vest).
Upon a qualifying retirement, the NEO will retain all unvested RSUs, which will vest as originally scheduled. Upon death or disability, other than within 24 months following a change of control, all unvested RSUs immediately vest as of such date. Upon termination due to reduction in force or job elimination, other than within 24 months of a change of control, the NEO will retain all units that were scheduled to vest within 12 months of the termination date, which will vest as originally scheduled, and will forfeit any remaining unvested units. Upon Mr. Rebelez’s termination without cause, or due to his resignation with good reason, he will be entitled to accelerated vesting of a pro-rata portion of unvested RSUs, as set forth in his amended Employment Agreement (discussed below). All RSUs will be forfeited upon termination of employment for any other reason prior to vesting.
Upon a change of control (as defined in the 2018 Plan), unvested RSUs will not vest. If, however, within 24 months following the change of control, the NEO’s employment is terminated without cause by the Company, by the NEO for good reason (each as defined in the 2018 Plan) or as a result of death or disability, then as of the date of such termination, all such RSUs will automatically be deemed vested, and all restrictions and forfeiture provisions will lapse. Furthermore, if, in connection with the change of control, no provision is made for assumption, continuation or substitution of the RSUs on the same material terms, then as of the date of such change of control, all such RSUs will automatically vest, and all restrictions and forfeiture provisions will lapse.
LTIP – PSUs
The PSUs vest in full on June 15, 2027, generally subject to continued employment through the vesting date and the Company’s achievement of the applicable performance conditions, and represent 75% of the overall value of the 2025 LTIP. Half of the PSUs are subject to ROIC performance conditions and the other half are subject to EBITDA performance conditions. The PSUs accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable performance goals and vesting requirements have been met (no payment will be made for PSUs that do not vest).
The final number of shares awarded will be based on the Company’s (i) average ROIC achievement over the Performance Period and (ii) EBITDA achievement during the Performance Period. The PSUs will be earned based on achievement of threshold (50% of target), target (100% of target) and maximum (200% of target) performance goals. Below the threshold level, there is no payout. Additionally, the PSUs will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group for the Performance Period. If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%. If the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs).
Upon a qualifying retirement, the NEO will retain all unvested PSUs, which will vest as originally scheduled, subject to the Company’s achievement of applicable performance goals. Upon death or disability, other than within 24 months following a change of control, all unvested PSUs will immediately vest as of such date at the target level, pro-rated for the portion of the Performance Period completed. Upon termination due to reduction in force or job elimination, other than within 24 months of a change of control, the NEO will retain all units that were scheduled to vest within 12 months of the termination date, which will vest as originally scheduled, and will forfeit any remaining unvested units. All PSUs will be forfeited upon termination of employment for any other reason prior to vesting.
PSUs that are unvested will not vest upon a change of control (as defined in the 2018 Plan). Instead, if the change of control occurs prior to the end of the Performance Period, the performance goals shall be deemed to have been met based on the Company’s performance as of immediately prior to the change of control, and the units shall remain outstanding as time-based units. If, within 24 months thereof, the NEO’s employment is terminated without cause by the Company, by the NEO for good

Notice & Proxy Statement	48

reason (each as defined in the 2018 Plan) or as a result of death or disability, then as of the date of such termination, all units that are unvested will automatically vest, and all restrictions and forfeiture provisions will lapse. However, if in connection with a change of control, no provision is made for the assumption, continuation or substitution of the PSUs on the same material terms, then as of the date of such change of control, the achievement of the performance goals shall be deemed satisfied based on the Company’s performance as of immediately prior to the change of control, and the PSUs shall automatically vest to the extent the goals are satisfied.
Employment Agreements
Employment Agreement with Mr. Rebelez
On December 5, 2024, the Company and Mr. Rebelez entered into an amendment to his employment agreement dated July 25, 2022 (the “Amendment”). The Amendment continues Mr. Rebelez’ s employment as President and CEO for an additional three-year period, beginning on June 24, 2025, and concluding three years thereafter. The term automatically renews for subsequent one-year terms, unless either Mr. Rebelez or the Company gives notice of non-renewal by January 1, 2028; provided, however, that if the Company gives notice of non-renewal on or after June 24, 2027, it will employ Mr. Rebelez in a transitional role for a minimum of one year thereafter. The Amendment further provides that effective fiscal year 2026, Mr. Rebelez is entitled to (i) an increased base salary at an annual rate of at least $1,350,000, and (ii) an increased annual long-term incentive award with a target grant date value equal to at least $9,275,000. His annual target bonus opportunity equal to at least 150% of base salary under the Amendment remains unchanged. Mr. Rebelez is also entitled to use, for personal purposes, the Company’s aircraft for up to 50 hours of flight time per fiscal year, subject to the Company’s policies regarding aircraft usage requirements. All other provisions of Mr. Rebelez’s employment agreement, including with respect to annual target bonus opportunity equal to at least 150% of base salary, and other benefits, remain in effect.
Mr. Rebelez’s employment agreement provides that upon a termination of his employment by the Company without cause or due to his resignation with good reason (as defined in his employment agreement), Mr. Rebelez will become entitled to (i) a lump-sum cash severance payment equal to 24 months’ base salary and, for 24 months following such termination, a monthly cash payment equal to Mr. Rebelez’s monthly COBRA premiums, in each case, subject to execution of a general release and compliance with restrictive covenants; in the event of a termination within 24 months following a change of control, he will instead become eligible for the benefits set forth in his change of control agreement, as described below, and applicable award agreements, (ii) a prorated portion of his target AIP for the fiscal year of such termination and (iii) accelerated vesting of a pro-rata portion of time-based RSUs granted pursuant to his annual LTIP award.
During Mr. Rebelez’s employment and for two years following termination thereof for any reason, Mr. Rebelez will be subject to non-competition and employee and customer non-solicitation covenants. In the event Mr. Rebelez breaches the restrictive covenants, he will forfeit any outstanding equity awards and the unpaid portion of any severance payments or benefits.
Employment Agreement with Mr. Bramlage
Mr. Bramlage’s employment agreement, dated May 12, 2020, provides for his employment as CFO until terminated by either Mr. Bramlage or the Company as set forth therein. Mr. Bramlage is entitled to (i) a base salary at an annual rate of at least $675,000, (ii) an annual target bonus opportunity equal to at least 75% of base salary, and (iii) an annual long-term incentive award with a target grant date value equal to at least 175% of base salary.
In the event of a termination of Mr. Bramlage’s employment by the Company without cause or by Mr. Bramlage for good reason (as defined in his employment agreement), in each case, other than within 24 months following a change of control, the Company is obligated to pay Mr. Bramlage a cash severance payment equal to 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, subject to his execution of a general release and compliance with restrictive covenants. In the event of a termination within 24 months following a change of control, Mr. Bramlage will instead become eligible for the benefits set forth in his change of control agreement, as described below, and applicable award agreements.
During Mr. Bramlage’s employment and for 18 months following termination thereof for any reason, Mr. Bramlage will be subject to non-competition and employee and customer non-solicitation covenants. In the event Mr. Bramlage breaches the restrictive covenants, he will forfeit any outstanding equity awards and the unpaid portion of any severance payments or benefits.
Employment Agreement with Ms. Williams
Ms. Williams’ employment agreement, dated May 8, 2020, provides for her employment as COO until terminated by either Ms. Williams or the Company as set forth therein. Ms. Williams is entitled to (i) a base salary at an annual rate of at least $650,000, (ii) an annual target bonus opportunity equal to at least 75% of base salary, and (iii) an annual long-term incentive award with a target grant date value equal to at least 175% of base salary.

Notice & Proxy Statement	49

In the event of a termination of Ms. Williams’ employment by the Company without cause or by Ms. Williams for good reason (as defined in her employment agreement), in each case, other than within 24 months following a change of control, the Company is obligated to pay Ms. Williams a cash severance payment equal to 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, subject to her execution of a general release and compliance with restrictive covenants. In the event of a termination within 24 months following a change of control, Ms. Williams will instead become eligible for the benefits set forth in her change of control agreement, as described below, and applicable award agreements.
During Ms. Williams’ employment and for 18 months following termination thereof for any reason, Ms. Williams will be subject to non-competition and employee and customer non-solicitation covenants. In the event Ms. Williams breaches any of the restrictive covenants, she will forfeit any outstanding equity awards and the unpaid portion of any severance payments or benefits.
Change of Control Severance Agreements
The NEOs are each a party to a “double-trigger” change of control agreement (each, a “COC Agreement”) with the Company, as described below. In the event of a change of control, and until the earlier of the second anniversary thereof and the NEO’s normal retirement date under the Company’s 401K Plan, if the NEO’s employment is terminated by the Company without cause or by the NEO for good reason (each as defined in the COC Agreement) (a “Qualifying Termination”), the NEO would be entitled to a lump-sum cash severance payment in an amount equal to the sum of:
(i)
two times (2.5 times for Mr. Rebelez) the sum of (i) the NEO’s then-current annual base salary (or, if higher, the annual base salary in effect immediately prior to the change of control) and (ii) the greater of the annual bonus received by the NEO for the last full fiscal year prior to such termination or the last full fiscal year prior to the change of control (the “Recent Bonus”),

(ii)	a pro rata Recent Bonus; and
(iii)	an amount equal to 24 months (30 months for Mr. Rebelez) of the NEO’s monthly COBRA premiums.
If the NEO experiences a Qualifying Termination following a potential change of control but prior to a change of control, and it is demonstrated that such Qualifying Termination was at the request of the potential acquirer or otherwise was in connection with the change of control and the change of control actually occurs, then the NEO would be entitled to receive a lump-sum cash payment within 30 days following such change of control equal to the excess, if any, of the aggregate severance payments described in the preceding sentence over the aggregate severance payments the NEO would have received under their employment agreement or the Officer Severance Plan, as applicable, as a result of such Qualifying Termination.
The NEO is not entitled to any excise tax gross-up payments with respect to Section 280G. Instead, the COC Agreement provides for a “best net” approach, whereby change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to the NEO on a net after-tax basis than receiving the full payments and paying the excise taxes.
For purposes of a COC Agreement: “change of control” means: (a) the acquisition by any person of beneficial ownership of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). Notwithstanding the immediately preceding sentence, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a person who on the Effective Date is the beneficial owner of twenty percent (20%) or more of the Outstanding Company Voting Securities; (ii) any acquisition directly from the Company, including without limitation, a public offering of securities; (iii) any acquisition by the Company; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or subsidiary; and (v) any Non-Qualifying Transaction; (b) individuals who constitute the Board as of the effective date of the agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is pursuant to an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (c) consummation of a reorganization, merger, or consolidation or similar transaction to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation, which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership

Notice & Proxy Statement	50

immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, and (iii) no person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination (any transaction that satisfies all of the criteria specified in the foregoing clauses (i), (ii) and (iii), a “Non-Qualifying Transaction”); or (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Outstanding Equity Awards at 2025 Fiscal Year-End
The market value of the stock awards in the following table is calculated based on the closing price of Common Stock on April 30, 2025 ($462.59), the last trading day of the Company’s 2025 fiscal year.

		Option Awards				Stock Awards
Name(s)	Grant Date	Number of Securities Underlying Un-exercised Options (#) Exercisable	Number of Securities Underlying Un-exercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Darren M. Rebelez	—	—	—	—	—	12,968	$5,998,867	116,771	$54,017,097
Stephen P. Bramlage, Jr.	—	—	—	—	—	3,476	$1,607,963	31,463	$14,554,469
Ena Williams	—	—	—	—	—	3,696	$1,709,733	33,556	$15,522,670
Thomas P. Brennan	—	—	—	—	—	2,164	$1,001,045	20,197	$9,342,930
Chad M. Frazell	—	—	—	—	—	1,743	$806,294	18,190	$8,414,512

(1)
This column presents the number of shares of Common Stock as represented by outstanding and unvested RSU awards, all of which remained subject to time-based vesting conditions and had not vested as of April 30, 2025. The RSUs shown in this column vest as follows:

	6/15/25	6/15/26	6/15/27
Darren M. Rebelez	6,799	4,295	1,874
Stephen P. Bramlage, Jr.	1,826	1,163	487
Ena Williams	1,948	1,212	536
Thomas P. Brennan	1,158	708	298
Chad M. Frazell	909	589	245

(2)
This column presents the outstanding and unvested PSU awards granted in the 2023-2025 fiscal years, all of which remained subject to performance criteria and had not vested as of April 30, 2025. Based on SEC guidance, we included the PSU awards based on the next highest payout level (i.e., threshold, target or maximum) that exceeds our actual performance for the portion of the performance period that elapsed as of April 30, 2025, which (i) in the case of awards vesting in 2025 and 2026, assumes payout at maximum, (ii) in the case of all PSUs vesting in 2027, assumes payout at target.

Additionally, the PSU awards granted in the 2023-2025 fiscal years will be subject to the TSR Modifier (i.e., if the Company ranks in the bottom quartile of the TSR Peer Group, the number of PSUs actually awarded will be reduced by 25%; if the Company ranks in the top quartile, the number of PSUs actually awarded will be increased by 25%, which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs). The table below assumes application of the TSR modifier for PSU awards vesting on June 15, 2025, and assumes no adjustment with respect to awards vesting in 2026 and 2027.

Notice & Proxy Statement	51

The number of PSUs and the respective vesting dates for the PSUs that remained subject to performance criteria as of April 30, 2025 are as follows:

	Award Type	Number of PSUs	Performance Period	Vesting Date
Darren M. Rebelez	PSUs (ROIC)	28,163	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (EBITDA)	28,163	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (ROIC)	21,794	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (EBITDA)	21,794	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (ROIC)	8,429	5/1/2025 - 4/30/2027	6/15/2027
	PSUs (EBITDA)	8,429	5/1/2025 - 4/30/2027	6/15/2027

Stephen P. Bramlage, Jr.	PSUs (ROIC)	7,458	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (EBITDA)	7,458	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (ROIC)	6,082	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (EBITDA)	6,082	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (ROIC)	2,192	5/1/2025 - 4/30/2027	6/15/2027
	PSUs (EBITDA)	2,192	5/1/2025 - 4/30/2027	6/15/2027

Ena Williams	PSUs (ROIC)	8,285	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (EBITDA)	8,285	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (ROIC)	6,082	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (EBITDA)	6,082	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (ROIC)	2,411	5/1/2025 - 4/30/2027	6/15/2027
	PSUs (EBITDA)	2,411	5/1/2025 - 4/30/2027	6/15/2027

Thomas P. Brennan	PSUs (ROIC)	5,063	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (EBITDA)	5,063	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (ROIC)	3,698	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (EBITDA)	3,698	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (ROIC)	1,338	5/1/2025 - 4/30/2027	6/15/2027
	PSUs (EBITDA)	1,338	5/1/2025 - 4/30/2027	6/15/2027

Chad M. Frazell	PSUs (ROIC)	3,590	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (EBITDA)	3,590	5/1/2023 - 4/30/2025	6/15/2025
	PSUs (ROIC)	3,094	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (EBITDA)	3,094	5/1/2024 - 4/30/2026	6/15/2026
	PSUs (ROIC)	2,411	5/1/2025 - 4/30/2027	6/15/2027
	PSUs (EBITDA)	2,411	5/1/2025 - 4/30/2027	6/15/2027

Notice & Proxy Statement	52

Option Exercises and Stock Vested in Fiscal 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Darren M. Rebelez	—	$—	44,411	$16,521,780
Stephen P. Bramlage, Jr.	—	$—	12,468	$4,638,345
Ena Williams	—	$—	13,778	$5,125,692
Thomas P. Brennan	—	$—	8,390	$3,121,248
Chad M. Frazell	—	$—	6,401	$2,381,300

(1)
The awards that vested in the 2025 fiscal year reflect (i) for all NEOs, the vesting on June 15, 2024 of the final one-third of the RSUs from their 2022 fiscal year LTIP awards of June 2, 2021 (for Mr. Rebelez, June 3, 2021), the second one-third of the RSUs from their 2023 fiscal year LTIP awards of June 1, 2022 (for Mr. Rebelez, June 2, 2022), and the first one-third of the RSUs from their 2024 fiscal year LTIP award of May 31, 2023 (for Mr. Rebelez, June 1, 2023), and (ii) for all NEOs, the vesting on June 15, 2024 of all of the PSUs from the fiscal year 2022 LTIP awards of June 2, 2021.

(2)
The “value realized” on vesting for stock awards represents the number of units that vested multiplied by the closing price of Common Stock on the applicable vesting date and was determined without regard to any taxes or brokerage commissions.

Nonqualified Deferred Compensation
Under the Deferred Compensation Plan, certain employees, including the NEOs, may voluntarily defer up to 80% of their base salary and up to 80% of any incentive payments awarded under the AIP, which offers a deferral feature that can be used to supplement the limited deferrals permitted under our 401K Plan. Unlike the 401K Plan, deferrals under the Deferred Compensation Plan are not matched by the Company. Elections to defer eligible compensation are made by participants in December of each year for amounts to be deferred in the following calendar year, after annual incentive compensation determinations have been made.
Mr. Bramlage was the only NEO participant in the Deferred Compensation Plan in the 2025 fiscal year. Details regarding participation for the 2025 fiscal year are set forth in the following table:

	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Darren M. Rebelez	$—	$—	$—	$—	$—
Stephen P. Bramlage, Jr.	$151,419	$—	$17,374	$—	$305,529
Ena Williams	$—	$—	$—	$—	$—
Thomas P. Brennan	$—	$—	$—	$—	$—
Chad M. Frazell	$—	$—	$—	$—	$—

(1)	The Company makes no contributions to deferrals.
(2)
All amounts in this column attributable to NEO contributions to the Deferred Compensation Plan were reported in the Summary Compensation Table with respect to the relevant fiscal year as salary or non-equity incentive plan compensation, as applicable, if the NEO was a NEO with respect to the fiscal year in which the relevant amount was earned. No portion of any NEO’s balance in the Deferred Compensation Plan that is attributable to earnings was reported in the Summary Compensation Table because such earnings are not above-market or preferential.

A variety of mutual fund investment alternatives are available in which Deferred Compensation Plan participants can direct their notional investments. Each participant’s investment return is based on his or her investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.

Notice & Proxy Statement	53

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL
The following tables set forth payments that could be paid to the NEOs upon a termination of employment for certain reasons or in the event of a change of control. The amounts assume that the event occurred on or was effective as of April 30, 2025, and thus include amounts earned through such time and are estimates of the amounts which would be paid upon such event. The actual amounts to be paid can only be determined at the time of actual termination from the Company or the consummation of a change of control.
In addition to the amounts shown or described below, upon termination for any reason, each NEO will be entitled to his or her (i) vested benefits under the Deferred Compensation Plan (as set forth above under the heading “Nonqualified Deferred Compensation”), (ii) vested account balance under the 401K Plan, and (iii) salary through the date of termination.

Darren M. Rebelez
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation(1)	Retirement(2)	Death(3)	Disability(4)	Involuntary For Cause Termination(5)	Involuntary Not for Cause/Good Reason Termination(6)	Change in Control (Not for Cause/ Good Reason Termination)(7)(8)	Change of Control (Without Termination)(8)
Severance Pay	—	—	—	—	—	$2,400,000	$7,905,000	$—
Value of Long-Term Incentives(9)	—	—	$25,741,592	$25,741,592	—	$3,306,213	$34,301,049	$—
Annual Incentive Program(10)	$1,962,000	$1,962,000	$1,962,000	$1,962,000	$1,962,000	$1,962,000	$1,962,000	$1,962,000
Post-Employment Health Care(11)	—	—	—	—	—	$31,465	$39,331	$—
Life Insurance Proceeds	—	—	$1,000,000	—	—	$—	$—	$—
Disability Benefits	—	—	—	$3,217,536	—	$—	$—	$—
TOTAL	$1,962,000	$1,962,000	$28,703,592	$30,921,128	$1,962,000	$7,699,678	$44,207,379	$1,962,000

Stephen P. Bramlage, Jr.
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation(1)	Retirement(2)	Death(3)	Disability(4)	Involuntary For Cause Termination(5)	Involuntary Not for Cause/Good Reason Termination(6)	Change in Control (Not for Cause/ Good Reason Termination)(7)(8)	Change of Control (Without Termination)(8)
Severance Pay	—	—	—	—	—	$1,170,000	$3,260,400	—
Value of Long-Term Incentives(9)	—	—	$6,919,421	$6,919,421	—	—	$9,209,242	—
Annual Incentive Program(10)	$850,200	$850,200	$850,200	$850,200	$850,200	$850,200	$850,200	$850,200
Post-Employment Health Care(11)	—	—	—	—	—	$31,823	$42,430	—
Disability Benefits	—	—	—	$4,071,957	—	—	—	—
TOTAL	$850,200	$850,200	$7,769,621	$11,841,578	$850,200	$2,052,023	$13,362,272	$850,200

Ena Williams
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation(1)	Retirement(2)	Death(3)	Disability(4)	Involuntary For Cause Termination(5)	Involuntary Not for Cause/Good Reason Termination(6)	Change in Control (Not for Cause/ Good Reason Termination)(7)(8)	Change of Control (Without Termination)(8)
Severance Pay	—	—	—	—	—	$1,170,000	$3,260,400	—
Value of Long-Term Incentives(9)	—	—	$7,394,964	$7,394,964	—	—	$9,819,861	—
Annual Incentive Program(10)	$850,200	$850,200	$850,200	$850,200	$850,200	$850,200	$850,000	$850,200
Post-Employment Health Care(11)	—	—	—	—	—	$23,738	$31,650	—
Disability Benefits	—	—	—	$3,807,869	—	—	—	—
TOTAL	$850,200	$850,200	$8,245,164	$12,053,032	$850,200	$2,043,938	$13,962,111	$850,200

Notice & Proxy Statement	54

Thomas P. Brennan
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation(1)	Retirement(2)	Death(3)	Disability(4)	Involuntary For Cause Termination(5)	Involuntary Not for Cause/Good Reason Termination(6)	Change in Control (Not for Cause/ Good Reason Termination)(7)(8)	Change of Control (Without Termination)(8)
Severance Pay	—	—	—	—	—	$892,500	$2,162,825	—
Value of Long-Term Incentives(9)	—	—	$4,427,603	$4,427,603	—	—	$5,823,083	—
Annual Incentive Program(10)	$486,413	$486,413	$486,413	$486,413	$486,413	$486,413	$486,413	$486,413
Post-Employment Health Care(11)	—	—	—	—	—	$23,738	$31,650	—
Disability Benefits	—	—	—	$4,359,632	—	—	—	—
TOTAL	$486,413	$486,413	$4,914,016	$9,273,648	$486,413	$1,410,735	$8,514,751	$486,413

Chad M. Frazell
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation(1)	Retirement(2)	Death(3)	Disability(4)	Involuntary For Cause Termination(5)	Involuntary Not for Cause/Good Reason Termination(6)	Change in Control (Not for Cause/ Good Reason Termination)(7)(8)	Change of Control (Without Termination)(8)
Severance Pay	—	—	—	—	—	$840,000	$2,035,600	—
Value of Long-Term Incentives(9)	—	—	$3,428,871	$3,428,871	—	—	$4,585,655	—
Annual Incentive Program(10)	$457,800	$457,800	$457,800	$457,800	$457,800	$457,800	$457,800	$457,800
Post-Employment Health Care(11)	—	—	—	—	—	$31,823	$42,430	—
Disability Benefits	—	—	—	$4,251,299	—	—	—	—
TOTAL	$457,800	$457,800	$3,886,671	$8,137,970	$457,800	$1,329,623	$7,121,485	$457,800

(1)	Upon a voluntary resignation, all unvested RSUs and PSUs are forfeited.
(2)
“Retirement” means normal retirement upon satisfying either the “rule of 65” (55 years of age plus 10 years of service) or “rule of 75” (age plus full years of service equals at least 75). In such event, all RSUs and PSUs remain outstanding and vest on the regularly scheduled vesting date, in the case of PSUs, subject to achievement of applicable performance goals. None of the NEOs had met the “rule of 65” or the “rule of 75” as of April 30, 2025, and accordingly, were not eligible to retire and continue vesting in any RSUs or PSUs.

(3)
Upon death, Mr. Rebelez’s beneficiary will receive payment of the proceeds of a $1 million supplemental life insurance policy provided to him under the terms of his employment agreement. Proceeds from the Company’s group life insurance coverage, equal to one-times base salary (up to a maximum payout of $250,000), have not been included in the tables because it is provided to each NEO under a broad-based, non-discriminatory benefit plan.

Unvested PSUs granted under the 2023-2025 LTIP will vest at the target level, in each case prorated for the portion of the applicable performance period completed, which, as of April 30, 2025, was the entire performance period for the 2023 PSUs, two-thirds of the performance period for the 2024 PSUs, and one-third of the performance period for the 2025 PSUs. Unvested RSUs granted under the 2023-2025 LTIP vest in-full upon death.
(4)
If an NEO becomes “disabled” as defined in the Company’s Long-Term Disability Plan, he or she will receive monthly disability payments equal to $10,000 per month for a benefit period as determined by their age at the time the disability begins (if age 61 or younger, then will continue to age 65, otherwise for over age 61, social security normal retirement age or 5 years, whichever is longest). In addition, each NEO is eligible for two, separate supplemental long-term disability coverage plans, which would provide the following additional amounts of coverage for each NEO: under the first plan, $30,000 per month; and under the second plan, $20,000 per month. The estimated present value of such disability benefits is reflected in the tables. Upon termination of employment due to disability, all unvested RSUs and PSUs will be treated in the same manner as death, as described in the preceding paragraph.

(5)	Upon termination for cause, all unvested RSUs and PSUs are forfeited.
(6)
Under the employment agreement for Mr. Rebelez, upon his involuntary termination other than by the Company for cause or by him for good reason (as defined in the applicable employment agreement), the Company would be obligated to pay Mr. Rebelez (i) a lump-sum cash payment equal to 24 months’ base salary, and for 24 months following such termination, a monthly cash payment equal to Mr. Rebelez’s monthly COBRA premiums, in each case, subject to the execution of a general release in favor of the Company and compliance with certain restrictive covenants, and (ii) a prorated portion of his target AIP amount for the fiscal year of such termination. Under the employment agreements for Mr. Bramlage and Ms. Williams, and the Officer Severance Plan for the other NEOs, upon their involuntary termination other than by the Company for cause or by them for good reason (as defined in the applicable employment agreement or severance plan), the Company would be obligated to pay 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, in each case, subject to the execution of a general release in favor of the Company and compliance with certain restrictive covenants.

In the event of a termination without cause, all unvested RSUs and PSUs are forfeited as of the effective date of the termination, other than for Mr. Rebelez, accelerated vesting of a pro-rata portion of time-based RSUs granted pursuant to his annual LTIP awards, and subject to subject to execution of a general release in favor of the Company and compliance with certain restrictive covenants.
(7)
Upon termination of a NEO’s employment prior to the earlier of the second anniversary of a change of control and the executive’s normal retirement date (as defined in the 401K Plan) (the “Employment Period”) for reasons other than cause, death or disability, or for good reason by the NEO (as defined in the applicable COC Agreement), the Company is obligated to pay the NEO a lump-sum cash severance payment in an amount equal to the sum of (a) two times (for Mr. Rebelez, 2.5 times) the sum of (i) the NEO’s then-current annual base salary and (ii) the greater of the annual bonus received by the NEO for the last full fiscal year prior to such termination or the last full fiscal year prior to the change of control (the “Recent Bonus”); (b) a pro rata

Notice & Proxy Statement	55

Recent Bonus; and (c) an amount equal to 24 months (for Mr. Rebelez, 30 months) of the NEO’s monthly COBRA premiums. Upon the NEO’s death or disability during the Employment Period, the NEO, or his or her beneficiaries, would be entitled to receive a pro-rated Recent Bonus. Payments made to an NEO made under an applicable COC Agreement are in lieu of, and to the exclusion of, payments under the Officer Severance Plan (i.e., no severance double-dipping).
The change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to the NEO on a net after-tax basis than receiving the full payments and paying the excise taxes (a “best-net” approach). The amounts set forth in the tables do not reflect any such reduction.
(8)
For RSUs and PSUs awarded to the NEOs during the 2023-2025 fiscal years, such awards would not vest upon a change of control if they are assumed by the acquirer or substituted for new awards in a manner that preserves the material terms and conditions of the awards (unless, within 24 months following a change of control, the NEOs’ employment is terminated without cause or by the NEO for good reason, or as a result of death or disability, in which case such awards would automatically vest) (i.e. “double-trigger” vesting). For the purposes of estimating the awards for the Change in Control (Not for Cause/Good Reason Termination) column, it was calculated using the target level of PSUs, and for the Change of Control (Without Termination) column, assuming they were assumed or adequately substituted by the acquirer. The actual value, if any, realized by a NEO from PSUs will depend on the actual performance level achieved by the Company for the applicable performance periods. Any reductions with respect to Section 280G, as described in the preceding paragraph, are not reflected in the tables.

(9)
The amounts reported for long-term incentives are based on the closing price of the Company’s stock on April 30, 2025 ($462.59), the last trading day of the fiscal year. No amount is reported for RSUs or PSUs that vested prior to the end of the 2025 fiscal year.

(10)
The payout under the AIP for each NEO is earned if the NEO is employed through the end of the Company’s 2025 fiscal year (i.e., April 30, 2025) which is the assumed effective date of termination for the tables. As such, it is included under all termination and separation scenarios and assumes the event is not subject to the Company’s “clawback” policy or is otherwise forfeited.

(11)	Health care costs are based on estimates of the Company’s current costs for such benefits as of April 30, 2025.

Notice & Proxy Statement	56

CEO PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we provide the following “pay ratio” information for the Company’s 2025 fiscal year. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, our last completed fiscal year, the annual total compensation of our CEO, Mr. Rebelez, as provided in the Summary Compensation Table, was $10,680,190. The annual total compensation of our median employee, a part-time store team member located in Mobile, Alabama, was $18,148, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our CEO to that of our median employee for the 2025 fiscal year was approximately 589:1.
To determine the median employee (excluding our CEO), we used April 30, 2025, as the determination date, and we ranked each employee (other than our CEO) based on total gross wages received (as reflected in the Company’s payroll records) with respect to the 12-month period beginning on May 1, 2024, and ending on April 30, 2025. Compensation for permanent employees who did not work the entire measurement period was annualized; however, no other exemptions, assumptions, adjustments or estimates were used.
Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Notice & Proxy Statement	57

PAY VERSUS PERFORMANCE DISCLOSURE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the following table sets forth information regarding certain financial performance metrics of the Company and the “compensation actually paid” (“CAP”) to our NEOs, using a methodology that has been prescribed by the SEC.
The C/HC Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see the CD&A.

Pay Versus Performance Table
Fiscal Year	Summary Compensation Table For PEO(1)(3)	CAP to PEO(1)(2)	Average Summary Compensation Table for Non-PEO NEOs(1)(3)	Average CAP to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment based on:(4)		GAAP Net Income	EBITDA(5)
					Casey’s TSR	Peer Group TSR
2025	$10,680,190	$40,742,966	$2,971,538	$8,785,981	$315	$173	$546,520,000	$1,200,047,000
2024	$10,626,257	$33,564,809	$3,066,576	$8,057,409	$217	$151	$501,972,000	$1,059,398,000
2023	$10,607,379	$18,017,916	$2,931,535	$4,874,894	$154	$147	$446,691,000	$952,464,000
2022	$9,061,083	$9,712,877	$2,862,173	$3,711,970	$135	$143	$339,790,000	$801,241,000
2021	$8,186,093	$13,785,124	$2,813,117	$3,880,748	$148	$124	$312,900,000	$719,244,000

(1)
Mr. Rebelez served as our principal executive officer (PEO) for the full fiscals 2021-2025. Reflects other NEOs for the applicable years as follows: (i) for 2021, Mr. Bramlage, Ms. Williams, Julia L. Jackowski (the Company’s prior Chief Legal Officer), Adrian M. Butler (the Company’s prior Chief Information Officer) and William J. Walljasper (the Company’s prior Chief Financial Officer), (ii) for 2022, Mr. Bramlage, Ms. Williams, Mr. Brennan and Mr. Butler, and (iii) for 2023-2025, Mr. Bramlage, Ms. Williams, Mr. Brennan and Mr. Frazell.

(2)
The following amounts were deducted from and/or added to Summary Compensation Table (“SCT”) total compensation in accordance with the SEC-mandated adjustments to calculate CAP. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards:

	2025		2024		2023		2022		2021
Figures reflected in $000s	PEO	Average other NEOs	PEO	Average other NEOs	PEO	Average other NEOs	PEO	Average other NEOs	PEO	Average other NEOs
Summary Comp. Table Total	$10,680	$2,972	$10,626	$3,067	$10,607	$2,932	$9,061	$2,862	$8,186	$2,813
Grant Date Fair Value of Current Fiscal Year Awards	($7,348)	($1,531)	($6,543)	($1,426)	($6,337)	($1,348)	($5,377)	($1,240)	($4,547)	($1,583)
Fair Value Current Fiscal Year Awards at Fiscal Year End	$12,388	$1,888	$14,276	$3,104	$7,469	$1,617	$5,129	$1,187	$5,759	$2,047
Change in Fair Value of Prior Fiscal Year Awards (Outstanding)	$22,675	$4,920	$15,225	$3,341	$6,468	$1,625	$1,110	$884	$4,324	$554
Change in Fair Value of Prior Fiscal Year Awards (Vested)	$2,348	$538	($277)	($86)	($385)	($2)	($316)	($15)	$42	$42
Dividends Accrued in Fiscal Year, not captured elsewhere	$0	$0	$257	$57	$195	$51	$106	$34	$21	$9
Compensation Actually Paid	$40,743	$8,786	$33,565	$8,057	$18,018	$4,875	$9,713	$3,712	$13,785	$3,881

(3)
Reflects the total compensation reported in the SCT for the applicable year for Mr. Rebelez as the PEO and the average of the total compensation reported in the SCT for the applicable year for each of the other NEOs listed in Footnote 1.

(4)
Reflects TSR, cumulative for the measurement periods beginning on May 1, 2020, and ending on each of April 30, 2021-2025, the last day of each fiscal year, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the S&P 1500 Consumer Staples Sector Index (“CAP Peer Group”).

(5)
Reflects the “company selected measure.” EBITDA is a non-GAAP measure defined as net income before net interest expense, income taxes, depreciation and amortization. See Appendix A for reconciliation to net income.

Notice & Proxy Statement	58

Charts of CAP Versus Performance Metrics
The chart below illustrates the relationship between the PEO and average Non-PEO CAP amounts and the Company’s and CAP Peer Group’s TSR during fiscal years 2021-2025.

The charts below illustrate the relationship between the PEO and average Non-PEO CAP amounts and the Company’s net income and EBITDA during fiscal years 2021-2025.

Notice & Proxy Statement	59

Performance Measures Used to Link Company Performance and CAP
The following table lists the performance measures that, in our assessment, represent the most important performance measures we used to link compensation actually paid to our NEOs to Company performance for the 2025 fiscal year. See the CD&A for further details.

Tabular List of Performance Measures
EBITDA	Same-Store Sales Growth % (Inside Sales)	ROIC	Relative TSR

Notice & Proxy Statement	60

DIRECTOR COMPENSATION
The Compensation Committee reviews director compensation regularly and seeks to compensate our directors in a manner that attracts and retains highly qualified directors and aligns the interests of our directors with those of our shareholders. Consistent with that objective, the Committee aims to position total direct compensation at approximately the median of the compensation peers used for benchmarking the pay of its NEOs, as well as other companies from across industries of similar size. Further, directors are provided a mix of cash and equity compensation generally reflecting the typical practices of those companies. Finally, the Committee recognizes the responsibilities of directors with additional duties (e.g., committee chairs, etc.) by paying them supplemental retainers generally consistent with those paid to directors in similar roles at other companies.
The compensation program compensates our directors for their Board service for the period between the Company’s annual shareholders’ meetings, which are typically held around the first week in September of each year. Directors elected to the Board or appointed to committees or chair positions after the start of such period, receive prorated compensation. Only non-employee directors receive compensation for their service on the Board.
During the 2025 fiscal year, the Committee, with the assistance of Pay Governance, conducted a director compensation market assessment, based in part on the Company’s Compensation Peer Group and select S&P mid-cap companies (having median revenue that approximated the Company’s revenue). As a result, the following changes to director compensation were made effective as of the 2024 Annual Meeting: (i) increase to the annual cash retainer from $90,000 to $100,000, and (ii) increase of the annual equity retainer from $130,000 to $165,000. The other components of director compensation remain unchanged, which include an annual cash retainer paid to each individual committee chair/member, and separately to the LID, as follows:

Committee Retainers	Chair	Member
Audit Committee	$32,500	$15,000
Compensation Committee	$25,000	$10,000
Nominating and Corporate Governance Committee	$20,000	$8,000

LID Retainer
Lead Independent Director	$40,000

Cash retainer fees are paid on a quarterly basis, in advance. The equity portion is granted on an annual basis at the time of our annual shareholders’ meeting in the form of time-based RSUs, with the actual number of units granted calculated using the Company’s 20-day average closing price as of the award date, similar to the approach used to determine the equity awards of our of NEOs and other recipients. The RSUs vest at our next annual shareholders’ meeting, subject to each director’s continued service as a director. In addition, the RSUs will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable vesting requirements have been met (no payment will be made for RSUs that do not vest).
Our directors also receive the following benefits: (i) reimbursement for travel and other necessary business expenses related to their service as a director; (ii) coverage under the Company’s group life insurance plan, with coverages of up to $50,000 (or for Ms. Heiden, $32,500) for each non-employee director; and (iii) reimbursement up to a maximum of $10,000 per year for costs associated with continuing education relating to corporate governance and other Board-related matters.

Notice & Proxy Statement	61

The following table summarizes the compensation paid to the Company’s non-employee directors during the 2025 fiscal year:
Director Compensation Table

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Sri Donthi	$112,500	$162,691	$95	$275,286
Donald E. Frieson	$109,500	$162,691	$95	$272,286
Cara K. Heiden	$130,500	$162,691	$62	$293,253
David K. Lenhardt	$121,250	$162,691	$95	$284,036
Maria Castañón Moats(4)	$103,750	$162,691	$95	$266,536
Larree M. Renda	$109,750	$162,691	$95	$272,536
Judy K. Schmeling	$145,500	$162,691	$95	$308,286
Michael Spanos	$112,500	$162,691	$95	$275,286
Gregory A. Trojan	$118,750	$162,691	$95	$281,536
Allison M. Wing	$107,500	$162,691	$95	$270,286

(1)
Each non-employee director received $22,500 quarterly for their cash retainer ($25,000 starting as of the date of the 2024 Annual Meeting) plus certain additional cash retainers for service on committees as members and chairs and for service as Lead Independent Director (as to Ms. Schmeling), as noted above.

(2)
At the end of the 2025 fiscal year, each non-employee director held 442 RSUs, which will cliff-vest on the date of the 2025 Annual Meeting, subject, in each case, to continued service as a director. The actual value, if any, that is realized from an RSU award will depend on the market price of Common Stock on the applicable vesting date. For information about the financial reporting of the RSUs granted in the 2025 fiscal year, see Note 4 to the Company’s consolidated financial statements included in the Company’s Form 10-K filing with respect to the 2025 fiscal year.

(3)	Amounts included in this column represent life insurance premiums.
(4)	Ms. Castañón Moats was elected to the Board effective July 1, 2024, during the Company’s 2025 fiscal year.
Certain Relationships and Related Transactions
The Company has a written policy requiring the disclosure to and approval by the Audit Committee of certain “related party transactions” in which the Company is a participant that may be required to be disclosed under Item 404 of Regulation S-K. For this purpose, “related parties” include all directors, executive officers and any director nominee (and their immediate family members), and any holder of more than 5% of the Common Stock (and their immediate family members). For the purposes of the Company’s policy, a “related party transaction” generally is any transaction in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (ii) the Company is a participant, and (iii) any “related party” has or will have a direct or indirect material interest, in each case, subject to certain pre-approved exceptions set forth in the policy.
Under the policy, each director and executive officer shall identify to the Chair of the Audit Committee any related party transaction for which he or she may be a related party, along with any requested supplemental information. The Audit Committee will review the material facts of all related party transactions that require the Committee’s approval and either approve or disapprove of the same, or if advance approval is not feasible, consider whether to ratify the same. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is in the best interests of the Company, whether it is on non-preferential terms, and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a transaction for which he or she is a related party, except that the director must provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the Board. The Audit Committee did not review or approve any related party transactions during the 2025 fiscal year.
In 1997, the Company established a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) for the benefit of specified officers at the time, including Ronald M. Lamb, its former President and CEO. The SERP provides for the payment of an annual retirement benefit to the specified officers for the earlier of a period of 20 years or until their death, after which such benefits are to be paid, in each case, to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. Mr. Lamb’s spouse participates in the SERP and receives an annual retirement benefit of $350,000, which payments will expire in 2028.
Under the employment agreement with our former CEO and Board Chair, Robert J. Myers, commencing on January 1, 2017, and continuing for a period until the earlier of ten years thereafter or the death of Mr. Myers and his spouse, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to $330,000 per year.

Notice & Proxy Statement	62

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent,” as defined by the SEC as well as the applicable Nasdaq Listing Standards.
The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion as to the fairness of the financial statements and the conformity of those audited financial statements with U.S. generally accepted accounting principles. Additionally, KPMG expresses an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting.
In this context, the Audit Committee has met and held discussions with management, internal audit, and KPMG. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG. The Committee also discussed with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee also has received and reviewed written disclosures and the letter from KPMG related to independence as required by the applicable requirements of the PCAOB, has discussed with KPMG the firm’s independence, and has considered whether the provision of non-audit services by KPMG, and the fees paid for such services, are compatible with maintaining its independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2025.
AUDIT COMMITTEE

Cara K. Heiden, Chair
Sri Donthi
Maria Castañón Moats
Michael Spanos
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to shareholder ratification, the Audit Committee has appointed KPMG to audit the consolidated financial statements of the Company for the 2026 fiscal year. The Company has used KPMG (and its predecessor firms) as the Company’s independent registered public accounting firm since 1987. Ratification requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accounting firm.
The Board of Directors recommends that shareholders vote FOR such ratification.
Representatives of KPMG will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit.
Independent Auditor Fees
The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2025, and April 30, 2024, by the Company’s independent registered public accounting firm, KPMG:

	2025	2024
Audit Fees(1)	$2,155,000	$1,475,000
Audit-Related Fees	$0	$0
Tax Fees(2)	$26,967	$35,983
All Other Fees(3)	$1,780	$1,780
	$2,183,747	$1,510,983

(1)
Audit fees primarily relate to (i) the audit of our consolidated financial statements for the indicated fiscal years, (ii) the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, (iii) the reviews of our unaudited consolidated condensed interim financial statements during the indicated fiscal years, and (iv) for 2025, incremental audit services in connection with the Fikes Wholesale acquisition.

(2)	Tax fees primarily relate to fees for general tax consulting.
(3)	All other fees relate to costs for an online accounting research tool.
The chair of the Audit Committee has advised the Board that the Audit Committee has determined the non-audit services rendered by KPMG during the Company’s most recent year are compatible with maintaining the independence of the auditors.
Prior to the issuance of its audit report, KPMG communicated (i) its responsibility under existing auditing standards generally accepted in the United States of America, (ii) all critical accounting policies and practices used by the Company, and (iii) other significant written communication between KPMG and management of the Company.
Pre-Approval Procedures
Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent registered public accounting firm and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm to the Company during the 2025 fiscal year were pre-approved by the Audit Committee or its chair pursuant to delegated authority.
*THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM*

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PROPOSAL 3: ADVISORY VOTE ON OUR NAMED
EXECUTIVE OFFICER COMPENSATION
The Board is committed to strong compensation governance and recognizes the significant interest of shareholders in executive compensation matters. We provide our shareholders annually with an opportunity to cast an advisory vote regarding the compensation of our named executive officers (“NEOs”), as disclosed in this Proxy Statement. This “say-on-pay” proposal is intended to provide shareholders with the opportunity to express their views on our compensation decisions and policies regarding our NEOs. In prior years, our shareholders have expressed strong support through this “say-on-pay” vote, including at our annual shareholders’ meeting in August 2024, at which our NEOs’ compensation received approval of 97.9% of the votes cast.
As described in the section named “Compensation Discussion and Analysis”, our executive compensation program is designed to closely align the interests of our NEOs with the interests of shareholders, and to balance long-term performance with shorter-term goals. The program maintains a strong link between executive pay and our long-term financial performance, including by subjecting 75% of annual long-term incentive compensation to achievement of performance goals over a three-year period. The Compensation Committee believes its compensation decisions for the 2025 fiscal year appropriately compensate the NEOs for the Company’s performance and are closely aligned with the long-term interests of our shareholders.
In view of the foregoing and in accordance with Section 14A of the Exchange Act, the Company is asking shareholders to approve the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement for the 2025 annual shareholders’ meeting, including the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosures contained in the Proxy Statement.
Shareholders may vote FOR, AGAINST or ABSTAIN on this item. Because your vote is advisory, it will not be binding on the Company, and will not overrule any decision by the Board or require the Board to take any particular action. However, the Board values the views of shareholders on executive compensation matters and will consider the outcome of this vote when considering future executive compensation arrangements for the NEOs.
*THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS ADVISORY
RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION*

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PROPOSAL 4: APPROVAL OF THE 2025 STOCK INCENTIVE PLAN
In July 2025, the Board approved the Casey’s General Stores, Inc. 2025 Stock Incentive Plan (the “Plan”), subject to approval by our shareholders. The Board adopted the Plan as a restatement of the Company’s legacy omnibus incentive compensation plan. The Plan will permit the Company to continue to provide various forms of compensation awards to attract new employees, executives and directors, while also furthering the goal of retaining and motivating existing personnel and directors and aligning such individuals’ interests with those of our shareholders. Accordingly, the Board is seeking shareholder approval of the Plan.
The following information regarding the Plan is being provided to you in connection with the solicitation of proxies for the approval of the Plan. The following description of the Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the Plan, which is attached as Appendix B to this proxy statement. You are urged to read the Plan.
The Board of Directors recommends that shareholders vote FOR approval of the Plan as described below.
General Plan Information
The Plan is intended to replace and supersede the Casey’s General Stores, Inc. 2018 Stock Incentive Plan (the “Prior Plan”), under which no new awards will be allowed to be granted as of the date the Plan is approved by the shareholders of the Company (the “Effective Date”). If the Plan is approved, 1,650,000 shares of Common Stock (the “Shares”) would be available for issuance under the Plan pursuant to any form of equity awards permitted under the Plan (including incentive stock options), less any Shares issuable in respect of awards granted under the Prior Plan between June 30, 2025 and the Effective Date. Outstanding awards under the Prior Plan would continue to be governed by the terms of the Prior Plan and award agreements, as applicable, including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such awards, but no new future awards would be granted under the Prior Plan following the Effective Date. Shares subject to awards under the Prior Plan that expire, are forfeited, cancelled, or settled in cash would be added back to the shares available for issuance under the Plan.
The Compensation and Human Capital Committee’s (the “Committee”) independent compensation consultant, Pearl Meyer, provided analysis to management regarding the number of Shares to reserve for issuance pursuant to the Plan, and conducted a general review of the Plan with respect to current market practices.
Burn Rate Calculation
The following table sets forth information regarding awards granted and the burn rate for each of the last three fiscal years and the average burn rate over such period. For each fiscal year, the burn rate has been calculated as the quotient of (1) awards granted in such year divided by (2) the weighted average number of Shares outstanding at the end of such year. If the Plan is not approved, the Company will no longer be able to grant equity awards after the date the Prior Plan expires on September 5, 2028. This could have a detrimental effect on the Company’s ability to attract, retain and motivate directors, officers and employees. As of June 30, there were 565,964 Shares available for future grants under the Prior Plan.
Burn Rate

	Fiscal Year Ended April 30,			Three-Year Average
	2023	2024	2025
Equity Awards Granted(1)	165,024	142,865	113,009	140,299
Weighted Average Shares Outstanding	37,266,851	37,164,022	37,116,152	37,182,342
Burn Rate	0.44%	0.38%	0.30%	0.38%

(1)
Represents, with respect to each fiscal year listed above, the sum of (y) the number of service-based restricted stock units granted in such fiscal year and (z) the number of performance-based restricted stock units granted in each fiscal year based on target-level performance.

Based on the burn rates shown in the table above, the Company’s average burn rate for the 2023-2025 fiscal years was 0.38%.
Dilution Calculation
The table below represents our potential dilution (or overhang) levels based on our Shares outstanding and our request for 1,650,000 additional Shares to be available for awards pursuant to the Plan. Our Board believes that the Shares requested for purposes of the Plan represent a reasonable amount of potential equity dilution, which is consistent with the current level of dilution under the Prior Plan and will allow us to continue awarding equity incentives, an important component of our overall compensation program.

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Additionally, this Share limit would bring our historically low burn rate and dilution rate in line with the rates of our peers and would allow us to continue granting awards under the Plan for several years. Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards.
Potential Dilution

Share Allocation and Potential Dilution
Issued but Outstanding Equity Awards under the Prior Plan as of June 30, 2025(1)	365,614
Shares Requested under the Plan	1,650,000
Total Potential Outstanding Equity Awards	2,015,614
Common Stock Outstanding as of June 30, 2025	37,180,985
Issued but Outstanding Equity Awards under the Prior Plan as of June 30, 2025(1)	365,614
Shares Requested under the Plan	1,650,000
Total Shares and Share Equivalents	39,196,599
Potential Dilution as a Percentage of Shares Outstanding	5.10%

(1)
Represents the sum of (y) the number of outstanding service-based restricted stock units and (z) the number of outstanding performance-based restricted stock units based on anticipated performance. There are no outstanding options or stock appreciation rights as of June 30, 2025.

Material Changes from the Prior Plan
The terms of the Plan are highly consistent with the terms of the Prior Plan, however, the Board determined to make certain changes to the Plan that it considered to be consistent with best practices, as noted below. Below is a summary of some of the material features of the Plan:
⯀
Plan Term. The Plan remains in effect for ten (10) years from the Effective Date, unless earlier terminated in accordance with its terms.
⯀
Increase to Plan Share Limit. The Plan increases the maximum aggregate number of shares available for issuance to 1,650,000, subject to adjustment as provided in the Plan.
⯀
Elimination of Provisions Applicable to Performance-Based Compensation Previously Governed by Section 162(m) of the Internal Revenue Code. The Plan eliminates certain provisions that were included in the Prior Plan to satisfy the requirements for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended prior to its repeal by the Tax Cuts and Jobs Act of 2017. The Company remains committed to aligning compensation with performance, however the Plan provisions have been revised to align with current tax law.
⯀
Share Recycling Update. The Plan allows shareholder-approved shares subject to awards under the Prior Plan that expire, are forfeited, cancelled, or settled in cash to be added back to the shares available for issuance under the Plan. Shares recycled in this manner will not increase the share limit applicable to incentive stock options.
⯀
Change to Fungible Share Ratio. The Plan modifies the share counting methodology to reflect the Company’s current grant practices. Each stock option, stock appreciation right, and each full-value award will reduce the share reserve by one share per share subject to the award.
⯀
Adjustment to Share Withholding Procedures. The Plan provides that the Company has the unilateral ability, without participant advanced consent, to withhold shares to satisfy tax withholding obligations. This change reflects current Company practice and is intended to reduce administrative complexity.
Summary of the Plan
Purpose
The Plan is intended to develop and maintain a sense of ownership and personal involvement in the development and financial success of the Company and to encourage certain key employees and members of the Board to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company seeks to build and maintain a

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stable and experienced management team, strengthen the desire on their part to remain with the Company and attract able individuals to become employees or serve as directors. As with the Prior Plan, the ultimate goal of the Plan is to encourage those individuals who are and will be responsible for the Company’s future growth and continued success to have a greater personal financial investment in the Company through ownership of its common stock.
Administration
The Plan would be administered by the Committee or such other committee the Board designates to administer the Plan. However, the full Board would retain the authority to take any action that is the responsibility of the Committee or such other committee designated by the Board. Subject to the terms of the Plan and applicable law, the Committee would have the sole authority to administer the Plan, including, but not limited to, the authority to (i) select eligible participants; (ii) determine the terms and conditions of the awards granted under the Plan; (iii) construe and interpret the Plan and awards; and (iv) establish, amend and revoke rules and regulations for its administration. The Committee would not, however, have discretionary authority to accelerate vesting of an award in the event of a participant’s termination of employment, other than in connection with the participant’s death or disability.
Any interpretation of the Plan by the Committee, and any decision made by the Committee under the Plan, would be binding and conclusive on all participants. In no event would the Committee have the power to reprice stock options or stock appreciation rights with an exercise price that is less than the original exercise price or cancel such awards in exchange for a cash payment or other grant of equity-based awards, unless such action is approved by the Company’s shareholders.
Shares Available for Awards
Subject to adjustment for changes in capitalization, the maximum aggregate number of Shares that would be available to be delivered pursuant to awards granted under the Plan would be 1,650,000, all of which could be granted as “incentive stock options” or “ISOs” meeting the requirements of Section 422 of the Internal Revenue Code. The Board has approved a resolution to cancel any Shares remaining available for issuance under the Prior Plan that are not subject to outstanding Awards upon the Effective Date. However, as noted above, the Plan allows shares subject to awards under the Prior Plan that expire, are forfeited, cancelled, or settled in cash to be added back to the shares available for issuance under the Plan, and shares recycled in this manner will not increase the share limit applicable to ISOs. For purposes of this limit, each Share issued pursuant to a stock option and each Share with respect to which a stock-settled stock appreciation right is exercised (regardless of the number of Shares actually delivered), and each award of restricted stock or restricted stock units would be counted as one Share against the maximum limit. To the extent any awards are granted under the Prior Plan between June 30, 2025 and the Effective Date, the number of Shares available for issuance under the Plan will be reduced on a one-for-one basis.
The maximum value of awards granted, together with any cash compensation (including any cash retainer fees or meeting fees) paid, to any non-employee director during a single calendar year would not exceed $750,000 or, in the case of an independent chair of the Board, $975,000 (in each case, calculating the value of any such award based on the grant date fair market value of such award).
Minimum Vesting Requirement
All awards granted under the Plan would generally be subject to a one-year minimum vesting period, however, (i) up to 5% of all Shares available under the Plan could be subject to a minimum vesting period that is less than one year (including no vesting period); (ii) Shares issued to eligible persons pursuant to their election to receive Shares in lieu of cash compensation would not count against this limit; and (iii) awards granted to non-employee directors under the Plan in connection with an annual shareholders’ meeting would be deemed to satisfy such one-year minimum vesting requirement so long as such awards vest upon or immediately after the next annual shareholders’ meeting.
Changes in Capitalization
In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the Shares, the Committee would make equitable adjustments and other substitutions to the Plan (including maximum limits on Shares available and annual per-person limits) and awards under the Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other similar corporate transaction, the Committee, in its discretion, would be permitted to make such adjustments and other substitutions to the Plan (including maximum limits on Shares available and annual per-person limits) and awards under the Plan as it deemed appropriate or desirable.

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Eligibility
Any employees of the Company and its affiliates and subsidiaries and any non-employee directors of the Company would be eligible for selection by the Committee to receive awards and participate in the Plan. The Company currently expects that awards would be generally granted to approximately 280 employees and non-employee directors, of whom there are currently ten non-employee directors.
Types of Awards
The Plan would provide for the grant of the following types of awards: (i) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code or “non-qualified stock options” that do not meet the requirements of Section 422 of the Internal Revenue Code, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units and (v) other equity-based and equity-related awards.
Stock Options. The exercise price for each stock option at the time the stock option is granted would be equal to at least 100% of the fair market value of the common stock on the date of the grant. Fair market value for purposes of the Plan generally means the closing price on the Nasdaq Global Select Market for the applicable date. As of June 30, 2025, the closing price of the Company’s common stock was $510.27 per Share. The term of a stock option granted under the Plan could not be more than ten years. The purchase price of any stock option may be paid in cash or its equivalent or, in the Committee’s discretion, (i) by tendering previously acquired Shares valued at their fair market value; (ii) through a cashless exercise procedure; (iii) through a combination of the above; or (iv) by any other method accepted by the Committee in its discretion. Stock options shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. The Plan specifically prohibits the repricing of any stock option without shareholder approval.
Stock Appreciation Rights. An award of a stock appreciation right would entitle the participant to receive, upon exercise, the product of (x) the excess of the fair market value of a Share at the time of exercise over the exercise price of the applicable stock appreciation right and (y) the specified number of Shares in respect of which the stock appreciation right was exercised. The Committee would be permitted to determine whether such amount would be paid to the participant in Shares, cash or a combination thereof. The term of a stock appreciation right granted under the Plan must not be more than ten years. The exercise price for a stock appreciation right would not be less than the fair market value of our Shares on the grant date. Stock appreciation rights shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. The Plan specifically prohibits the repricing of any stock appreciation right without shareholder approval.
Restricted Stock. Shares of restricted stock would be subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including, but not limited to, the lapse of restrictions upon the participant’s achievement of one or more performance goals over a specified performance period, as determined by the Committee. Restricted stock would be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan.
Restricted Stock Units. An award of restricted stock units would be the right to receive Shares or cash at such time and under such conditions as determined by the Committee, which may include a time-based vesting period or require attainment of performance goals within a stated performance period.
Other Stock-Based Awards. The Plan would give the Committee the authority to grant other equity-based or equity-related awards, whether payable in cash, equity or otherwise.
Performance Measures
The grant, payment or vesting of restricted stock, restricted stock units or other awards under the Plan may be conditioned on the achievement of certain financial results of the Company for a specified performance period. Such financial results, as selected by the Committee, may include earnings per share, return measures, net earnings or net income, net sales or revenue growth, net operating profit, earnings before or after interest, taxes, depreciation and/or amortization, cash flow, share price, expense targets, cost reduction or savings, performance against operating budget goals, economic value added, margins, and/or such other goals as the Committee may establish in its sole discretion.

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Transferability
Awards under the Plan generally would not be transferable other than by will or by laws of descent or distribution, except that a participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any award or designate a beneficiary to receive payment of an award. The Committee would have authority, in its discretion, to amend award agreements and to allow the transfer of any existing award in the manner specified by the Committee. However, no award may be transferred for value without shareholder approval.
Amendments and Termination
The Board, without further approval of the shareholders, would be authorized, at any time, to amend or terminate the Plan or an outstanding award agreement in such respects as the Board deems advisable. However, no amendment may become effective without prior approval of the shareholders if the Committee determines such approval is required by (i) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934; (ii) the Code or any rules promulgated thereunder; (iii) the Nasdaq listing requirements or any principal securities exchange or market on which the Company’s shares are then traded; (iv) applicable U.S. state corporate laws or regulations; or (v) applicable U.S. federal laws or regulations. Under these provisions, shareholder approval would not be required for all possible amendments that might increase the cost of the Plan.
In addition, shareholders would be required to approve any Plan amendment to any stock option or stock appreciation right that would (i) decrease the exercise price thereof; (ii) cancel or surrender such award at a time when its exercise price exceeds the fair market value of the underlying Shares in exchange for another equity-based award under any of the Company’s plans or cash payment; or (iii) subject such award to any action that would be treated as a “repricing” of such award. However, an adjustment to the applicable exercise price of such awards pursuant to a change in capitalization (as described in the Plan) would not be considered a decrease in exercise price or “repricing” of such awards. No amendment would, without the participant’s consent, materially impair any of the participant’s rights under any award previously granted to him or her under the Plan.
Notwithstanding the foregoing, the Committee would be authorized to amend the Plan or any award agreement, whether to take effect retroactively or prospectively, as it deems necessary in order to comply with any present or future law or regulation, including with respect to applicable tax rules, stock exchange rules or accounting rules. By accepting an award under the Plan, participants would be deemed to agree to any such amendments, without further consideration or action.
Change of Control
The Plan would provide that in the event of a “Change of Control” (as defined in the plan and described below), unless otherwise provided for in the applicable award agreement or employment or other similar agreement, all awards that are outstanding and unvested as of immediately prior to such Change of Control would remain outstanding and unvested.
If, however, within the 24 months following the Change of Control, the participant’s employment with the Company and its affiliates is terminated without “Cause” by the Company or for “Good Reason” by the participant (each, as defined in the Plan and described below), then as of the date of such termination, all awards then held by such participant would be treated as follows:
⯀
all outstanding stock options and stock appreciation rights that are unexercisable or unvested would become fully exercisable and vested; and
⯀
all restricted stock, restricted stock units and other stock-based awards that are unvested or still subject to restrictions or forfeiture would automatically be deemed vested, and all restrictions and forfeiture provisions would lapse.
Furthermore, if, in connection with the Change of Control, no provision is made for assumption or continuation of a participant’s awards, or the substitution of such awards for new awards covering shares of a successor corporation, in a manner that preserved the material terms and conditions of the awards, then as of the date of such Change of Control, all awards then held by such participant would be treated as follows:
⯀
all outstanding stock options and stock appreciation rights that are subject to service-based (but not performance-based) vesting conditions and that are unexercisable or unvested would become fully exercisable and vested;
⯀
all restricted stock, restricted stock units and other stock-based awards units that are subject to service-based (but not performance-based) vesting conditions and that are unvested or still subject to restrictions or forfeiture would automatically be deemed vested, and all restrictions and forfeiture provisions would lapse; and

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⯀
all awards subject to performance-based vesting conditions would vest either (i) based on actual performance achieved prior to the Change of Control or (ii) at the target level, pro-rated based on the portion of the performance period elapsed as of the Change of Control.
Change of Control would generally be defined in the Plan to mean any of the following events:
⯀
an acquisition by any person of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to 20% or more, except in the event of (i) any acquisition by a person who, on the Effective Date, is a beneficial owner of 20% or more of the combined voting power of the Company, (ii) any acquisition directly from the Company, including a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or subsidiary; or (v) any Non-Qualifying Transaction (as defined below);
⯀
individuals who constitute the Board as of the Effective Date cease, for any reason, to constitute at least a majority of the Board, except that any individual becoming a director subsequent to the Effective Date whose election or nomination was approved by at least a majority of the directors then comprising the incumbent Board would be considered as though such individual were a member of the incumbent Board; however, this exception would exclude any such individual whose initial assumption of office is pursuant to an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
⯀
consummation of a reorganization, merger, consolidation or similar transaction to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company, unless, immediately following such transaction, (i) all or substantially all the persons who beneficially owned the securities eligible to vote for the election of the Board continue to own more than 50% of the combined voting power of the corporation or entity resulting from such transaction substantially in the same proportion, (ii) at least 50% of the members of the board of directors of the entity resulting from such transaction are incumbent directors and (iii) no person beneficially owns 20% or more of the outstanding voting securities of the entity resulting from such transaction (any transaction that satisfies all three of the criteria specified in the foregoing clauses (i), (ii) and (iii), a “Non-Qualifying Transaction”); or
⯀ the shareholders approve a plan of complete liquidation or dissolution of the Company.
Cause would generally be defined in the Plan to mean, unless otherwise provided for in the applicable award agreement or employment or other similar agreement, a participant’s (i) willful failure to perform duties as an employee or director of the Company after reasonable notice to such participant of the failure; (ii) misconduct that materially injures the Company or any subsidiary or affiliate; (iii) conviction of, or entering into a plea of guilty or nolo contendere to, a felony; or (iv) breach of a written covenant or agreement with the Company or any subsidiary or affiliate.
Good Reason would generally be defined in the Plan to mean, unless otherwise provided for in the applicable award agreement or employment or other similar agreement and subject to certain procedural protections for the Company (i.e., a cure period), (i) a material diminution in the participant’s position or duties as in effect immediately prior to the Change of Control; (ii) a material breach by the Company or any of its affiliates of any award agreement or employment or other similar agreement; (iii) a material reduction by the Company of the participant’s total compensation from the levels in effect immediately prior to the Change of Control; or (iv) the Company’s or an affiliate’s requiring the participant to be based at a location more than 50 miles from the location of such participant’s employment as in effect immediately prior to the Change of Control, except for reasonable travel requirements.
Clawback
To the extent a participant is subject to the Company’s Executive Compensation Clawback Policy applicable to executive officers (as described under the section named “Compensation Discussion and Analysis—Additional Compensation Policies”), amounts paid or payable pursuant to the Plan to such participant would be subject to such policy, as in effect from time to time.
Withholding
The Company would have the right to withhold from any Shares deliverable to a participant, or require that a participant make arrangements satisfactory to the Company for payment of, up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any award. The Company may, without the need for additional consent by a participant, satisfy the withholding requirement, in whole or in part, by withholding Shares otherwise issuable to a participant, having a fair market value, on the date income is recognized, up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state and local income taxes.

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Term of the Plan
The Plan will expire on September 3, 2035, which is the tenth anniversary of its Effective Date, or such earlier termination of the Plan by the Board or such time as no Shares are available for issuance under the Plan.
Federal Income Tax Consequences
The following summary describes the U.S. federal income tax treatment associated with awards granted under the Plan. The summary is based on the law as in effect on the date of the filing of this proxy statement. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.
Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option results in taxable income to the participant for regular federal income tax purposes. However, an amount equal to (i) the per share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the incentive stock option is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the participant does not dispose of the shares issued pursuant to the exercise of an incentive stock option until on or after the later of the two-year anniversary of the date of grant of the incentive stock option and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long-term capital gain or loss, and (b) the Company will not be permitted to take a deduction with respect to that incentive stock option for federal income tax purposes.
If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the participant will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the amount paid for the shares and (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction will be available to the Company equal to the amount of ordinary income recognized by the participant. A disqualifying disposition occurring in the same calendar year as the year of exercise will eliminate the alternative minimum tax effect of the incentive stock option exercise.
Special rules may apply where all or a portion of the exercise price of an incentive stock option is paid by tendering shares, or if the shares acquired upon exercise of an incentive stock option are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an incentive stock option and the disposition of shares acquired upon exercise of an incentive stock option assumes that the incentive stock option is exercised during employment or within three months following termination of employment. The exercise of an incentive stock option more than three months following termination of employment will result in the tax consequences described below for non-qualified stock options, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as incentive stock options will be treated for tax purposes as non-qualified stock options (not as incentive stock options) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.
Non-Qualified Stock Options. A non-qualified stock option (that is, a stock option that does not qualify as an incentive stock option) results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising a non-qualified stock option will, at that time, realize taxable ordinary compensation income equal to the product of (x) the per share fair market value on the exercise date minus the exercise price at the time of grant and (y) number of shares with respect to which the stock option is being exercised. If the non-qualified stock option was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will be available to the Company, subject in certain cases to the deduction limitations imposed by Section 162(m) of the Internal Revenue Code. The foregoing summary assumes that the shares acquired upon exercise of a non-qualified stock option are not subject to a substantial risk of forfeiture.
Stock Appreciation Rights. Generally, the recipient of a stand-alone stock appreciation right will not recognize taxable income at the time the stand-alone stock appreciation right is granted. The value received by an employee (in cash or shares) from the exercise or settlement of a stock appreciation right will be taxed as ordinary income to the employee in the year of exercise or settlement. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of stock appreciation rights. However, upon the exercise or settlement of a stock appreciation right, the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the exercise or settlement, subject in certain cases to the deduction limitations imposed by Section 162(m) of the Internal Revenue Code.
Restricted Stock. Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same

Notice & Proxy Statement	72

amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and accrued prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid, and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.
A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income, subject in certain cases to the deduction limitations imposed by Section 162(m) of the Internal Revenue Code. If the participant makes the election, any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deducible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.
Restricted Stock Units. The grant of an award of restricted stock units will create no tax consequences for the participant or the Company. Upon the vesting of the restricted stock units, the participant will receive ordinary income equal to the fair market value of the shares received, and the Company will be entitled to a corresponding deduction, subject in certain cases to the deduction limitations imposed by Section 162(m) of the Internal Revenue Code.
Section 409A. Section 409A of the Code imposes restrictions on non-qualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of an amount equal to 20% of the deferred amount and a possible interest charge. Stock options and stock appreciation rights granted on shares with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and stock appreciation rights that would be awarded under the Plan are intended to be eligible for this exception.
The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Code have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.
New Plan Benefits
A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Plan will be made at the Board’s or Committee’s discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the Plan are not determinable at this time. However, please refer to the section named “Executive Compensation—Summary Compensation Table,” which includes certain information regarding awards granted to our named executive officers during the fiscal year ended April 30, 2025. Equity grants to our non-employee directors during such fiscal year are described under “Director Compensation”.

Notice & Proxy Statement	73

Equity Compensation Plans Not Subject to Shareholder Action
Set forth below is the number of Shares available for issuance pursuant to outstanding equity awards under the Prior Plan as of April 30, 2025.
Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	499,243(1)	—	949,238(2)
Equity compensation plans not approved by security holders	—	—	—
Total	499,243(1)	—	949,238(2)

(1)	Represents unvested RSU and PSU grants made under the Prior Plan. No stock options have been granted under the Prior Plan, and as such, none were outstanding as of April 30, 2025.
(2)	This amount represents shares of Common Stock available for issuance under the Prior Plan.
Vote Required
Under the Nasdaq rules, approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
*THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
CASEY’S GENERAL STORES, INC. 2025 STOCK INCENTIVE PLAN*

Notice & Proxy Statement	74

PROPOSAL 5: SHAREHOLDER PROPOSAL
The Company has received notice of the intention of The Humane Society of the United States (now known as Humane World for Animals), to present the following proposal for voting at the Annual Meeting. The proponents’ addresses and numbers of shares held may be obtained upon request to our Corporate Secretary. In accordance with SEC rules, the following text of the proposal is presented exactly as it was submitted to the Company.
* * * * *
Resolved: Shareholders ask that Casey’s disclose an estimated timeline for establishing measurable Scope 3 greenhouse gas (GHG) reduction targets.
Supporting statement:
Casey’s 2021 Sustainability Report touted its “initiatives to lower our overall GHG emissions.” And its 2022 ESG Materiality Assessment, aimed at the ESG topics “most relevant to our long-term financial success” put emissions in the “Zone 1: Critical” category. Nevertheless, Casey’s has indicated it doesn’t expect to develop measurable Scope 1 and 2 reduction targets until around mid-2026.Meanwhile, its latest Sustainability Report shows that the company’s Scope 1 emissions fell only 0.19% from 2022 to 2023, while Scope 2 market-based emissions rose nearly 10%.
And the company has disclosed no estimated timeline whatsoever for developing Scope 3 targets— which is particularly concerning since Casey’s 2023 carbon assessment found that Scope 3 Categories 1 and 11 alone account for approximately 95% of its total GHG footprint.1
That means if Casey’s actually follows through in publishing Scope 1 and 2 reduction targets in 2026, they’ll come four years after identifying GHG emissions as a “critical” issue—and even then, cover less than 5% of its overall emissions.
Opposing a climate-related shareholder proposal on this topic in 2024, the Board defended that timeline by stating the importance that its emissions goals “be grounded in credibility and achievability.”
And while we certainly agree, we also note what Institutional Shareholder Services (ISS) said last year— that according to an “analysis of a select peer group of companies in Casey’s sector, the company appears to lag its peers which have more ambitious GHG emissions reduction goals.”
To be clear, this proposal doesn’t seek to dictate specific targets or timelines, but simply asks Casey’s to disclose a roadmap for establishing Scope 3 reduction targets. By doing so, Casey’s can transparently demonstrate that it’s at least preparing to address the overwhelming bulk of its emissions impact.
* * * * *
[1]	Purchased Goods & Services and Use of Sold Products

Notice & Proxy Statement	75

The Company’s Statement in Opposition
The Board unanimously recommends a vote AGAINST this proposal for the following reasons:
Since our founding in 1968, we have been guided by our purpose, “to make life better for communities and guests every day.” Our commitment to sustainability is rooted in our core values, central to our strategy and operations, and supported by our strong governance practices. As described below, we have already taken important actions to address climate-related risks and enhance the overall sustainability of our business. We believe that the proposal’s request to establish a formal timeline for measurable Scope 3 emissions reductions is an unnecessary use of funds, resources and talent, and is not in the best interests of the Company or its shareholders, particularly considering the actions the Company is already taking to address climate change and sustainability and to report its progress in its public disclosures. Below we summarize the reasons we recommend a vote against the proposal:
⯀ We are acting responsibly in pursuing Scope 1 and 2 emissions reduction targets.
⯀ Our Board and management are actively involved in overseeing our sustainability efforts.
⯀ Committing to Scope 3 reduction targets would not benefit shareholders and may put us at a competitive disadvantage.
⯀ We believe that the proposal is unnecessary given the sustainability efforts we are already undertaking.
We are acting responsibly in pursuing Scope 1 and 2 emissions reduction targets.
We are investing time, effort, and resources to, among other things, evaluate and measure the GHG emissions of our business over time and to transparently report updates to this data in our sustainability reports. Our sustainability reporting efforts aim for - and have delivered - consistent, incremental improvement, and our approach to quantifying our environmental impact reflects the nature and complexity of our business and allows us to prioritize emission reduction activities that we control. In 2022, we began comprehensive data collection of our energy usage and began tracking certain associated GHG emissions. In 2023, we disclosed Scope 1 and 2 emissions data in our report. In our 2024 and 2025 reports, we disclosed not only Scope 1 and 2 emissions data, but also certain Scope 3 emissions data, which are the goals of the proposal.
Now that these critical foundational efforts related to data collection and reporting are maturing, the evaluation of Scope 1 and 2 reduction targets is underway with the assistance of our third-party sustainability consultant. We are taking a thoughtful and deliberate approach, as it important to us, and we believe to our stakeholders, that any Scope 1 and 2 reduction targets we eventually set be grounded in credibility and achievability and consistent with our business objectives.
We have been transparent on our Scope 1 and 2 reduction target efforts, including the anticipated timeline, and we remain on track with our previously communicated timeline. Similarly, we have been transparent on our hesitancy and the practical challenges with Scope 3 reduction targets given our business.
Our Board and management are actively involved in overseeing our sustainability efforts.
Our Board is committed to effective oversight of our climate-related risks and ensuring progress across our sustainability initiatives. Our Nominating and Corporate Governance (NCG) Committee has formal responsibility for leading the Board’s oversight on sustainability matters and overseeing our strategy and policies thereon. Together, our Board and management help ensure we are implementing a responsible strategy that serves the best interests of the Company and its stakeholders.
The following highlight just a few foundational steps in our sustainability process:
⯀
We have a management-led cross-functional “Sustainability Committee” that meets on a quarterly basis with our CEO and senior management team to discuss, strategize and prioritize sustainability efforts and disclosures.
⯀
We have Board-level oversight responsibilities for its sustainability efforts and reporting, as set forth in the NCG Committee charter. Sustainability is a standing item on the Committee’s regular quarterly calendar.
⯀
We will publish our fifth annual sustainability report in late July 2025 (prepared in accordance with the standards published by the Sustainability Accounting Standards Board, which also identified the United Nations Sustainable Development Goals that we believe best align with our business activities and key priority areas).

Notice & Proxy Statement	76

In addition, over the past several years, our Investor Relations team and other members of management have engaged with several of our largest shareholders, and a number of others, specifically to discuss sustainability-related topics, including the process of, and progress on, our sustainability journey, opportunities, and the associated timeline. These discussions have helped directly shape the approach and timeline of our sustainability efforts, including our GHG-related disclosures and ongoing efforts to analyze Scope 1 and 2 GHG-related reduction targets.
Casey’s has continued its GHG emissions reduction and other sustainability efforts in the 2025 fiscal year, delivering consistent, incremental improvement in areas including the following:
⯀
Reduced our total combined Scope 1 and 2 emissions (both market and location based) while adding over 200 stores to our footprint
⯀
Offered fuel blended with ethanol at nearly 100% of our stores, and increased the number of stores offering biodiesel (approximately 85% of all fuel we sell is blended with ethanol or biodiesel; in fact, in our 2025 fiscal year we sold over one hundred million more gallons of renewable-blended fuel than the prior year)
⯀
Increased the number of electric vehicle charging stations at our stores by over 35% (with a 16% increase in overall charging sessions by our guests)
⯀
Continued to participate in community solar gardens in select areas, which account for 25%-100% of the energy used at those stores
⯀ Recycled nearly 500,000 gallons of wastewater and 200,000 pounds of solid materials (including grease, etc.)
Committing to Scope 3 reduction targets would not benefit shareholders and may put us at a competitive disadvantage.
We are committed to maintaining strong and resilient business operations and responsibly furthering our sustainability efforts, all while providing our guests with products they want. To that end, the vast majority of our Scope 3 emissions result from the purchase and use of those products by our guests, and not activities directly controlled by us. They are driven directly by the demand for our products, particularly fuel, which in turn is driven by the interplay of consumer behavior, economics, technology and policy. The proposal would have us adopt measurable Scope 3 GHG emissions reduction targets, which would necessarily require shrinking our business or altering our product mix in a manner misaligned with demand and the current market for our products.
Establishing Scope 3 reduction targets without the fundamental data required to evaluate and understand the impact on our guests, and in turn our business, would be irresponsible, and we are not willing to set them if we do not know how and when they can be achieved when certain aspects of the achievement of those goals are not within our control. Making commitments that impact our operations without being able to measure the impact on product mix, quality, availability, and cost would be in direct conflict with our fiduciary responsibility to our shareholders, as well as the value we offer our guests.
Instead, our approach allows for flexibility and growth, incentivizes greater sustainability for operations within our control, and is aligned with the interests of shareholders in higher returns and lower environmental impact.
For these reasons, we do not believe that committing to reduce our Scope 3 GHG emissions is in our shareholders’ best interests.
We believe that the proposal is unnecessary given the sustainability efforts we are already undertaking.
We oppose this proposal – which mandates the creation of a timeline to establish measurable Scope 3 reductions – not from a lack of concern by our Board or the Company for this topic, but rather to honor our commitment to ensuring we can make consistent, credible progress in our sustainability efforts consistent with our business objectives. Accordingly, our Board believes that the proposed report is not the most efficient or helpful method for setting practical GHG reduction goals, and that adopting the specifics of the proposal is an unnecessary use of the Company’s resources and inconsistent with the best interests of the Company and its shareholders. The Company’s commitment to sustainability is supported by its consistent efforts to integrate it into its business operations and strategy, and the Company continues to find ways to further drive sustainability throughout the value chain.
For these reasons, we recommend a vote against this proposal.
*THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5*

Notice & Proxy Statement	77

ANNUAL REPORTS
The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2025, are available at http://materials.proxyvote.com/147528. The Annual Report, including consolidated financial statements, does not form a part of the material for the solicitation of proxies.
The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2025, including the consolidated financial statements and schedules thereto, filed with the SEC. If a shareholder requests copies of any exhibits to the Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to Scott Faber, Corporate Secretary, Casey’s General Stores, Inc., One SE Convenience Blvd., Ankeny, Iowa 50021.
SHAREHOLDERS SHARING AN ADDRESS
Shareholders sharing an address with another shareholder may receive only one Notice of Internet Availability of Proxy Materials, or single copies of this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2025, as applicable, at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials, or separate copies of this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2025, as applicable, now or in the future may write or call Broadridge to request a separate copy from: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, NY 11717; (866) 540-7095.
Broadridge will promptly, upon written or oral request, deliver a Notice of Internet Availability of Proxy Materials, or a separate copy of this Proxy Statement and our Annual Report to Shareholders for the year ended April 30, 2025, as applicable, to any shareholder at a shared address to which only a single copy was delivered. Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s Notice of Internet Availability of Proxy Materials, or multiple copies of this Proxy Statement and our Annual Report to Shareholders for the year ended April 30, 2025, as applicable, may write or call the above address and phone number to request delivery of a single copy in the future.
SUBMISSION OF SHAREHOLDER PROPOSALS
Any proposal which a shareholder intends to submit for inclusion in the Company’s proxy statement and proxy card for the 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company by March 25, 2026 (unless the date of the 2026 annual meeting is changed by more than 30 days from the first anniversary of the 2025 annual meeting, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2026 annual meeting).
Any shareholder intending to include a director nominee in the Company’s proxy materials for the 2026 annual meeting pursuant to Article III, Section 4 of the Bylaws (i.e., proxy access) should carefully review the requirements for using proxy access, as described in such Section. The Company must receive a shareholder’s nomination, with all required information, between the close of business on February 23, 2026, and the close of business on March 25, 2026. If the date of the 2026 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2025 annual meeting, such nomination and required documentation must be delivered not less than 120 days nor more than 150 days or not later than the 10th day following the day on which public announcement of the date of the annual meeting is first made.
In addition, a shareholder may propose business to be conducted at an annual meeting, other than a proposal included in the Company’s proxy statement, or may submit nominations for directors under the Company’s advance notice requirements as set forth in Articles II and III of the Bylaws, respectively. Under the Bylaws, a shareholder must deliver written notice to the Corporate Secretary not earlier than May 6, 2026, and not later than June 5, 2026. For other business to be brought before the meeting, such notice must contain certain information as set forth in Article II of the Bylaws. For director nominations, such notice must contain certain information as set forth in Article III of the Bylaws. If the date of the 2026 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2025 annual meeting, written notice must be received not less than 90 days nor more than 120 days prior to the date of the 2026 annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of the annual meeting is first made.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Company nominees must deliver written notice not earlier than May 6, 2026, and not later than June 5, 2026 that sets forth the information required by Rule 14a-19(b) under the Exchange Act and comply with the advance notice requirements as set forth in the Company’s Bylaws as described above.

Notice & Proxy Statement	78

PROXY SOLICITATION
The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling, mailing and otherwise making available this Proxy Statement and any other material used in the Company’s solicitation of proxies. We have retained MacKenzie Partners to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $16,500, plus associated costs and expenses. Certain directors, executive officers and other employees, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means. Shareholders may also be solicited by means of press releases issued by the Company and posted on its website.
The Company will request banks, brokers and other custodians, Nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.
OTHER MATTERS
So far as the Board and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.
By Order of the Board of Directors,

Scott Faber
Vice President, Deputy General Counsel and
Corporate Secretary
July 23, 2025
*YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY OR
OTHERWISE VOTE BY TELEPHONE OR THE INTERNET, AS DESCRIBED ABOVE*

Forward-Looking Statements

This Proxy Statement contains statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including those related to expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, and performance of our business and at our stores. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any results expressed or implied by these forward-looking statements, including but not limited to the execution of our new three-year strategic plan, the integration and financial performance of acquired stores, wholesale fuel, inventory and ingredient costs, distribution challenges and disruptions, the impact and duration of the conflict in Ukraine or other geopolitical disruptions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in the Proxy Statement represent our current views as of the date of the Proxy Statement with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the Proxy Statement whether as a result of new information, future events, or otherwise.

Notice & Proxy Statement	79

APPENDIX A

Reconciliation of Non-GAAP Financial Measures
We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use the calculation as a measure of financial performance and debt service capabilities, and it is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and compensation targets.
We define ROIC as operating profit after taxes (net income, plus net interest expenses, income taxes, tax effected) divided by average invested capital. We believe ROIC is useful to investors as a measure of financial performance and prudent capital allocation and is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and compensation targets.
Neither EBITDA nor ROIC are recognized terms under GAAP and should not be considered as a substitute for net income, net cash generated from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, EBITDA and ROIC, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of this non-GAAP financial measure with those used by other companies.
Net Income to EBITDA
(in thousands)

	Fiscal Year Ended
	April 30, 2025	April 30, 2024	April 30, 2023	April 30, 2022	April 30, 2021
Net income	$546,520	501,972	446,691	339,790	312,900
Interest, net	$83,951	53,441	51,815	56,972	46,679
Depreciation and amortization	$403,647	349,797	313,131	303,541	265,195
Federal and state income taxes	$165,929	154,188	140,827	100,938	94,470
EBITDA	$1,200,047	1,059,398	952,464	801,241	719,244

Calculation of ROIC
(in thousands, other than %s)

	Fiscal Year Ended
	April 30, 2025	April 30, 2024	April 30, 2023	April 30, 2022	April 30, 2021
Net income	$546,520	501,972	446,691	339,790	312,900
Federal and state income taxes	$165,929	154,188	140,827	100,938	94,470
Interest, net	$83,951	53,441	51,815	56,972	46,679
EBIT	$796,400	709,601	639,333	497,700	454,049
Tax effect*	$(185,481)	(166,746)	(153,247)	(113,986)	(105,295)
Operating profit after depreciation and taxes (a)	$610,919	542,855	486,086	383,714	348,754

Lines of credit	$—	—	—	—	—
Current maturities of long-term debt	$94,925	53,181	52,861	24,466	2,354
Long-term debt, net of current maturities	$2,413,620	1,582,758	1,620,513	1,663,403	1,361,395
Total shareholders' equity	$3,508,670	3,015,381	2,660,666	2,240,838	1,932,679
Total invested capital	$6,017,215	4,651,320	4,334,040	3,928,707	3,296,428
Average invested capital (b)	$5,334,268	4,492,680	4,131,374	3,612,568	3,172,208

Return on invested capital (ROIC) (a) / (b)	11.5%	12.1%	11.8%	10.6%	11.0%

*	EBIT is tax effected using the effective tax rate for the reported period. Effective tax rate is federal and state income taxes divided by income before income taxes.

Notice & Proxy Statement	A-1

APPENDIX B

Casey’s General Stores, Inc.
2025 Stock Incentive Plan
Article 1. Establishment, Purpose, and Duration.
1.1 Establishment. Casey’s General Stores, Inc., an Iowa corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the Casey’s General Stores, Inc. 2025 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval at the 2025 Annual General Meeting on September 3, 2025 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. This Plan is intended to replace the Casey’s General Stores, Inc. 2018 Stock Incentive Plan (the “2018 Plan”). As of the Effective Date of this Plan, the 2018 Plan shall be automatically terminated and replaced and superseded by this Plan, and no new Awards shall be granted under the 2018 Plan thereafter, except that any Awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and applicable Award Agreements, including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Awards, and shall remain in effect pursuant to their terms.
1.2 Purpose of This Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3 Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
Article 2. Definitions.
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “2018 Plan” has the meaning set forth in Section 1.1.
2.2 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.
2.3 “Annual Award Limit” has the meaning set forth in Section 10.3.
2.4 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, in each case, subject to the terms of this Plan.
2.5 “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet, or other non-paper Award Agreements, and the use of electronic, internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

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2.8 “Cause” means, unless otherwise specified in the applicable Award Agreement or Individual Agreement, with respect to any Participant:
(a) Willful failure to substantially perform his or her duties as an Employee or Director (for reasons other than physical or mental illness) after reasonable notice to the Participant of that failure;
(b) Misconduct that materially injures the Company or any Subsidiary or Affiliate;
(c) Conviction of, or entering into a plea of guilty or nolo contendere to, a felony; or
(d) Breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.
2.9 “Change of Control” means any of the following events:
(a) The acquisition by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). Notwithstanding the immediately preceding sentence, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities; (ii) any acquisition directly from the Company, including without limitation, a public offering of securities; (iii) any acquisition by the Company; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary; and (v) any Non-Qualifying Transaction;
(b) Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is pursuant to an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c) Consummation of a reorganization, merger, or consolidation or similar transaction to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation, which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, and (iii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination (any transaction that satisfies all of the criteria specified in the foregoing clauses (i), (ii) and (iii), a “Non-Qualifying Transaction”); or
(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.11 “Committee” means the Compensation and Human Capital Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.12 “Company” means Casey’s General Stores, Inc., an Iowa corporation, and any successor thereto as provided in Article 18 herein.

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2.13 “Director” means any individual who is a member of the Board of Directors of the Company.
2.14 “Effective Date” has the meaning set forth in Section 1.1.
2.15 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company; or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.17 “Exercise Price” means (i) in the case of an Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of a Stock Appreciation Right, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.
2.18 “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.
2.19 “Fair Market Value” or “FMV” means:
(a) A price of a Share that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the Nasdaq Global Select Market on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the Grant Date or on the most recent date preceding the Grant Date on which Shares were publicly traded.
(b) If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a Share on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.
(c) In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the price of a Share as determined by the Committee in such manner as it deems appropriate.
2.20 “Full Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
2.21 “Good Reason” means, unless otherwise specified in the applicable Award Agreement or Individual Agreement, with respect to any Participant following a Change of Control:
(a) A material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control;
(b) Any material breach by the Company or any of its Affiliates of any Award Agreement or Individual Agreement with the Participant;
(c) A material reduction by the Company of the Participant’s total compensation (including salary and annual long-term incentive compensation) from the levels in effect as of immediately prior to the Change of Control; or

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(d) The Company’s or any Affiliate’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of the Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities.
Notwithstanding the foregoing, the events described in clauses (a), (b), (c) and (d) of this Section 2.22 shall constitute “Good Reason” only if (1) such event occurs without the Participant’s consent, (2) the Participant provides written notice to the Company or an Affiliate within ninety (90) days of the purported Good Reason event, which notice shall describe in detail the basis and underlying facts supporting the Participant’s belief that a Good Reason event has occurred, and (3) the Company or such Affiliate fails to cure the Good Reason event (if capable of being cured) within thirty (30) days after its receipt of the Participant’s written notice. If the Company does not cure the Good Reason event within the thirty (30)-day cure period, the Participant will have ninety (90) days from the end of such cure period to resign. If the Participant does not resign within such ninety (90)-day period, the Participant forfeits the right to resign for Good Reason as a result of such event.
2.22 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.
2.23 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.
2.24 “Individual Agreement” means a written employment, retention, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
2.25 “Nonemployee Director” means a Director who is not an Employee.
2.26 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.28 “Other Stock-Based Award” means, individually or collectively, any Award other than an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including without limitation any Award of Shares that is not subject to any vesting or other restrictions and any Award of Shares in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).
2.29 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.30 “Performance Measures” mean measures as described in Article 9 on which the performance goals are based and which may be used by the Committee to determine the vesting or payment of Awards pursuant to this Plan.
2.31 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.32 “Performance-Based Compensation” means any Award that vests in whole or in part based on the attainment of performance goals established by the Committee.
2.33 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 7.
2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.35 “Plan” means the Casey’s General Stores, Inc. 2025 Stock Incentive Plan.
2.36 “Plan Share Limit” has the meaning set forth in Section 4.1(a).
2.37 “Plan Year” means the Company’s fiscal year which begins May 1 and ends April 30.
2.38 “Prior Plan” means the 2018 Plan.
2.39 “Restricted Stock” means an Award granted to a Participant pursuant to Article 7.

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2.40 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 7, except no Shares are actually awarded to the Participant on the Grant Date.
2.41 “Share” means a share of common stock of the Company, no par value per share.
2.42 “Share Payment” has the meaning set forth in Section 17.2.
2.43 “Stock Appreciation Right” or “SAR” means a stock appreciation right Award that is granted under Section 6.1 and that, subject to Section 19.10, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the Stock Appreciation Right, subject to the terms of the applicable Award Agreement.
2.44 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.45 “Tax Laws” has the meaning set forth in Section 19.18.
Article 3. Administration.
3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:
(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including (subject to Section 3.3) the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;
(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(c) To approve forms of Award Agreements for use under the Plan;
(d) To determine the vesting schedule of Awards subject to Section 4.5;
(e) To establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement and other provisions of the Awards;
(f) To determine Fair Market Value in accordance with Section 2.20 of the Plan;
(g) Subject to Article 16, to amend the Plan or any Award Agreement as provided in the Plan;
(h) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;
(i) To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;
(j) Subject to Article 12, to determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant, provided that Dividend Equivalents will be paid only if and to the extent an Award is both earned and vested;
(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

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(l) Subject to Section 16.1(b), to authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards;
(m) To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy; and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(n) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination thereof, the amount of which is determined by reference to the value of Shares.
3.3 Limited Authority to Accelerate Vesting. Notwithstanding Section 3.2, the Committee shall not have the authority to accelerate vesting of an Award in the event of a Participant’s termination of employment, other than in connection with the Participant’s death or disability. For avoidance of doubt, any vesting in connection with a Change in Control shall occur only as expressly provided in the Plan and shall not be within the Committee’s authority.
Article 4. Shares Subject to This Plan; Maximum Awards; Minimum Vesting Schedule.
4.1 Number of Shares Authorized and Available for Awards. The number of Shares authorized and available for Awards under the Plan shall be determined in accordance with the following provisions:
(a) Subject to adjustment as provided in Section 4.4 of the Plan, the maximum aggregate number of Shares available for issuance under the Plan, including with respect to ISOs, shall be 1,650,000 (such amount, the “Plan Share Limit”). In connection with approving this Plan, and contingent upon receipt of shareholder approval of this Plan, the Board of Directors has approved a resolution to cancel any Shares remaining available for issuance under the Prior Plan that are not subject to outstanding Awards as of the Effective Date.
(b) If any Shares subject to an award under the Prior Plan are terminated by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares (in each case, in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such expiration, forfeiture, cancellation or cash settlement, be added to the shares available for Awards under the Plan; provided that such Shares shall be added to the Plan pursuant to the same counting methodology as described in Section 4.1(c); provided, further, that Shares that become available for issuance under the Plan pursuant to the preceding clause shall not increase the numbers of Shares that may be granted under the Plan in connection with ISOs.
(c) Solely for the purpose of applying the limitation set forth in Section 4.1(b):
(i) each Option and Stock Appreciation Right granted under this Plan shall reduce the number of Shares available for grant by one Share for every one Share in respect of which such Option or Stock Appreciation Right is granted; and
(ii) each Full Value Award granted under this Plan shall reduce the number of Shares available for grant by one Share for every one Share in respect of which such Full Value Award is granted.
4.2 Share Usage. Except as set forth in this Section 4.2, Shares covered by an Award shall be counted as used only to the extent they are actually issued. Any Shares related to Awards under this Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares shall be available again for grant under this Plan; provided that such Shares shall be added back to the Plan pursuant to the same counting methodology as described in Section 4.1(c). Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares were: (i) Shares that were subject to an Option and were not issued upon the net settlement or net exercise of such Option; (ii) Shares delivered to or withheld by the Company to pay the applicable Exercise Price or the withholding taxes related to any Award; or (iii) Shares repurchased on the open market with the proceeds of an Option exercise. Upon exercise of a stock-settled Stock Appreciation Right, each such stock-settled Stock Appreciation Right exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided in Section 4.1(a), regardless of the number of Shares actually delivered upon settlement of such stock-settled Stock Appreciation Right. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

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4.3 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:
(a) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (A) the Plan Share Limit and (B) the Annual Award Limits, and (ii) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.
(b) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may, in such manner as it may deem appropriate or desirable in its sole and plenary discretion, (i) equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit and (2) the Annual Award Limit, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price, if applicable, with respect to any Award and (3) any applicable Performance Measure or Performance Period; (ii) make provision for a cash payment to the holder of an outstanding Award (but, solely with respect to unvested Awards in the case of a Change of Control, only if provision is not made in connection with such Change of Control for (A) assumption of such Awards or (B) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code), with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment to the holder of such Option or Stock Appreciation Right in consideration for the cancelation of such Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Exercise Price of such Option or Stock Appreciation Right; and (iii) cancel and terminate any Option or Stock Appreciation Right having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor.
(c) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.
(d) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
(e) Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.
4.4 Minimum Vesting Requirement. All Awards shall be subject to a minimum vesting period of one (1) year, which minimum vesting period shall be deemed satisfied with respect to an Award granted to a Nonemployee Director in connection with an annual shareholders’ meeting if such Award vests upon or after the immediately following annual shareholders’ meeting. Notwithstanding the immediately preceding sentence, up to five percent (5%) of the Shares available under the Plan may be granted pursuant to Awards with a vesting period of less than one (1) year, including the grant of Awards or Shares free of any vesting requirements. Shares issued to Participants pursuant to their election to receive Shares in lieu of cash compensation shall not count against this limit.
Article 5. Eligibility and Participation.
5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

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Article 6. Stock Options and Stock Appreciation Rights.
6.1 Grant of Options and Stock Appreciation Rights. Subject to the terms and provisions of this Plan, Options and Stock Appreciation Rights may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.
6.2 Award Agreement. Each Option and Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall specify (a) the Exercise Price, (b) subject to Section 6.4, the maximum term of the Option or Stock Appreciation Right, (c) the number of Shares to which the Option or Stock Appreciation Right pertains, (d) subject to Section 4.5, the conditions upon which an Option or Stock Appreciation Right shall become vested and exercisable, and (e) such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. All Options granted under the Plan shall be NQSOs unless the applicable Award Agreement expressly states that the Option is intended to be an ISO.
6.3 Exercise Price of Options and Stock Appreciation Rights. The Exercise Price for each grant of an Option or a or Stock Appreciation Right under this Plan shall be determined by the Committee in its sole discretion at the time of grant and shall be specified in the Award Agreement; provided, however, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of Grant Date of such Option or Stock Appreciation Right.
6.4 Term of Options and Stock Appreciation Rights. Each Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option or Stock Appreciation shall be exercisable, in each case, later than the tenth (10th) anniversary of its Grant Date.
6.5 Exercise of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, subject to Sections 3.3 and 15.1(b), which terms and restrictions need not be the same for each grant or for each Participant.
6.6 Payment of Options. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any exercised Option shall be payable to the Company in cash or its equivalent or, to the extent permitted by the Committee, in accordance with one of the following methods:
(a) By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price;
(b) By a cashless (broker-assisted) exercise;
(c) By any combination of the foregoing methods; or
(d) Any other method approved or accepted by the Committee in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars or Shares, as applicable.
6.7 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Options or Stock Appreciation Rights granted thereunder following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options and Stock Appreciation Rights issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination; provided, however, no Option or Stock Appreciation Right shall be exercisable, in each case, later than the tenth (10th) anniversary of its Grant Date.
6.8 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as amended from time to time, and any successor provision.

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Article 7. Restricted Stock and Restricted Stock Units.
7.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.
7.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify (a) subject to Section 4.5, the Period(s) of Restriction, (b) the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and (c) such other provisions as the Committee shall determine.
7.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine. Subject to Section 4.4, in the event that Restricted Stock Units are settled in cash or a combination of cash and Shares, the cash value paid to a Participant in respect of such Restricted Stock Units shall be based on the Fair Market Value of the applicable Shares as of the date of such settlement.
7.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Casey’s General Stores, Inc. 2025 Stock Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Casey’s General Stores, Inc.
7.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
7.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Subject to Section 3.3, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 8. Transferability of Awards and Shares.
8.1 Transferability of Awards. Except as provided in Section 8.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 8.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
8.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 8.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.
8.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

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Article 9. Performance Measures.
9.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Participant that is intended to qualify as Performance-Based Compensation may be based on the following Performance Measures:
(a) Earnings per share;
(b) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(c) Net earnings or net income (before or after taxes);
(d) Net sales or revenue growth;
(e) Net operating profit;
(f) Earnings before or after taxes, interest, depreciation, and/or amortization;
(g) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(h) Share price (including, but not limited to, growth measures and total shareholder return);
(i) Expense targets;
(j) Cost reduction or savings;
(k) Performance against operating budget goals;
(l) Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(m) Margins; and
(n) Any other performance measure determined by the Committee in its sole discretion.
Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of similar companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (h) above as compared to various stock market indices.
9.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) Extraordinary Items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.
Article 10. Nonemployee Director Awards.
10.1 Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.
10.2 Awards in Lieu of Fees; Deferral of Award Payment. The Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.
10.3 Annual Award Limitation. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted and any cash compensation (including but not limited to cash retainer fees and meeting fees) paid during a single calendar year to any Nonemployee Director in respect of the Nonemployee Director’s service as a member of the Board (including service as a member or chair of

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any committee thereof) may not exceed $750,000 in total or, in the case of the independent chair of the Board, $975,000 in total (in each case, calculating the value of any such Award based on the Grant Date fair value of such Award, as determined in accordance with Topic 718 of the FASB Accounting Standards Codification or any successor provision) (the “Annual Award Limit”).
Article 11. Other Stock-Based Awards.
Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine.
Article 12. Dividend Equivalents.
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the Grant Date and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on Shares that are subject to an Option or Stock Appreciation Right Award. With respect to Full Value Awards which vest based on the achievement of performance goals or the passage of time, any related dividend equivalents shall be accumulated and paid only if, and to the extent, the Award becomes earned or vested.
Article 13. Beneficiary Designation.
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.
Article 14. Rights of Participants.
14.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law; or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
14.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
14.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 15. Change of Control.
15.1 Change of Control. Subject to the provisions of Section 4.4, unless otherwise provided in the applicable Award Agreement or Individual Agreement, in the event of a Change in Control, all Awards that are outstanding and unvested as of immediately prior to a Change of Control (after giving effect to any action by the Committee pursuant to Section 4.4) shall remain outstanding and unvested immediately thereafter; provided, however, that, if within 24 months following a Change of Control, a Participant’s employment or services, as applicable, with the Company and its Affiliates is terminated without Cause or the Participant resigns for Good Reason, all Awards then held by such Participant shall be treated as follows:
(a) All outstanding Options and Stock Appreciation Rights that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination; and
(b) All Full Value Awards that are unvested or still subject to restrictions on forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

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15.2 Substitution or Assumption. Notwithstanding Section 15.1 and unless otherwise provided in the applicable Award Agreement or Individual Agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices and Performance Measures, in each case, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change of Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change of Control, difficulty of achieving Performance Measures (if applicable) and transferability of the shares underlying such Awards), all Awards then-held by Participants shall be treated as follows:
(a) All outstanding Options and Stock Appreciation Rights that are subject to service-based (but not performance-based) vesting conditions that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control;
(b) All Full Value Awards that are subject to service-based (but not performance-based) vesting conditions that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested, and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control; and
(c) All Awards subject to performance-based vesting conditions shall vest either (i) based on actual performance achieved as of immediately prior to the Change of Control or (ii) at the target level, solely in the case of clause (ii), pro-rated based on the portion of the performance period elapsed as of the Change of Control.
15.3 Section 409A and Change of Control. Notwithstanding Section 15.2 and unless otherwise provided in the applicable Award Agreement or Individual Agreement, if any amount payable pursuant to an Award constitutes deferred compensation that is subject to Section 409A of the Code, in the event of a Change of Control, to the extent provided in Section 15.2, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change of Control; provided that in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code or to the extent that payment upon such Change of Control would otherwise violate Section 409A of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.
Article 16. Amendment and Termination.
16.1 Amendment and Termination of the Plan and Award Agreements.
(a) Subject to subparagraphs (b) and (c) of this Section 16.1 and Section 16.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.
(b) In no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled or surrendered at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another equity-based Award, award under any other equity-compensation plan or any cash payment, or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless, in the case of each of the foregoing clauses (i), (ii) and (iii), such amendment, cancellation, surrender, or action is specifically approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the applicable Exercise Price that is made in accordance with Section 4.4 shall not be considered a reduction in Exercise Price or “repricing” of such Option or Stock Appreciation Right.
(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, the Code and the regulations thereunder and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 9.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended

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to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 16.2 without further consideration or action.
16.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Section 16.2, 16.4, or 19.13, no termination or amendment of this Plan or an Award Agreement shall be made that would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent; provided that such an amendment may be made to comply with applicable law, tax rules, stock exchange rules or accounting rules, as described in Section 16.4.
16.4 Amendment to Conform to Law or Other Regulation. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, including with respect to applicable tax rules, stock exchange rules or accounting rules. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.4 to any Award granted under the Plan without further consideration or action.
Article 17. Withholding.
17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state, and local taxes, domestic or foreign, arising as a result of this Plan, or to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.
17.2 Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on Full Value Awards, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), the Company may, without the need for additional consent by a Participant, satisfy the withholding requirement, in whole or in part, by withholding from a Share Payment the number of Shares having a Fair Market Value on the date the withholding that the Company determines is up to the maximum amount that the Company or any of its Affiliates is permitted by applicable law to withhold in respect of federal, state, and local taxes, domestic or foreign, arising as a result of this Plan.
Article 18. Successors.
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 19. General Provisions.
19.1 Forfeiture Events; Clawbacks.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.
(b) To the extent a Participant is subject to the Company’s clawback policy applicable to executive officers, Awards granted pursuant to the Plan shall be subject to such policy, as in effect from time to time. In addition, if any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the

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Company shall effect any such recovery: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; or (iv) by any combination of the foregoing.
19.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
19.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
19.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
19.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
19.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
19.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
19.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
19.12 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

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19.13 Deferred Compensation.
(a) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(b) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Committee in its sole discretion or as set forth in any applicable Award Agreement or Individual Agreement, such amount shall be paid without interest.
(d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code, and by accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 19.13 without further consideration or action. In any case, unless otherwise determined by the Committee in its sole discretion, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
19.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
19.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
19.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Iowa, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Iowa to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
19.17 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements); and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.
19.18 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

Notice & Proxy Statement	B-15

19.19 Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 19.19, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
19.20 Indemnification. Subject to requirements of Iowa law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Notice & Proxy Statement	B-16

CASEY'S GENERAL STORES, INC.
ATTN: SCOTT FABER
ONE SE CONVENIENCE BLVD.
ANKENY, IA 50021-8045

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 2, 2025 for shares held directly and by 11:59 p.m. Eastern Time on August 28, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CASY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 2, 2025 for shares held directly and by 11:59 p.m. Eastern Time on August 28, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76339-P34954

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASEY'S GENERAL STORES, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:

	For	Against	Abstain
1a. Sri Donthi	☐	☐	☐
1b. Donald E. Frieson	☐	☐	☐
1c. Cara K. Heiden	☐	☐	☐
1d. David K. Lenhardt	☐	☐	☐
1e. Maria Castañón Moats	☐	☐	☐
1f. Darren M. Rebelez	☐	☐	☐
1g. Larree M. Renda	☐	☐	☐
1h. Judy A. Schmeling	☐	☐	☐
1i. Michael Spanos	☐	☐	☐
1j. Gregory A. Trojan	☐	☐	☐
1k. Allison M. Wing	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2026.	☐	☐	☐
3. Advisory vote on our named executive officer compensation.	☐	☐	☐
4. To approve the Casey's General Stores, Inc. 2025 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	For	Against	Abstain
5. Shareholder proposal regarding Scope 3 greenhouse gas reduction targets.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V76340-P34954

CASEY'S GENERAL STORES, INC.
Annual Meeting of Shareholders
September 3, 2025 8:30 AM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Darren M. Rebelez and Judy A. Schmeling or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CASEY'S GENERAL STORES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held via live webcast at 8:30 AM, Central Time on September 3, 2025, at www.virtualshareholdermeeting.com/CASY2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side